EXHIBIT 4.e.1

                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N660FE)

                         Dated as of September 1, 1995

                  Amended and Restated as of October 26, 1995

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                              Lessee

                         CHRYSLER CAPITAL CORPORATION,
                                     Owner Participant

                       THE ENTITIES LISTED ON SCHEDULE I
                   TO THE ORIGINAL PARTICIPATION AGREEMENT,
                                Original Loan Participants

                                   NBD BANK,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                                Owner Trustee,
                                                          Owner Trustee

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                              Indenture Trustee,
                                                        Indenture Trustee

                                      and

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                             Pass Through Trustee,
                                                       Pass Through Trustee

                        ______________________________

              LEVERAGED LEASE OF ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 759, REGISTRATION NO. N660FE


                               TABLE OF CONTENTS

                                                                          Page

Initial Recitals...........................................................  1


                                   ARTICLE 1


   DEFINITIONS.............................................................  3


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  6
   Section 2.03.  Owner Participant Payment................................  6


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

   Section 3.01.  Extent of Interest of Original Loan Participants.........  7


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent.....................................  7
   Section 4.02.  Opinion of Special Aviation Counsel...................... 16


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 16



                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 17
   Section 6.02.  Offering by Lessee....................................... 23
   Section 6.03.  Certain Covenants of Lessee.............................. 23
   Section 6.04.  Survival of Representations and Warranties............... 30


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                    Estate................................................. 31
   Section 7.02.  Citizenship.............................................. 31
   Section 7.03.  Representations, Warranties and Covenants of the Owner
                    Participant............................................ 32
   Section 7.04.  Representations, Covenants and Warranties of NBD and
                    the Owner Trustee...................................... 37
   Section 7.05.  Representations, Warranties and Covenants of the Indenture
                    Trustee................................................ 40
   Section 7.06.  Indenture Trustee's Notice of Default.................... 41
   Section 7.07.  Releases from Indenture.................................. 41
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 42
   Section 7.09.  Original Loan Participants' and Pass Through Trustee's
                    Representations and Warranties......................... 42
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 43
   Section 7.11.  Lessee's Assumption of the Certificates.................. 43
   Section 7.12.  Indebtedness of Owner Trustee............................ 45
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 45


                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 46
   Section 8.02.  After-Tax Basis.......................................... 52
   Section 8.03.  Time of Payment.......................................... 53
   Section 8.04.  Contests................................................. 53
   Section 8.05.  Refunds.................................................. 55
   Section 8.06.  Lessee's Reports......................................... 56
   Section 8.07.  Survival of Obligations.................................. 56
   Section 8.08.  Payment of Taxes......................................... 56
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 57


                                   ARTICLE 9

                               GENERAL INDEMNITY
   Section 9.01.  Generally................................................ 57
   Section 9.02.  After-Tax Basis.......................................... 61
   Section 9.03.  Subrogation.............................................. 62
   Section 9.04.  Notice and Payment....................................... 62
   Section 9.05.  Refunds.................................................. 62
   Section 9.06.  Defense of Claims........................................ 62
   Section 9.07.  Survival of Obligations.................................. 63
   Section 9.08.  Effect of Other Indemnities.............................. 63
   Section 9.09.  Interest................................................. 64


                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 64


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 66


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 67
   Section 12.02.  Interest of Holders of Certificates..................... 68



                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 68
   Section 13.02.  Further Assurances...................................... 68
   Section 13.03.  No Retroactive Application.............................. 68


                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 69


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 70
   Section 15.02.  Reoptimization.......................................... 73


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 74
   Section 17.02.  [Intentionally Left Blank.]............................. 75
   Section 17.03.  Counterparts............................................ 75
   Section 17.04.  No Oral Modifications................................... 75
   Section 17.05.  Captions................................................ 75
   Section 17.06.  Successors and Assigns.................................. 75
   Section 17.07.  Concerning the Owner Trustee, the Pass Through Trustee
                     and the Indenture Trustee............................. 76
   Section 17.08.  Severability............................................ 76
   Section 17.09.  Public Release of Information........................... 76
   Section 17.10.  Certain Limitations on Reorganization................... 76
   Section 17.11.  GOVERNING LAW........................................... 77
   Section 17.12.  Section 1110 Compliance................................. 77


                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 78


SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
EXHIBIT A(1) (a)       Opinion of Lessee's Counsel
EXHIBIT A(1) (b)       Opinion of Lessee's Special Counsel
EXHIBIT A(2) (a)       Opinion of Owner Participant's Special Counsel
EXHIBIT A(2) (b)       Opinion of Owner Participant's Counsel
EXHIBIT A(3) (a)       Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(3) (b)       Opinion of Indenture Trustee's Counsel
EXHIBIT A(4)           Opinion of Special Aviation Counsel
EXHIBIT A(5)           Opinion of Owner Trustee's Counsel
EXHIBIT A(6) (a)       Opinion of Pass Through Trustee's Special Counsel
EXHIBIT A(6) (b)       Opinion of Pass Through Trustee's Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement





                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N660FE)


         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), CHRYSLER CAPITAL CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), the entities listed on Schedule I to the Original Participation Agreement as Loan Participants (individually, together with its successors and permitted assigns, the "Original Loan Participant" and, collectively, the "Original Loan Participants"), NBD BANK, a Michigan banking corporation, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee") .


                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, shall have the meanings assigned thereto as provided in
Article 1 below), providing for the sale and lease of the Aircraft that was delivered on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into the Original Trust Agreement relating to the Aircraft with NBD in its individual capacity, pursuant to which NBD agreed, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture, for the benefit of the Original Loan Participants, pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loans made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such lease of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

         WHEREAS, Article 15 of the Original Participation Agreement permits a Refinancing of the Original Loan Certificates subject to the satisfaction of the conditions specified in Section 15.01 thereof, and
Section 3.04 of the Original Lease contemplates the adjustment of the percentages for Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value in the event of such a Refinancing, and the Lessee has requested that the Owner Trustee effect such a Refinancing and adjustment;

         WHEREAS, in order to facilitate such Refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to three series of Pass Through Certificates that will be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, the proceeds of which purchase in turn will be applied to the Refinancing in full of the outstanding principal amount of the Original Loan Certificates;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, subject to the terms and conditions hereinafter provided, to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement; and


         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend the Original Tax Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts and the Refinancing in full of the Original Loan Certificates.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                 ARTICLE 2

           ISSUANCE OF PASS THROUGH CERTIFICATES;  REFUNDING THE
                        ORIGINAL LOAN CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.


         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date the following events shall occur in the order set forth below:

         (i) the Owner Participant shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent in the amount of all accrued and unpaid interest on the Original Loan Certificates to but excluding the Refunding Date, which transfer shall constitute the payment of all such accrued and unpaid interest;

         (ii) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent as Supplemental Rent in the amount of any Breakage Costs required to be paid pursuant to the Original Indenture which transfer shall constitute the payment of all such Breakage Costs;

         (iii) for each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in paragraph (iv) below, an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in
   Section 2.04 of the Indenture;

         (iv) the aggregate amount payable by the Pass Through Trustee pursuant to paragraph (iii) above shall be payable by wire transfer or intra-bank transfer in favor of the Agent on behalf of the Owner Trustee in the amount of the outstanding principal amount of the Original Loan Certificates;

         (v) the Agent shall apply the amounts received by it under paragraphs (i), (ii) and (iv) of this subsection (b) to prepay the Original Loan Certificates in full in accordance with Sections 2.06 and
   2.10 of the Original Indenture; and

         (vi) the Owner Trustee shall cause the Certificates to be delivered to the applicable Pass Through Trustee in accordance with
   Section 2.02 hereof.

         On the Refunding Date concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Participation
Agreement and, subject to the terms hereof, to take the actions specified herein. The Original Loan Participants by their execution and delivery hereof, request and direct the Indenture Trustee to execute and deliver this Agreement and concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b) and subject to the terms and conditions hereof to take the actions contemplated herein. The parties hereto, including, without limitation, the Original Loan Participants, confirm that, as provided in Section 2.06 of the Original Indenture, upon payment in full of the principal amount, Breakage Costs, if any, and interest on the Original Loan Certificates and all other sums then payable to the Original Loan Participants under the Original Agreements to the extent specified in subsection (c) below, the Original Loan Participants shall have no further interest in, or other right or obligation with respect to, the Trust Indenture Estate, the Original Agreements or the Operative Agreements (it being understood that the foregoing shall not limit or detract from any claim that any Original Loan Participant may have under
Article 8 or 9 or Section 10.01(a) (ii) hereof or of the Original Participation Agreement) and, accordingly, have no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Trust Indenture Estate, provided that the rights and obligations of the Original Loan Participants shall, until the payment in full of such amounts to the Agent on behalf of the Original Loan
Participants on the Refunding Date, be governed by the Original
Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement. The Lessee hereby consents to the foregoing.

         (c)   Not less than three (3)   Business Days prior to the Refunding
Date, the Agent on behalf of the Original Loan Participants shall give notice in writing to the parties hereto of the principal amount, Breakage Costs, if any, and interest on and all other amounts due on the Refunding Date under the Original Loan Certificates and all other sums payable on the Refunding Date to the Original Loan Participants under the Original Agreements, such notice to be deemed final and binding on the Original Loan Participants as to the respective amounts of principal, Breakage Costs, if any, and interest when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

         (d)   On the Refunding Date, subject to (i)  the giving of at least
ten (10)   Business Days' prior written notice to the Indenture Trustee and the Original Loan Participants, (ii) the receipt by the Original Loan Participants of the funds referred to in Section 2.01(b) (v) above and (iii) compliance with the provisions of Section 15 of the Original Participation Agreement and Section 2.10(c) of the Original Indenture (including the Refinancing in full of the Original Loan Certificates), the Original Loan Participants shall deliver the Original Loan Certificates to the Indenture Trustee for cancellation and delivery to the Owner Trustee.


         (e) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the Refinancing of the Original Loan Certificates (together, the
"Closings") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         (f) All payments pursuant to this Section 2.01 shall be made in immediately available funds.

         (g) In the event that the Refunding Date and the actions contemplated to occur on such date pursuant to subsection (d) of this
Section 2.01 do not occur on or before November 30, 1995, then the rights and obligations of the parties to the Original Participation Agreement, including, without limitation, the Original Loan Participants, shall be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and this Agreement shall be of no further force and effect, except that the Lessee shall be obligated hereby to pay all fees and expenses of the Original Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and their respective counsel relating to the transactions contemplated hereby. Each of the parties hereto agrees to execute and deliver to the other parties such documents and instruments as may be necessary to give effect to the foregoing provisions of this subsection (g) .

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date, the Owner Trustee shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in
Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Refunding Date and shall bear interest from the Refunding Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

         Section 2.03. Owner Participant Payment. The Owner Participant agrees with the Lessee and only with the Lessee on behalf of the Owner Trustee to make available to the Owner Trustee funds sufficient to pay to the Indenture Trustee on the Owner Participant Payment Date an amount equal to the amounts of principal (if any) and interest scheduled to be paid on the Certificates on such date (the "Owner Participant Amount"), and the Owner Trustee shall upon receipt thereof make such funds available to the Indenture Trustee to pay amounts due and owing under the Certificates on the Owner Participant Payment Date, provided that the Owner Participant shall not be obligated to make such funds available if an Event of Default under the Lease shall have occurred and be continuing on the date on which such funds are to be made available. If the Owner Participant does not make such funds available when otherwise required to do so, the Lessee shall be obligated to make an advance pursuant to Section 3.05 of the Lease in an amount sufficient to pay in full the amounts of principal and interest due on the Certificates on such date. Such obligations shall not, nor shall they be construed to, make the Owner Participant directly liable on the Certificates or in any way convert the Certificates to recourse loans against the Owner Participant.


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

         Section 3.01. Extent of Interest of Original Loan Participants. Delivery of the Original Loan Certificates by the Original Loan Participants to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Original Loan Participants of all amounts then due and payable to the Original Loan Participants in respect of principal of, Breakage Costs, if any, and interest on the Original Loan Certificates under the Original Agreements (it being understood that the foregoing shall not limit or detract from any claim any Original Loan Participant may have under Article 8 or 9 or
Section 10.01(a) (ii)  hereof or of the Original Participation Agreement) .


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. The obligations of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Refunding Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party) :

         (a) Certificates. On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section 2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Refunding Date, no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Refunding Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Refunding Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions thereunder shall have been satisfied or waived.

         (d) Refunding Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall, to the extent that the forms thereof are not attached hereto, each be satisfactory in form and substance to the Lessee, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, as the case may be, of such documents shall have been delivered to the Lessee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole chattel-paper original of the Lease shall be delivered to the Indenture Trustee) :


         (i)    the Lease;

         (ii)   the Indenture;

         (iii)  the Trust Agreement; and

         (iv) in the case of the Owner Participant only, Amendment No. 1 to the Original Tax Indemnity Agreement.

         (e) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee and the Pass Through Trustee (to the extent of their interests thereunder) or the Owner Participant, as the case may be, to establish that the insurance required by Article 13 of the Lease is in effect.

         (f)   Financing Statements.  (i)   Uniform Commercial Code ("UCC")
   financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Original Loan Participants, and such financing statements shall have been duly filed in the State of Michigan; (ii) a form UCC-3 financing statement to amend and restate each financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the Refinancing of the Original Loan Certificates such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Michigan, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture;
   (iii) a UCC notice filing describing the Original Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee; and (iv) a form UCC-3 financing statement to amend and restate the UCC notice filing referred to in the immediately preceding clause (iii) shall have been executed and delivered by the Owner Trustee, as lessor, and by the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and such notice filing shall concurrently with the Refinancing of the Original Loan Certificates have been duly filed in the State of Tennessee, and all other actions shall have been taken which, in the opinion of the Owner Participant, Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Lessee, the Original Loan Participants, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

             (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, and a copy of the resolutions of the board of directors of the Lessee, certified as such as of the Refunding Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Original Agreements to which it is a party, this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the certificate of incorporation and by-laws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Refunding Date, and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Delivery Date by such Secretary or Assistant Secretary, duly authorizing the execution, delivery and performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

             (iii) a copy of the articles of incorporation and by-laws and other instruments of NBD, certified by the Secretary or an Assistant Secretary of NBD as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by NBD or the Owner Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Indenture Trustee) or the Indenture Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Indenture Trustee and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Pass Through Trustee) or the Pass Through Trustee, as the case may be, of this Agreement, the Pass Through Agreement, the Series Supplements and each other document to be executed or authenticated by or on behalf of the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Title, Airworthiness and Registration. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Holders created by the Indenture and the Indenture and Security Supplement covering the Aircraft;

             (ii) the Aircraft has been duly certified by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) the Lease, the Indenture and the Trust Agreement concurrently with the Refinancing of the Original Loan
         Certificates have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Act; and

             (iv)  the Aircraft is registered in the name of the Owner
Trustee.

         (i) Officer's Certificate of Lessee. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Refunding Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date) ;

             (ii) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of August 31, 1995 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (j) Officer's Certificate of Owner Participant. On the Refunding Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Refunding Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date) ;

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes, due to any action or inaction on the part of the Owner Participant, an Indenture Default or an Indenture Event of Default.

         (k) Other Officer's Certificates. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of NBD and the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee), Chase in its capacity as the entity acting as Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Owner Trustee) and Chase in its capacity as the entity acting as Pass Through Trustee (in the case of the Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee) signed by a duly authorized officer of NBD and Chase, respectively, dated the Refunding Date, stating with respect to NBD and the Owner Trustee, Chase (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) and the Indenture Trustee or Chase (other than in its capacity as a Loan Participant, Agent or Indenture Trustee) and the Pass Through Trustee, as the case may be, that:


             (i) the representations and warranties of the Owner Trustee in its individual capacity and as Owner Trustee, of the Indenture Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) and as Indenture Trustee, and of the Pass Through Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Indenture Trustee) and as Pass Through Trustee, contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date) ;

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of the Owner Trustee in its individual capacity or as trustee, and of the Indenture Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) or as trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or NBD and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (l) Legal Opinions. The Owner Participant, the Original Loan Participants, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Original Loan Participants, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Refunding Date:

                (i) George W. Hearn, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee in the form of Exhibit A(1) (a) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Underwriters and the Original Loan Participants;

               (ii) Morgan, Lewis & Bockius, special counsel for the Owner Participant, in the form of Exhibit A(2) (a) hereto and Ted Verrill, Esq., Group Counsel of the Owner Participant, in the form of Exhibit A(2) (b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

              (iii) Dewey Ballantine, special counsel for the Indenture Trustee, in the form of Exhibit A(3) (a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Indenture Trustee, in the form of Exhibit A(3) (b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

               (iv) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

                (v) [intentionally left blank];

               (vi) [intentionally left blank];

              (vii) Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the
         Underwriters and the Original Loan Participants;

             (viii) Davis Polk & Wardwell, special counsel to the Lessee, in the form of Exhibit A(1) (b) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants; and

              (ix) Dewey Ballantine, special counsel for the Pass Through Trustee, in the form of Exhibit A(6) (a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Pass Through Trustee, in the form of Exhibit A(6) (b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

         (m) No Indenture Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (n) No Defaults. No Default or Event of Default under the Lease and no Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Cancellation. Following the Refinancing of the Original Loan Certificates, the Original Loan Certificates shall have been duly delivered by the Original Loan Participants to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         Section 4.02. Opinion of Special Aviation Counsel. Promptly upon the filing and, where appropriate, recording of the documents specified in 4.01(h) (iii) hereof, pursuant to the Act, the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to (i) the due recording of such documents and the documents identified in Section 4.01(i) of the Original Participation Agreement and (ii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby is subject to the conditions that, prior to or on the Refunding Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g) (ii) -(v), (h) (ii) -(iv), (j), (k) and (l)(ii),
(iii), (iv), (vii), (viii) and (ix) of Section 4.01 hereof and the Underwriters and the Owner Participant shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof.



                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Refunding Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents") ;

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a) (15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law) ;

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(l) (iv) and 4.02 hereof and except for the filings referred to in
   Section 4.01(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Refunding Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee and its subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition) ;

         (j) except for (A) the filing and, where appropriate, recordation pursuant to the Act of the Indenture, the Trust Agreement and the Lease,
   (B)  the filing of the financing statements referred to in Section
   4.01(f) hereof and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee received good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Original Lease, the rights of the Indenture Trustee under the Original Indenture and the beneficial interest of the Owner Participant created by the Original Trust Agreement and the interest of the Original Loan Participants created by the Original Indenture and the Indenture and Security Supplement covering the Aircraft;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995, and of the audited consolidated balance sheet of the Lessee for the fiscal year ended May 31, 1995 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1995, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Reports, Quarterly Reports and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading and there has been no material adverse change in the consolidated financial condition of the Lessee since August 31, 1995;

         (m)  with respect to ERISA, except as otherwise disclosed:

             (i) none of the Pension Plans (as defined at the end of this Section 6.01(m) ) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation or any successor agency or instrumentality thereto (the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under
         Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming (A) the truth of the representations contained in Sections 7.03(a) (viii) and 7.09 hereof, (B) the applicability of an individual or a class prohibited transaction exemption ("PTE") to the transactions contemplated hereby, and (C) the compliance with all of the conditions of a PTE, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by
         Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a) (3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term
   "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Section 4.01(f) hereof, no governmental approval of any kind is required of the Owner
   Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Refunding Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Refunding Date under Article 13 of the Lease have been paid by the Lessee;

         (q) on the Refunding Date, all sales or use taxes relating to the sale of the Aircraft by AVSA to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) the Aircraft has been duly certified by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Act; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Refunding Date, the Lessee shall not be in default in the performance of any term or condition of the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft is fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) neither the Lessee nor any of its Affiliates is engaged principally in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds from the sale of the Certificates and/or sale of the Aircraft by the Lessee to the Owner Trustee will be used to purchase or carry any such margin stock, or to refinance any borrowing, the proceeds of which were used to purchase or carry any such margin stock;

         (y) there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative
   Agreements other than those of the Underwriters and First Chicago Leasing Corporation; and

         (z) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date) .

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 53 other institutional investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended) .

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is a party. Without limiting the generality of this Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b)   The Lessee shall maintain the certificates referred to in
   Section 7.01 of the Lease and shall cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Transportation Code; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if at any time after December 31, 2002 the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in any country in which a permitted foreign sublessee could be located pursuant to Section 7.02(a) (i) of the Lease with which the United States then maintains normal diplomatic relations, the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, none of them shall unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent) .

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy
         Code shall not be required), (y) (i) if such change in registration is made other than in connection with a sublease permitted under
         Section 7.02(a) (i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under
         Section 7.02(a) (i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a) (i) of the Lease and (z) would not impose requirements which materially increase the administrative or other burdens or obligations of the Owner Participant under the Operative Agreements unless indemnified by the Lessee;

             (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

             (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

             (H) that such change will not result in the imposition of, or increase in the amount of, any Tax (which, for this purpose, includes the loss of any tax benefits assumed by the Owner Participant to be available to it based upon the assumptions set forth in Section 2 of the Original Tax Indemnity Agreement) for which the Lessee has not agreed to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

             (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

             (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses; and

             (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b) (i) (D) (x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect) ;

             (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft; and

             (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Refunding Date, the Lease, the Trust Agreement and the Indenture. The following documents shall be filed and, where appropriate, recorded on the Refunding Date with the Aeronautics Authority in the following order of priority: first, the Trust Agreement, second, the Indenture and third, the Lease with the Indenture attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1996, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee: (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take) ; and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States,
   (iii) is a U.S. Air Carrier holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Owner Participant and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to all of its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E)  promptly upon (and in any event within five (5)   Business
         Days after) any Responsible Officer of the Lessee obtaining actual knowledge of any condition or event which constitutes a Default or any officer of the Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

             (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review of, the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and
6.02 hereof and in any other Operative Agreement shall survive the Closings hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement was acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, the Agent, First Chicago Leasing Corporation or the Underwriters whether or not purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02.  Citizenship.  (a)   Generally.  Each of the Owner
Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Refunding Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) it shall cease to be, or determines that it is likely to cease to be, a
Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 15 Business Days following such determination
or, if earlier, within 15 days following actual loss of citizenship)   (x)
effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto any actual damages (but not consequential damages) suffered by any such other party to the extent the same shall result from the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Refunding Date; and (B) to the Lessee, the Indenture Trustee and the Pass Through Trustee for any damages actually incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c) ; provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass
Through Certificates. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c) .

         Section 7.03.  Representations, Warranties and Covenants of the
Owner Participant.  (a)   Representations, Warranties and Covenants.  In
addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants that:

         (i) it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii) the execution, delivery and performance by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m) (viii), 6.02 and 7.09 hereof, neither the execution, delivery or performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or by-laws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv) the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Refunding Date will be duly executed and delivered by the Owner Participant and constitute or on the Refunding Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (v) to the best of its knowledge, it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Original Agreements or the Operative Agreements to which it is or is to be a party, and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by this Agreement, the Original Agreements or the Operative Agreements;

         (vii) neither the execution and delivery by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement or the Trust Agreement nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix) it has a consolidated tangible net worth of not less than $75,000,000; and

         (x) the representations and warranties of the Owner Participant set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date) .

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it (or an Affiliate thereof) on the Refunding Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant (or an Affiliate thereof) and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. At any time after all obligations of the Owner Participant under Section 2.01(d) hereof have been satisfied in full, the Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party incurred after the date of transfer and the Owner Participant shall remain secondarily liable for all such obligations assumed by its successor as Owner Participant; provided, that the Owner Participant need not so agree to remain and shall not be so secondarily liable if (a) such transferee is
(i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a direct or indirect subsidiary of any Person described in clause (i) where such Person provides
(A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the Owner Participant and expressly agrees to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in Section 7701(a) (30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then (A) each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holder (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.06 hereof, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof.
The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee in one of its principal lines of business.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04.  Representations, Covenants and Warranties of NBD
and the Owner Trustee.  (a)   In addition to and without limiting its other
representations and warranties provided for in this Article 7, NBD represents and warrants, in its individual capacity with respect to items
(i), (ii), (iii) (A), (iv), (v), (vi), (vii) and (viii) below and as the Owner Trustee with respect to items (iii) (B) and (v) that:

            (i) it is a banking corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Department and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be a party;

         (ii) the execution, delivery and performance by NBD, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by NBD, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor NBD's performance of or compliance with any of the terms and provisions hereof or thereof will violate any Federal or state or local law or regulation governing NBD's banking or trust powers;

         (iii) (A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by NBD in its individual capacity, constitute the legal, valid and binding obligation of NBD in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law) ;

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee or any judgement or order applicable to or binding on it;

         (iv) the performance by NBD in its individual capacity of any of its obligations under this Agreement, the Original Agreements and the Operative Agreements does not contravene any lease, regulation or contractual restriction binding on NBD in its individual capacity;

         (v) there are no pending or, to its knowledge, threatened actions or proceedings against NBD before any court or administrative agency which would materially and adversely affect the ability of NBD, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party;

         (vi) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vii) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Original Agreements and the Operative Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder, requires on the part of NBD in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state or local governmental authority or agency governing its banking or trust powers;

         (viii) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by AVSA, on the Refunding Date the Aircraft shall be free of Lessor's Liens attributable to NBD in its individual capacity and NBD in its individual capacity is a Citizen of the United States; and

         (ix) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date) .

         (b) Lessor's Liens. NBD, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. NBD, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. NBD, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of NBD to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 7.04(b) hereof.

         (d) Securities Act. None of NBD, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person. NBD further represents and warrants, in its individual capacity and as the Owner Trustee, that neither it nor anyone acting on its behalf shall own the Certificates.

         Section 7.05.  Representations, Warranties and Covenants of the
Indenture Trustee.  (a)   The Indenture Trustee in its individual capacity
(other than as a Loan Participant, the Pass Through Trustee or the Agent) represents as follows:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the Original Agreements to which it is a party and to authenticate the Certificates to be delivered on the Refunding Date;

         (ii) the Indenture and this Agreement, and the authentication of the Certificates to be delivered on the Refunding Date have been duly authorized by all necessary action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal, state or local law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture, this Agreement and the Original Agreements and the other Operative Agreements to which it is a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (iv) neither the execution and delivery by it of this Agreement and the Original Agreements and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or local governmental authority or agency governing its banking and trust powers;

         (v) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date) ; and

         (vi) the Indenture Trustee holds the original counterparts of the Original Lease and the Lease Supplement.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

         Section 7.08. Covenant of Quiet Enjoyment. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) nor any Person lawfully claiming through such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) .

         Section 7.09.  Original Loan Participants' and Pass Through
Trustee's Representations and Warranties.  (a)   Each Original Loan
Participant represents and warrants that the representations and warranties made by it in Sections 7.01(a) and 7.06 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date) .

         (b) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

         (i) it is a validly existing national banking association duly organized under the laws of the United States of America, holding a valid certificate to do business as a national banking association with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii) the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or New York law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii) each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law) .

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass Through Trustee (in its individual or trust capacity) and the Indenture Trustee (in its individual or trust capacity) provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11.  Lessee's Assumption of the Certificates.  (a)
Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a) (A), (D), (E) or (F) of the Lease, and so long as no Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section
4.02(a) (A), (D), (E) or (F) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption and take all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)   In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, etc. Each of the Owner Participant, NBD and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any provision of the Trust Agreement in a manner that would adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required in connection with any such termination or revocation and in addition, the Owner Participant will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.


                                   ARTICLE 8

                                     TAXES

         Section 8.01.  Lessee's Obligation to Pay Taxes.  (a)   Generally.
The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, Rent or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to:

         (i)  the acquisition, financing, use or operation of the Aircraft;

         (ii) payments under the Original Agreements and the Operative
   Agreements;

         (iii) the property, or the income or other proceeds received with respect to the property after an Event of Default under the Lease, by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to or by reason of the transactions described in or contemplated by the Original Agreements and the Operative Agreements;

         (v) the payment of the principal or interest or other amounts payable with respect to the Original Loan Certificates or the Certificates;

         (vi) the Original Loan Certificates, the Certificates or the Pass Through Certificates or the issuance, acquisition, or refinancing thereof or the beneficial interests in the Lessor's Estate or the creation thereof under the Trust Agreement; or

         (vii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) with respect to an Indemnitee other than an Original Loan Participant, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, net receipts, value-added taxes (in the nature of an income tax and not in the nature of a sales, use or similar tax), capital, franchise, net worth (whether denominated income, excise, capital stock, or doing
   business taxes)   (other than, in each case, rental, sales, use,
   transfer, value-added (in the nature of a sales, use or similar tax and not in the nature of an income tax), consumption, ad valorem, stamp,
   property, or similar taxes)   ("Income Taxes"), provided that any such
   gross income and gross receipts taxes and any such foreign taxes shall not be excluded if such Taxes would not have been imposed absent the location of the Aircraft, Airframe, any Engine or Part in, the presence, operations or activities of the Lessee and/or its Affiliates or any other user of the Aircraft, Airframe, any Engine or Part in, the making of payments from, or any other Lessee (and/or Lessee Affiliate) or other user contact with, such jurisdiction, and provided further that income taxes on the Trust Estate shall not be excluded under this paragraph
   (b) (i) if the Owner Participant would not have been subject to such taxes in the absence of the participation of Owner Trustee in the transaction;

         (ii) with respect to an Original Loan Participant, Income Taxes (other than in the case of a Non-U.S. Person, U.S. federal withholding taxes on amounts payable with respect to such Holder's Loan Certificate) except to the extent such Income Tax is imposed (including by way of increase) by any jurisdiction in which the Indemnitee is subject to tax
   (A) as a result of the operation, registration, location, presence, basing or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction (it being understood that (I) the incremental Income Taxes described in this clause (A) shall not include any U.S. Federal income taxes and (II) that to the extent such incremental Income Taxes give rise to any incremental current Tax benefit in another tax jurisdiction, that such incremental benefit shall offset and decrease the incremental Income Taxes determined under this clause (A) ) or (B) solely as a result of the place of incorporation, principal office, corporate domicile or the activities of the Lessor, Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee or any sublessee in such jurisdiction (it being understood that to the extent that any Income Taxes described under this clause (B) give rise to any incremental current Tax benefit in another tax jurisdiction or another tax period, that such incremental Tax benefit shall offset and decrease the Income Taxes determined under this clause (B) ) ; provided, however, that the provisions of this paragraph (b) (ii) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02 of this Agreement;

         (iii) taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Certificates in the case of the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to Section 7.11 of this Agreement), and (B) the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, provided that this exclusion (iii) shall not apply in respect of any payment made after the dates set forth in clauses (A) and (B) above or with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer;

         (iv) as to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Owner Trustee under the Indenture;

         (v) taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee);

         (vi) taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate except, in each case, Taxes following or as a result of the exercise of remedies or in connection with the exercise by the Lessee of one of its options to purchase other than at Fair Market Value (it being understood that any disposition of the Aircraft or the Airframe, any Engine or Part as a result of the substitution, replacement or modification thereof by the Lessee or by reason of any action taken by the Lessee or any other user of the Aircraft, Airframe or any Engine pursuant to Sections 7, 8, or 9 of the Lease shall not be treated as a voluntary or involuntary transfer or disposition, and that in the event that the Lessee exercises any of its purchase options at Fair Market Value, the Lessee will, to the extent practicable, cooperate to ensure delivery of the Aircraft in a jurisdiction where there are no sales, transfer or similar Taxes to be imposed);

         (vii) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii) Taxes imposed on a successor, assign or other transferee of the Owner Participant that is not a U.S. Person or of any other original Indemnitee (including, without limitation, a transferee which
   is a new lending office of an original Indemnitee)   (other than the
   Owner Trustee) which on the Refunding Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed (in the case of an Original Loan Participant, immediately after giving effect to such succession, assignment or other transfer) and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate applicable to it); provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, assignment or other transfer (1) while an Event of Default under the Lease or the Indenture has occurred and is continuing; (2) required by any provision of the Operative Agreements (other than pursuant to Section 7.02 hereof) or (3) in the case of the Owner Participant or any of its Affiliates, to any Tax other than an Income Tax;

         (ix) As to any Original Loan Certificate Holder or Certificate Holder, any U.S. federal withholding taxes imposed on the payment or receipt of any amounts payable with respect to the Original Loan Certificates of an Original Loan Certificate Holder or a Certificate of
   a Certificate Holder, as the case may be, which is a Non-U.S. Person, unless, in the case of an Original Loan Certificate Holder, such Indemnitee (I) either (A) delivers to the Indenture Trustee and the Lessor two Treasury Department Forms 4224 with respect to any and all payments under the Loan Certificates, (B) delivers to the Indenture Trustee and the Lessor a Treasury Department Form 1001 entitling such Holder to a complete exemption from such U.S. withholding tax on interest, or (C) delivers to Indenture Trustee and the Lessor a Treasury Department Form W-8, in each case, evidencing such Indemnitee's partial or complete exemption from United States withholding taxes, and (II) executes and delivers to the Indenture Trustee and the Lessor additional Treasury Department Forms 4224, 1001, or W-8 (or any successor forms), as applicable in such manner and at such times as may be necessary to evidence such exemption (unless and to the extent that, in the case of any Loan Participant, such Indemnitee is not legally entitled to do so as a result of a change in law or regulation enacted, adopted or
   promulgated after the acquisition by it of its Loan Certificates)   (in
   the event that the Lessee assumes the debt, an Original Loan Participant shall be deemed to have become such when it first acquired its Original Loan Certificate); provided, however, that the provisions of this paragraph (b) (viii) shall not apply to any withholding taxes for which the Lessee would be required to indemnify an Original Loan Certificate Holder so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax
   Basis;

         (x) any Taxes which have been included in the Purchase Price and which have been paid to the applicable taxing authorities;

         (xi) any Taxes which would not have been imposed but for a Lessor's Lien with respect to the Owner Participant or an Indenture Trustee's
   Lien with respect to the Indenture Trustee;

         (xii) any Taxes arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section
   4975(c) (1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA
   Plan") with respect to which ERISA Plan the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16) (B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through
   Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to Taxes resulting from any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16) (B) of ERISA; and
   (xiii) Taxes imposed by any jurisdiction that would have been imposed on the Lessor or the Owner Participant for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Agreements to the extent imposed on such unrelated activities.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant or any of their Affiliates for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant and their Affiliates (and the Indenture Trustee or the Pass Through Trustee, as the
case may be, in turn agrees to indemnify the Lessee)   (without regard to
the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under
Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in Section 8.01(b). If any Indemnitee actually realizes a permanent tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement, the Original Agreements and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such permanent tax benefit plus any other permanent tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment made under Sections 8.01 and 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Sections 8.01 and 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section
8.01); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee (and without regard to Section 8.01(b), except for clause (v) thereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) .

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Lessee may, at its option, contest or, if required by law, require the Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes, and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that the Lessee shall have the right to be consulted in good faith with respect to any contest, including governmental and judicial conferences and the right to be consulted in good faith regarding all related submissions to any governmental or other authority, provided, however, that the Lessee shall be permitted to participate in any such contest only (x) with respect to issues that can be separated on audit from any Taxes for which the Lessee is not required to indemnify the Indemnitee hereunder, and (y) if the Indemnitee shall have determined that in its judgement, exercised in its sole discretion, neither such participation nor the separation of issues will adversely affect the Indemnitee. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed to pay and shall pay the Indemnitee on a current basis all reasonable fees and expenses which such Indemnitee may incur as a result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, and (iii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by the Lessee and reasonably satisfactory to such Indemnitee ("Tax Counsel") to the effect that there exists Substantial Authority for contesting such claim, (ii) such Indemnitee (and, if such Indemnitee is not the Owner Participant, the Owner Participant and such Indemnitee) shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's
Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust Indenture Estate,
(iii) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable circumstances or law has changed and, in light thereof, there is Substantial Authority for contesting such claim and (viii) the amount of the indemnity payments the Lessee would be required to make with respect to such adjustment, when aggregated with similar adjustments that could be raised in other taxable years of such Indemnitee is at least $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law.

         The Lessee may appeal or require the Indemnitee to appeal any judicial decision (including to the U.S. Supreme Court), provided that the Lessee may not require the Indemnitee to appeal any judicial decision unless (i) it receives an opinion of Tax Counsel, at the Lessee's sole expense, to the effect that it is more likely than not that such appeal will be successful, and (ii) the Indemnitee shall have made a good faith determination that it shall not be adversely affected by such appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this
Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under
this Article 8 and (z)   Taxes imposed with respect to the accrual or
receipt thereof, including interest received attributable thereto, plus any permanent tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this
Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (in the case of any such tax benefit, without regard to Section 8.01(b) hereof) .

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any obligation of the Lessee under this
Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns. The Lessee shall hold the Indemnitee harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon or incurred by such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of Lessee with respect to such Indemnitee, then such Indemnitee shall pay to Lessee within 30 days of Lessee's demand therefor an amount which equals the amount actually paid by Lessee with respect to such Taxes.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01.  Generally.  (a)   The Lessee agrees to indemnify
each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses (including, without limitation, the allocated reasonable costs and expenses of in-house counsel to any Original Loan Participant) and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements and the Original Agreements except as otherwise provided in Section 10.01(d) (i) or Section 15 hereof) of every kind and nature (whether or not any of the transactions contemplated by
this Agreement are consummated)   (individually, an "Expense," collectively,
"Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vi) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any Original Loan Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee;

         (ii) in respect of the Aircraft, is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in
   Section 9.01(a) hereof shall survive for so long as Lessor shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to circumstances or events occurring prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease, the other Operative Agreements or the Original Agreements;

         (iii) is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv) is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement (other than the Owner Participant's obligations under Section 6.01 of the Trust Agreement) and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Purchase Agreement Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi) is a payment required to be made by the Owner Participant pursuant to Section 2.01(b) hereof, but nothing contained in this
   Section 9.01(b) (vi) shall be deemed or construed to limit the obligations of the Lessee to the Indenture Trustee and Holders of the Certificates pursuant to Section 3.05 of the Lease;

         (vii) is, in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii) is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing or (y) as a result of exercise of remedies under Section 17 of the Lease; and

         (ix) is incurred under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section
   4975(c) (1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA
   Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant (or any Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16) (B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through
   Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as a result of any Prohibited
   Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16) (B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under
Section 9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this
Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or
(b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this
Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this
Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b) (v) hereof.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01.  Transaction Costs and Other Costs.  (a)
Transaction Costs.  The Owner Participant shall pay (or reimburse the
Lessee if the Lessee shall have previously made such payment), in addition to those items set forth in Section 10.01(a) of the Original Participation Agreement (other than clause (vi) thereof) all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Original Loan Participants and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 33-56569, printing any Preliminary Prospectus or
Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen & Co.; (ix) the fees and expenses of Moody's and S&P; and (x) the fees and expenses of First Chicago Leasing Corporation. The fees and expenses described in clauses (ii) through (x) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant or the refunding of the Original Loan Certificates, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant or the refunding of the Original Loan Certificates, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph and Section 10.01 of the Original Participation Agreement is 1.51% of the Purchase Price (the "Estimated Expense Amount") .

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under
Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Purchase Agreement Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant or the Owner Trustee after the Refunding Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02 or Article 10 of the Lease; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor
Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this
Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)   Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;


         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in
   Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other Operative Agreement to which the Owner Participant is a party, and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of, the terms of the Trust Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. No Retroactive Application. This Agreement, the Lease, the Indenture and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

         (a) if to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile
   (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) if to the Lessor or the Owner Trustee, to its office at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Administration Department, telephone (313) 225-3185, facsimile (313) 225-3420; or to such other address as Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to Owner Participant;

         (c) if to the Owner Participant, to its office at 225 High Ridge Road, Stamford, Connecticut 06905, Attention: Vice President - Leasing, telephone (203) 975-3504, facsimile (203) 975-3910; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) if to the Indenture Trustee or the Pass Through Trustee, to its office at 4 Chase Metrotech Center, Brooklyn, New York 11245,
   Attention: Corporate Trust Administration, telephone (718) 242-5854, facsimile (718) 242-3529; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee, the Indenture Trustee and the Pass Through Trustee.


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01.  Refinancing.  (a)   Subject to the terms and
conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to three refinancings (including the refinancing contemplated by this Agreement on the Refunding Date), in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"), provided, that, except in connection with the Refinancing contemplated by this Agreement on the Refunding Date, such Refinancing may not occur prior to the fifth anniversary of the Refunding Date. Such Refinancings may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as there is no foreign currency risk to the Owner Participant), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant shall have received at least 10 Business Days' prior written notice of the closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or material adverse effect upon the rights or obligations or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant.

         Prior to the consummation of any Refinancing pursuant to this
Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and EBO Price payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium and any other premiums or amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction, except to the extent of amounts included in Transaction Costs and payable by the Owner Participant as provided in Article 10 hereof.

         (d) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) payment of principal, accrued interest, Make-Whole Premium and Breakage Costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii) payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) all authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) the Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any Breakage Costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) the satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) no Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

         (viii) the Indenture Trustee shall have received no later than the Business Day next preceding the day 15 days prior to the effective date of such Refinancing irrevocable notice of such Refinancing; and

         (ix) in the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 90-24 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates, such purchasers further represent that either a prohibited transaction exemption from the U.S. Department of Labor is available with respect to their purchase and holding of the Refinancing loan certificates or that their purchase and holding of the Refinancing loan certificates will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. If neither exemption referred to in clause (A) or (B) of this paragraph
   (viii) is valid or applicable in any respect to the purchase and holding of the Refinancing loan certificates, or if the representation in clause
   (B) of this paragraph (viii) that such purchase and holding will not constitute a prohibited transaction is not correct, whichever is applicable then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c) (1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code.

         Section 15.02.  Reoptimization.  (a)   If a Change in Tax Rate
occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing effected after the Refunding Date using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii) the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and (C) replacement Refinancing Certificates; and

         (iii) in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d)   Payment Schedules.  Except as otherwise provided in this
Section 15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that it is the intent of the parties for Federal, state, local and foreign income tax purposes that the Owner Participant will be treated as the owner of the Aircraft and the Lessee will be treated as the lessee of the Aircraft.

         Section 17.02. [Intentionally Left Blank.]

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participants.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed) .


         Section 17.07. Concerning the Owner Trustee, the Pass Through Trustee and the Indenture Trustee. Each of NBD and Chase is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of NBD, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of Chase (except insofar as it is acting as a Loan Participant or Agent), not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither NBD, nor Chase, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of NBD and Chase accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants made in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee agrees that, if (i) the Lessor's Estate or the trust created by the Trust Agreement becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly on account of any amount payable as principal, interest or premium on the Certificates, and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The Owner Participant, the Indenture Trustee and the Lessee agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.



                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners, auditors, insurance regulators, accountants or similar regulatory authorities, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements, (v) to a subsidiary or Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.


         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this ___ day of October, 1995.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:Robert D.  Henning
                                      Title:Assistant Treasurer and
                                      Managing Director - Structured
                                      Finance



                                 OWNER PARTICIPANT:

                                 CHRYSLER CAPITAL CORPORATION


                                 By:__________________________________________
                                      Name:  Title:



                                 OWNER TRUSTEE:

                                 NBD BANK, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:__________________________________________
                                      Name:  Title:


                                 INDENTURE TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Indenture
                                 Trustee


                                 By:__________________________________________
                                      Name:  Title:


                                 PASS THROUGH TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Pass
                                 Through Trustee


                                 By:__________________________________________
                                      Name:  Title:



                                 ORIGINAL LOAN PARTICIPANTS:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), as a Loan Participant and as Agent


                                 By:__________________________________________
                                      Name:  Title:




                                 BANK OF AMERICA NT & SA


                                 By:__________________________________________
                                      Name:  Title:



                                 CIBC INC.


                                 By:__________________________________________
                                      Name:  Title:



                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By:__________________________________________
                                      Name:  Title:



                                  SCHEDULE I CERTIFICATE INFORMATION



1.  Federal Express Corporation Pass Through Trust, 1995-B1
    Federal Express Corporation Trust No.  N660FE

    Interest Rate:      6.05%
    Maturity:           March 19, 1996
    Principal Amount:   $3,668,000


2.  Federal Express Corporation Pass Through Trust, 1995-B2
    Federal Express Corporation Trust No.  N660FE

    Interest Rate:      7.11%
    Maturity:           January 2, 2014
    Principal Amount:   $44,526,000


3.  Federal Express Corporation Pass Through Trust, 1995-B3
    Federal Express Corporation Trust No.  N660FE

    Interest Rate:      7.58%
    Maturity:           July 2, 2018
    Principal Amount:   $17,806,000



                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insureds.  As defined in Article 13 of the Lease.

            Aeronautics Authority or FAA. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account
(x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Agent. The Chase Manhattan Bank (National Association) and its successors and permitted assigns as Agent for the Original Loan
Participants pursuant to Article 16 of the Original Participation
Agreement.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

            Aircraft. The Airframe (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine or Engines) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement, dated as of October 26, 1995.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N660FE), dated September 20, 1995 among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

            AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

            AVSA Consent and Agreement. The Consent and Agreement dated as of September 1, 1995, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

            AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

            AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default.  An event specified in Section 16.01(e),
(f) or (g) of the Lease which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

            Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on July 2, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York and Memphis, Tennessee, and after the Lien of the Indenture is discharged, Detroit, Michigan.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N660FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax) .

            Chase. The Chase Manhattan Bank (National Association) and its successors and permitted assigns.

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a) (15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

            Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Commencement Date.  July 2, 1996.

            Consent and Agreement. The Consent and Agreement dated as of September 1, 1995 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            Corporate Trust Department. The principal office of the Owner Trustee located at 611 Woodward Avenue, Detroit, Michigan 48226, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date.  September 20, 1995.

            EBO Price. Has the meaning set forth in Section 4.02(a) (F) of the Lease.

            Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a) (vii), 10.03, 11.03,
11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of September 1, 1995, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. Has the meaning set forth in Section 7.06 of the Participation Agreement.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 90 days due to theft or disappearance or such longer period, not to exceed 90 days from the end of such initial 90-day period, if and so long as the location of such property is known to the
Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i) (B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii)   (1)  condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A)  by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the
Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return)  beyond the end of the
Term in the event that the Aircraft, the Airframe or any Engine as of the end of the Lease Term is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in
Section 7.02(a) (iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft equipped with engines of the same make and model as the Engines for a period not to exceed six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward in a similar manner as are then being carried forward with respect to other aircraft of the Lessee so as to not discriminate against the Aircraft by reason of its leased status, all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of eighteen (18) consecutive months or until the end of the Term, if earlier.  The date of such Event of Loss shall be (s)
the 91st day or the 180th day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier);  (t)  the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use;  (u)  the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss;  (v)  the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii) (2) (A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day);  (x)  the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the six (6) month or eighteen (18) month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft).  An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.  If an Event of Loss described in any of
clauses (i)   (A), (iii)  or (iv)  above shall occur, Lessor may elect, within
30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

            Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Section 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) payments constituting increases in Interim Rent or Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement and (vi) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above.

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in the second paragraph of Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease the Aircraft. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. In such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments during the Fixed Renewal Term equal to 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            French Pledge Agreement. The French Pledge Agreement dated as of September 1, 1995 between the Owner Trustee and the Indenture Trustee.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate) .

            Indemnitee. Each of NBD, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Rent. The periodic rent payable for the Aircraft throughout the Interim Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Interim Term. The period commencing on the Owner Participant Payment Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice. The invoice for the Aircraft given by AVSA to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Interim Rent, Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and (ii) include all property intended to be subjected to the Indenture by the Granting Clause thereof.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the
Operative Agreements, (iii)   Taxes or Expenses imposed against the Lessor,
in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in
Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Moody's.  Moody's Investors Service, Inc.

            NBD.  NBD Bank, a Michigan banking corporation.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Interim Rent and Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a) (30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally
empowered to deliver such written opinions, (ii)   Davis Polk & Wardwell or
a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995 attached thereto was recorded as one instrument by the FAA on September 21, 1995 and assigned Conveyance Number 2A267705.

            Original Lease.  The Lease Agreement (Federal Express
Corporation Trust No. N660FE) dated as of September 1, 1995 between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995 attached thereto was recorded as one instrument by the FAA on September 21, 1995 and assigned Conveyance Number 2A267706.

            Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

            Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date) .

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N660FE) among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of September 1, 1995.

            Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N660FE) between the Lessee and the Owner Participant as it was originally executed as of September 1, 1995.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N660FE) between the Owner Participant and the Owner Trustee as it was originally executed as of September 1, 1995 and filed with the FAA on September 20, 1995.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.08 of the Indenture or otherwise;

            (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to
            Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

            Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Participant Payment Date.  March 19, 1996.

            Owner Trustee. NBD, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty. Any guaranty delivered in compliance with Section 11.01(b) (ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value percentages or the EBO Price, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1995 Pass Through Certificates, Series B1, 1995 Pass Through Certificates, Series B2 or 1995 Pass Through Certificates, Series B3, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1995-B1, Federal Express Pass Through Trust, 1995-B2 or Federal Express Pass Through Trust, 1995-B3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

            Pass Through Trustee. The Chase Manhattan Bank (National Association), a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. The Owner Participant Payment Date, and each January 2 and July 2 commencing July 2, 1996.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments.  Those investments enumerated in Section
23.01(a)   (i), (ii), (iii)  and (iv)  of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof) .

            Preliminary Term. The period commencing on the Delivery Date and ending at the end of the day on the day immediately preceding the Owner Participant Payment Date.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2014, November 7, 2007 and with respect to the Certificates having a Maturity in 2018, October 7, 2017.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Proposed Termination Date.  Has the meaning specified in
Section 10.01(a)  of the Lease.

            Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

            Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            Purchase Price. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), March 4, 1996 for the Owner Participant Payment Date, December 18 for January 2 Payment Dates and June 17 for July 2 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the
Participation Agreement and the Underwriters at least ten (10)   Business
Days prior to such expected Refunding Date.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date.  Each January 2 and July 2 commencing July
2, 1996.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) manufactured after October 22, 1994 of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

            Responsible Officer. With respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1995-B1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1995-B2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1995-B3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in
Section 6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section
3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Interim Rent and Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Interim Rent and Basic Rent is due, fully reflect appropriate Interim Rent and Basic Rent accruals and credits of unearned Interim Rent and Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

            Stipulated Loss Value Determination Date. Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Substantial Authority. For Federal income tax purposes, shall have the meaning applicable for purposes of Section 6662 of the Code and relevant Treasury regulations.

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Interim Rent and Basic Rent.

             Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Preliminary Term, the Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after July 2, 2001 in the case of Article 10 of the Lease,
and in the case of (i)   Section 4.02(a) (A)  of the Lease, the Rent Payment
Date falling on July 2, 2008 or January 2, 2012, (ii)   Section 4.02(a) (D)
or (E)  of the Lease, a Rent Payment Date that is on or after the fifth
anniversary of the Commencement Date and (iii)   Section 4.02(a) (F)  of the
Lease, January 2, 2015.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

            Transaction Costs.  Those costs and expenses set forth in
Section 10.01(a)  of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield.  (i)   In the case of a Certificate having a
Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            Underwriters. The several Underwriters named in the Underwriting Agreement.

            Underwriting Agreement. The Underwriting Agreement dated October 26, 1995 among the Lessee, Goldman Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or
Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S.  Person.  A Person described in Section 7701(a) (30)  of the
Code.


                               SCHEDULE III

                          PERMITTED COUNTRY LIST


      Australia                    Japan

      Austria                      Luxembourg

      Belgium                      Malaysia

      Canada                       Netherlands

      Denmark                      New Zealand

      Finland                      Norway

      France                       Philippines

      Germany                      Portugal

      Greece                       Singapore

      Hong Kong                    South Korea

      Iceland                      Sweden

      Ireland                      Switzerland

      Italy                        United Kingdom


                                                               EXHIBIT A(1)(a)


                      [Letterhead of Federal Express]

                                                             [Refunding Date]

To the Addressees Listed on Schedule A Attached

            Re:   Federal Express Corporation Trust No. N660FE
                  --------------------------------------------

Ladies and Gentlemen:

            I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal, as Lessee, Chrysler Capital Corporation, as Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc.
and The First National Bank of Chicago, as Original Loan Participants, NBD Bank, a Michigan banking corporation, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section
4.01(l) (i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the refinancing in full of the Original Loan Certificates evidencing the Original Loan Participants' participation in the payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Three Series of Pass Through Certificates will be issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

            In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision executed counterparts of the Operative Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

            Based on the foregoing, it is my opinion that:

            1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a) (15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Original Agreements and the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal so to qualify, except where the failure so to qualify would not have a material adverse impact on Federal or its business.

            2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

            3. Each of the Original Agreements and the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and together constitute the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its and their terms. 4. Neither the execution and delivery by Federal of the Original Agreements and the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the certificate of incorporation or by-laws of Federal or (b) conflict with or contravene the provisions of, or constitutes a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

            5. Neither the execution and delivery by Federal of the Original Agreements and the Transaction Agreements to which it is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Refunding Date and which shall have been accomplished on or prior to the Refunding Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (a) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (b) compliance with the securities laws of each applicable state, and (c) the filing of the Indenture, the Lease and the Trust Agreement with the FAA.

            6.  There are no pending, or to my knowledge, threatened
actions or proceedings before or by any court or administrative agency which individually (or in the aggregate in the case of any group of related
lawsuits)   (i)  is expected to have a material adverse effect on (A)  except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Original Agreements or the Transaction Agreements, or (ii) involves the Aircraft.

            7. Except for the filing and, where appropriate, recording pursuant to the Transportation Code of the Lease, the Indenture, the Trust Agreement, the filing of the financing statements referred to in Section 4.01(f) of the Participation Agreement and the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

            8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

            9. On the Delivery Date the Owner Trustee received valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease. Pursuant to the Original Participation Agreement the Aircraft was duly delivered to the Owner Trustee. Federal, as Lessee, duly accepted the Aircraft under the Original Lease and the Lease Supplement and the Term commenced on the Delivery Date.

            10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

            11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            The opinions expressed in paragraph 3 above as to the enforceability of the Original Agreements and the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Original Agreements and the Transaction Agreements, the governing law with respect to each of the Original Agreements and the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

            I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

            As to the matters referred to in paragraphs 5, 7 and 9 above, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

            This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

            I rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                George W. Hearn



                                SCHEDULE A


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670


                                                              EXHIBIT A(1)(b)


                   [Letterhead of Davis Polk & Wardwell]

                                                             [Refunding Date]

To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N660FE
            --------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express, as Lessee, Chrysler Capital Corporation, as Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l) (viii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one Airbus A300F4-605R Aircraft which was purchased by the Owner Trustee pursuant to AVSA's FAA Bill of Sale and AVSA's Warranty Bill of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of the Pass Through Certificates. Three Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

            In connection with the opinions expressed below, we have examined executed counterparts of the Original Agreements, the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement, the Original Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

            2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease, with the Indenture attached as an exhibit, (B) the Indenture and (C) the Trust Agreement.

            3. The execution, delivery and performance of the Original Participation Agreement, the Participation Agreement, the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Lease, the Lease and the Lease Supplement by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance or the taking of any other action, the conduct of any other business or the exercise of any other powers by NBD Bank in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Original Agreements, the Operative Agreements, the Pass Through Agreement or the Series Supplements. We have assumed that NBD Bank has made the filings necessary to comply with
Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether NBD Bank is required to comply with said
Section 131.3.

            4.  (a)   Each of the Original Agreements, the Operative
Agreements, the Pass Through Agreement and each of the Series Supplements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Original Agreements and each of the Operative Agreements to which Federal Express is a party, the Pass Through Agreement and each Series Supplement do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph
4(b) is rendered without regard to the taking of any other action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Original Agreements, the Operative Agreements, the Pass Through Agreement or each Series Supplement.

            5. Assuming (i) the due authorization, execution and delivery of the Original Agreements, the Operative Agreements, the Pass Through Agreement and each Series Supplement by each of the parties to each such document (other than Federal Express), (ii) that the execution, delivery and performance by each of the Operative Agreements, the Pass Through Agreement and each Series Supplement by each of the parties thereto will not violate the respective parties' constituent documents, (iii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture,
(iv) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled,
(v) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vi) that the form of each Operative Agreement, the Pass Through Agreement and each Series Supplement is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New
York), then: (A) each Operative Agreement, the Pass Through Agreement and each Series Supplement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 5 are subject to the due filing and recording, where appropriate, with the FAA of the documents referred to in paragraph 2 above.

            6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interests of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

            7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due and timely filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of Section 40102(a) of the Transportation Code.

            8. Federal Express's participation in the transactions contemplated by the Operative Agreements, the Pass Through Agreement and each Series Supplement does not and will not constitute a violation of
Section 7 of the Securities Exchange Act of 1934.

            9. It is not necessary, in connection with the creation of the beneficial interests of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            10. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Indenture Trustee.

            The foregoing opinions are subject to the following qualifications:

      (a) To the extent that this opinion relates to matters involving Federal aviation law, we have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinion of Daugherty, Fowler & Peregrin to be delivered to you and dated the date hereof. We have also relied, with your consent, on the opinion dated the date hereof of George
W. Hearn, Vice President - Law of the Lessee, for purposes of the matters stated in paragraphs 4(a) and as to all matters of Tennessee law.

      (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware.

      (c) The opinion contained in paragraph 5 above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

      (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

      (e) We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Davis Polk & Wardwell



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
---------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670


                                                              EXHIBIT A(2)(a)


                  [Letterhead of Morgan, Lewis & Bockius]


                                                             [Refunding Date]


To Each of the Parties named on Schedule A Hereto

            Re:   Federal Express Corporation Trust No. N660FE
                  --------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel for Chrysler Capital Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by (i) the Participation Agreement, dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee, (ii) the Trust Agreement, dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and (iii) the Tax Indemnity Agreement, dated as of September 1, 1995, as amended by Amendment No. 1 thereto dated as of October 26, 1995 (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to
Section 4.01(l) (ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            In connection with our opinions herein, we have examined executed counterparts of (i) the Original Participation Agreement, the Original Trust Agreement and the Original Tax Indemnity Agreement (collectively, the "Original Owner Participant Documents") and (ii) the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement (collectively, the "Owner Participant Documents"). We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies and the authenticity of such latter documents, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Original Owner Participant Documents and the Owner Participant Documents, and we have made no independent investigation or inquiry with respect to such factual matters.

            With your consent, and for purposes of this opinion, we have assumed the accuracy of the following matters, but we have not made any independent investigation or inquiry with respect thereto and we render no opinion on such matters:

      (a) That the execution and delivery and performance of each of the Original Owner Participant Documents and the Owner Participant Documents by each of the parties thereto did not or will not, as the case may be, violate the respective parties' constituent documents.

      (b) That each of the parties to the Original Owner Participant Documents and the Owner Participant Documents had or has, as the case may be, full power, authority and legal right to enter into and perform its respective obligations under the Original Owner Participant Documents and the Owner Participant Documents to which it is a party.

      (c) The Original Owner Participant Documents and the Owner Participant Documents, at the time of execution and delivery by the Owner Participant, were or will have been, as the case may be, duly authorized and validly executed and delivered by all parties thereto (other than the Owner Participant) and constituted or will constitute, as the case may be, the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms.

      (d) The parties to the Original Owner Participant Documents and the Owner Participant Documents (other than the Owner Participant, as to which we have not assumed the acquisition of all consents, permits and approvals under New York law) at the time of execution and delivery by the Owner Participant, obtained or have obtained, as the case may be, and there were or are, as the case may be, in full force and effect at such time, any and all required consents, permits and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability of the Original Owner Participant Documents and the Owner Participant Documents.

            We have been retained as special counsel to the Owner Participant in connection with the transactions contemplated by the Participation Agreement, and have not generally represented the Owner Participant in its business activities and are not familiar with the nature and extent of such other activities. Accordingly, we also have assumed without investigation that such other activities are not of such a nature as to cause the transactions contemplated by the Participation Agreement to be governed by laws or regulations of the State of New York or the United States of America applicable only because of such other activities (such as laws relating specifically to the banking, securities, insurance or utility industries) and not applicable to business corporations generally.

      Based upon the foregoing, we are of the opinion that:

 (1) The Original Owner Participant Documents on the date of execution thereof constituted, and the Owner Participant Documents constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors', mortgagees' and lessors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and
(c) with respect to the indemnification provisions set forth in the Original Owner Participant Documents and the Owner Participant Documents, considerations of public policy.

 (2) Neither the execution and delivery of the Original Owner Participant Documents and the Owner Participant Documents by the Owner Participant nor the consummation by the Owner Participant of any of the transactions therein contemplated, or the fulfillment of, or compliance with, the terms and provisions of any thereof, (A) required or requires, as the case may be, for its validity that the Owner Participant obtain the consent or approval of, give notice to, register with, or take any other action with respect to, any governmental authority or agency of the State of New York or the Federal government of the United States, or (B) contravened or contravenes any law, governmental rule or regulation of the State of New York or the Federal government of the United States or any governmental authority or agency thereof.

            In rendering the foregoing opinions, we have relied, with your consent, on the opinion of even date herewith of Ted W. Verrill, Esq., Senior Vice President and General Counsel of the Owner Participant, as to the matters set forth therein (i) that are governed by the laws of the State of New York, and (ii) relating to the due authorization, execution and delivery of the Original Owner Participant Documents and the Owner Participant Documents by the Owner Participant under the laws of the United States of America, and our opinions are subject to the same limitations and exceptions as set forth therein.

            The foregoing opinions are subject, however, to the qualification that we express no opinion as to matters relating to the title to or sufficiency of description of any property or collateral described in the Original Owner Participant Documents and the Owner Participant Documents or the perfection or relative priority of any lien or security interest created with respect to such property or collateral thereunder. In addition, we express no opinion as to matters governed by
(i) any tax laws, (ii) the Transportation Code, or by any other laws, statutes, rules or regulations of the United States particularly relating to the acquisition, ownership, registration, leasing, use or sale of the Aircraft, the Airframe or the Engines other than such laws relating to personal property generally, (iii) any securities laws and (iv) laws pertaining to the Owner Participant solely because of the business activities of the Owner Participant and not applicable to business corporations generally.

            We are licensed to practice law in the State of New York and we express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the laws of the United States of America.

            This opinion is furnished by us at your request and at the Owner Participant's request for your sole benefit, and we agree that you and your successors and permitted assigns may rely on the opinions expressed herein. No other Person or entity shall be entitled to rely on the opinions expressed herein without our express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or
(ii) bank examiners or similar regulatory authorities. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Morgan, Lewis & Bockius




                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
---------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
------------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
---------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670

                                                              EXHIBIT A(2)(b)


               [Letterhead of Chrysler Capital Corporation]

                                                              [Refunding Date]

To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N660FE
            --------------------------------------------

Ladies and Gentlemen:

            I have acted as counsel to Chrysler Capital Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by that certain (i) the Participation Agreement, dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee (the "Pass Through Trustee), (ii) the Trust Agreement, dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and (iii) the Tax Indemnity Agreement, dated as of September 1, 1995, as amended by Amendment No. 1 thereto (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to Section 4.01(l) (ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            For purposes of the opinions expressed below, I, or members of my staff, have examined executed counterparts or copies certified to my satisfaction of the Original Participation Agreement, the Original Trust Agreement, the Original Tax Indemnity Agreement, the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement (collectively, the "Owner Participant Documents") and have examined originals or photostatic, certified or telecopied copies of such records of the Owner Participant, certificates of officers of the Owner Participant and public officials, and such other documents as I have deemed relevant and necessary as a basis for the opinions set forth below. In such examination I have assumed the genuineness of all signatures (other than those of the Owner Participant), the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. As to questions of fact material to my opinions, I have relied upon the representations and warranties contained in the Owner Participant Documents and upon certificates of officers of the Owner Participant, those of other persons having knowledge thereof delivered pursuant thereto and those of public officials. I have assumed, except with regard to the Owner Participant, that each of the Owner Participant Documents have been duly authorized, executed and delivered by the respective parties thereto and that they constitute the legal, valid and binding obligations of each party thereto enforceable against each such party in accordance with their respective terms.

            Based on the foregoing examination and subject to the assumptions and qualifications set forth herein, I am of the opinion that as of the date hereof:

      1. The Owner Participant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Owner Participant has all requisite corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and enter into and to carry out the transactions contemplated by each of the Owner Participant Documents.

      2. The performance by the Owner Participant of its obligations under each of the Owner Participant Documents did not or does not, as the case may be, (a) required or require, as the case may be, any approval or consent of any shareholder, to the best of my knowledge, require any consent or approval of any trustee, or holder of any indebtedness or other obligation of the Owner Participant, (b) violated or violate, as the case may be, the organizational documents or by-laws of the Owner Participant,
(c) violated or violate, as the case may be, any law, governmental rule or regulation of the State of New York or of the federal government of the United States or any governmental authority or agency thereof or (d) to the best of my knowledge, conflicted or conflict, as the case may be, with any judgment or order applicable to or binding upon the Owner Participant or its properties, or violated or violate, as the case may be, or (except as contemplated by the Owner Participant Documents) subject the Trust Estate to any lien under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or contract or any other agreement or instrument to which the Owner Participant is a party or by which the Owner Participant is bound.

      3. The execution and delivery by the Owner Participant of the Owner Participant Documents and the performance by the Owner Participant of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Owner Participant. Each of the Owner Participant Documents has been duly executed and delivered by the Owner Participant.

      4. Neither the execution and delivery by the Owner Participant of the Owner Participant Documents, nor the consummation by the Owner Participant of any of the transactions contemplated thereby, required or requires, as the case may be, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking or any other action in respect of, any governmental authority or agency of the State of New York or of the federal government of the United States, except those contemplated by the Operative Agreements.

      5. There are no actions, suits, investigations or proceedings pending or, to the best of my knowledge, threatened against or affecting the Owner Participant or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Owner Participant Documents, and there are no pending or, to the best of my knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving the Owner Participant in connection with the transactions contemplated by any of the Owner Participant Documents.

            I am a member of the Bar of the State of New York and I do not purport to have any knowledge of, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, except that no opinion is given as to securities, banking or tax laws. Further, I have made no investigation and express no opinion, as to any aviation law or other laws, statutes, rules or regulations applicable due to the particular nature of the equipment subject to the Lease.

            This opinion is furnished by me as counsel to the Owner Participant for your sole benefit and for the benefit of your successors and assigns and no other person or entity shall rely on this opinion without my express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without my express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or (ii) bank examiners or similar regulatory authorities. My opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Ted W. Verrill



                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                              EXHIBIT A(3)(a)


                     [Letterhead of Dewey Ballantine]

                                                             [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N660FE
            --------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), in connection with the transactions contemplated by (i) the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 (the "Original Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee, (ii) the Participation Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 (the "Original Participation Agreement") among Federal Express Corporation ("Federal Express"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants (the "Original Loan Participants"), the Owner Trustee and the Indenture Trustee, (iii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Indenture") between the Owner Trustee and the Indenture Trustee, and (iv) the Participation Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among Federal Express, the Owner Participant, the Original Loan Participants, the Owner Trustee, the Indenture Trustee, and The Chase Manhattan Bank (National Association), as Pass Through Trustee. Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            This opinion is being delivered pursuant to Section
4.01(l) (iii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement. Additionally, The
Chase Manhattan Bank (National Association), in its capacity as Agent and as an Original Loan Participant, is sometimes referred to herein as the "New York Loan Participant". We have not served as counsel for or advised the New York Loan Participant in connection with the transactions contemplated by the Participation Agreement, the Indenture or any of the other Operative Agreements and references herein to the Indenture Trustee, in its individual capacity, exclude The Chase Manhattan Bank (National Association) in its capacity as the New York Loan Participant.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements and the Original Agreements to which the Indenture Trustee is a party (which we previously reviewed). We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Agreements and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Indenture Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Participation Agreement and the other Operative Agreements to which it is or is to be a party, and to authenticate the Certificates to be delivered on the date hereof and had on the date of execution thereof the corporate power and authority to execute, deliver and perform its obligations under the Original Indenture, the Original Participation Agreement and the other Original Agreements to which it was a party.

      2. The Indenture Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party and as of the date of execution thereof had duly authorized, executed and delivered the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party.

      3. Each of the Indenture, the Participation Agreement and the other Operative Agreements to which it is a party constitutes, and on the date of execution thereof, the Original Indenture, the Original Participation Agreement and the other Original Agreements to which it was a party constituted, a legal, valid and binding obligation of the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein) .

      4. The Certificates delivered on the date hereof have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

      5. The execution, delivery, and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party are not in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee. The execution, delivery, and performance by the Indenture Trustee of the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party were not on the date of execution thereof in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee.

      6. Neither the execution and delivery by the Indenture Trustee, in its individual or trust capacity, as the case may be, of the Original Indenture, the Indenture, the Original Participation Agreement, the Participation Agreement or any of the other Operative Agreements or Original Agreements to which it is or was, as the case may be, a party, nor the consummation by the Indenture Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Indenture or the Participation Agreement requires, or required on the date of execution thereof in the case of the Original Indenture and the Original Participation Agreement, consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any federal or state governmental authority or agency having jurisdiction over the Indenture Trustee.

      7. There are no fees, taxes or other governmental charges payable by the Certificate Holders, the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee) to the State of New York or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates issued to the Certificate Holders or the beneficial interests of the Certificate Holders in the Trust Indenture Estate. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate. There is no fee, tax or other governmental charge (other than as such as may be imposed upon the New York Loan Participant) under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates issued to the Certificate Holders by reason of the creation of the trust under the Indenture pursuant to the laws of the State of New York or the Indenture Trustee's performance of its duties under the Indenture within the State of New York. We express no opinion, however, as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Original Loan Participants, the Owner Participant or the New York Loan Participant to the State of New York or any political subdivision thereof in connection with (x) the execution, delivery or performance by any of the Indenture, the Participation
Agreement or any of the other Operative Agreements, (y) the making by the Owner Participant of its investment in the Aircraft, (z) with respect to the New York Loan Participant, the issuance and ownership of the Original Loan Certificates issued to the New York Loan Participant.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. In addition, we express no opinion herein as to (i) any federal or state securities laws, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the
equipment acquired or to be acquired by the Owner Trustee, or (v)   ERISA or
any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Operative Agreements.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Indenture, the Participation Agreement and the other Operative Agreements has been duly authorized, executed and delivered by the respective parties thereto (other than the Indenture Trustee) and constitutes and on the date of execution thereof, the Original Indenture and the Original Participation Agreement constituted, a legal, valid and binding obligation of each of such parties (other than the Indenture Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Indenture Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party and (c) the transactions provided for in the Operative Agreements are not within the prohibitions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Dewey Ballantine


                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670


                                                              EXHIBIT A(3)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                             [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N660FE
            --------------------------------------------

Ladies and Gentlemen:


            As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), I advise you as follows with respect to the authorization, execution and delivery by the Indenture Trustee of (i) the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 (the "Original Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee, (ii) the Participation Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 (the "Original Participation Agreement") among Federal Express Corporation ("Federal Express"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants (the "Original Loan Participants"), the Owner Trustee and the Indenture Trustee, (iii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Indenture") between the Owner Trustee and the Indenture Trustee, and (iv) the Participation Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among Federal Express, the Owner Participant, the Original Loan Participants, the Owner Trustee, the Indenture Trustee, and The Chase Manhattan Bank (National Association), as Pass Through Trustee. Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement. The Chase Manhattan Bank (National Association), in its capacity as Agent and as a Loan Participant, is sometimes referred to herein as the "New York Loan Participant". I have not served as counsel for or advised the New York Loan Participant in connection with the transactions contemplated by the Participation Agreement, the Indenture or any of the other Operative Agreements and references herein to the Indenture Trustee, in its individual capacity, exclude The Chase Manhattan Bank (National Association) in its capacity as the New York Loan Participant.

            I have reviewed executed counterparts of the Operative Agreements and the Original Agreements to which the Indenture Trustee is a party (which we previously reviewed). I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Indenture Trustee, a certificate of the secretary of the Indenture Trustee as to certain matters, including the incumbency of the officer of the Indenture Trustee who executed the Indenture and the Participation Agreement and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Indenture Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Indenture Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Operative Agreements and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: (i) the execution, delivery and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound and (ii) the execution, delivery and performance by the Indenture Trustee of the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party were not on the date of execution thereof, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Indenture Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests; (iv) the authority or power of the Indenture Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of New York;
or (v)   ERISA.

            This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

            We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.

                                                Very truly yours,


                                                Barbara Jo Lubitz



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670


                                                                 EXHIBIT A(4)


               [Letterhead of Daugherty, Fowler & Peregrin]

                                                              [Refunding Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section
4.01(l) (iv) of the Participation Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), The Chase Manhattan Bank (National Association), as Indenture Trustee (the "Indenture Trustee") and The Chase Manhattan Bank (National Association), as Pass Through Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

            The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

            We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

  (a) Trust Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement amends and restates the Original Trust Agreement, which Trust Agreement was filed at ____ _.m., C.D.T.;

  (b) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 and executed on October __, 1995 (the "Indenture") between the Owner Trustee and the Indenture Trustee, which Indenture amends and restates the Original Indenture, which Indenture was filed at ____ _.m., C.D.T.; and,

  (c) Lease Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, as lessee, which Lease amends and restates the Original Lease, with the Indenture attached thereto, which Lease with the Indenture attached thereto was filed at ____ _.m., C.D.T.

      The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Indenture, as containing confidential financial information.

      Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

      1. AC Form 8050-2 Aircraft Bill of Sale dated September 20, 1995 (the "FAA Bill of Sale") from AVSA S.A.R.L., as seller, conveying title to the Airframe to the Owner Trustee has been duly recorded by the FAA on September 20, 1995 and assigned Conveyance No. 2A267698;

      2. the Indenture and the Lease with the Indenture attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      3. the Trust Agreement is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      4. the Original Trust Agreement was duly filed with the FAA on September 20, 1995 pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      5. the Original Indenture with the Indenture and Security Agreement Supplement attached has been duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      6. the Original Lease with the Lease Supplement, the Original Indenture and the Indenture and Security Agreement Supplement attached was duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      7. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      8. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, and (ii) the rights of the parties under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement;

      9. the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

      10. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, or the Original Trust Agreement, as amended and restated by the Trust Agreement, except for such filings as are referred to in our opinion dated September 20, 1995 (which have been duly effected) and the filings referred to in clauses (a), (b) and (c) above; and,

      11. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Participation Agreement, the Participation Agreement, the FAA Bill of Sale, the Original Lease, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Original Trust Agreement, as amended and restated by the Trust Agreement; (ii) the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement; (iii) the Original Participation Agreement, as amended and restated by the Participation Agreement; and (iv) the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA except for the filings, the recordations and the filings for recordation specified elsewhere in this opinion.

            No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

            No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under 29 U.S.C. Section 1368(a), possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel for the Aeronautical Center dated October __, 1995 and have continued to rely upon the opinion of the Assistant Chief Counsel for the Aeronautical Center dated September 18, 1995, copies of which are attached hereto.


                                                                     Annex I

                            Certain Definitions

                      Airframe, Engines and Aircraft

            One (1)   Airbus Industrie A300F4-605R aircraft bearing
manufacturer's serial number 759 and U.S.  Registration No.  N660FE (the
"Airframe")  and two (2)   General Electric CF6-80C2-A5F aircraft engines
bearing manufacturer's serial numbers 705-229 and 705-230 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft") .


                         Original Trust Agreement

            Trust Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 between the Owner Participant and the Owner Trustee, which was filed with the FAA on September 20, 1995.

                            Original Indenture

            Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement (as hereinafter defined) attached thereto was recorded as one instrument by the FAA on September 21, 1995 and assigned Conveyance No. 2A267705.

                Indenture and Security Agreement Supplement

            Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995 between the Owner Trustee and the Indenture Trustee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Indenture.

                              Original Lease

            Lease Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995 between the Owner Trustee, as lessor, and the Lessee, which together with the Lease Supplement (as hereinafter defined), the Original Indenture and the Indenture and Security Agreement Supplement attached thereto was recorded as one instrument by the FAA on September 21, 1995 and assigned Conveyance No. 2A267706.

                             Lease Supplement

            Lease Supplement No. 1 (Federal Express Corporation Trust No. N660FE) dated September 20, 1995 between the Owner Trustee, as lessor, and the Lessee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Lease.

                          Confidential Omissions

            The Lease was filed with the FAA, with (i)  the Owner
Participant Amount, the Interim Rent and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a) (F) set forth in Ancillary Agreement I, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation as containing confidential financial information.

            The Indenture was filed with the FAA, with the Schedule of Principal Payments (Schedule I) omitted from the FAA filing counterpart thereof as containing confidential financial information.



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670

                                                                 EXHIBIT A(5)


       [Letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman]

                                                              [Refunding Date]

To Each of the Parties Listed on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N660FE
            --------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to NBD Bank, a Michigan banking corporation ("NBD"), in connection with the Trust Agreement
(Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), between NBD and Chrysler Capital Corporation, a Delaware corporation (the "Trustor" or "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No. N660FE), dated as of September 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National
Bank of Chicago, as Original Loan Participants, NBD, not in its individual capacity except as specifically set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, The Chase Manhattan Bank (National Association), as Indenture Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N660FE (the
"Aircraft") is being refinanced. This opinion is being furnished pursuant to Section 4.01(l) (vii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

            We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a)    The Participation Agreement;

            (b)    The Trust Agreement;

            (c)    The Indenture;

            (d) The Indenture and Security Agreement Supplement No. 1 dated September 20, 1995;

            (e)  The Lease;

            (f) The Lease Supplement dated September 20, 1995 (each of the documents identified in paragraphs (a) through (f) above being collectively referred to as the "Owner Trustee Documents"); and

            (g)   The Certificates being issued today (the "Certificates") .

            We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of public officials and of corporate officers and other representatives of NBD and such other instruments as we have deemed necessary and relevant as the basis for our opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary and relevant, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. NBD is a Michigan banking corporation duly organized and validly existing under the laws of the State of the Michigan, with banking and trust powers, is a "citizen of the United States" within the meaning of
Section 40102(a) (15) of the Transportation Code, and each of NBD and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

      2. Each of NBD and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document; each Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of NBD) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against NBD) in accordance with its terms; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

      3. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

      4. On the Delivery Date, the Owner Trustee received from AVSA such title to the Aircraft as AVSA conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Original Lease and the security interest created pursuant to the Original Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against NBD not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

      5. All of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates.

      6. To the extent that the Uniform Commercial Code of the State of Michigan (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Michigan such security interest, except for the filing of a UCC financing statement in the office of the Secretary of State of the State of Michigan, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

      7. The Trust Agreement duly creates a legal and valid trust under Michigan law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement and the Indenture Supplement create for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

      8. Neither the authorization, execution and delivery by the Owner Trustee or NBD, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or NBD with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or NBD, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Michigan or the United States of America governing the banking or trust powers of NBD.

      9. The execution, delivery and performance by the Owner Trustee or NBD, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the articles of incorporation or by-laws of NBD or of any law, governmental rule, or regulation of the State of Michigan or the United States of America governing the banking or trust powers of NBD or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Michigan or the United States of America relating to the banking or trust powers of NBD.

      10. Assuming that (i) the Aircraft is not used in Michigan and is not physically located in Michigan at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Michigan to a buyer nor be shipped from a point within Michigan to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner
Trustee) payable to the State of Michigan or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Michigan or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement.

      11. There is no fee, tax or other governmental charge under the laws of the State of Michigan or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Michigan, which would not have been imposed if NBD did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Michigan.

      12. Neither a Michigan court nor a federal court applying federal law or Michigan law, if all relevant issues are properly presented to and considered by such court, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided in the Trust Agreement or with the consent of the Indenture Trustee, until the Lien of the Indenture on the Trust Estate has been released and until payment in full of the principal of, Make-Whole Premium, if any, and interest on, the Certificates.

      13. Under the laws of the State of Michigan, as long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been
commenced)   (collectively, the "Creditors")  may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and may not through the enforcement of such Creditor's rights, acquire any greater rights than the rights of the Owner Participant with respect to the Trust Agreement or the Trust Estate.

      14. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting NBD or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of NBD or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving NBD or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

            The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Michigan and applicable federal laws. We express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the
Trust Indenture Act of 1939, as amended, and the Investment Company Act of
1940, as amended, (ii)   Part A of Subtitle VII of Title 49 of the United
States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of NBD), (iii) state securities or blue sky laws, or (iv) laws, rules and regulations applicable to the particular nature of the Aircraft acquired by the Owner Trustee. Insofar as any Owner Trustee Documents and the Certificates expressed to be governed by the laws of a jurisdiction other than the State of Michigan, we have assumed that all such documents are legal, valid, binding and enforceable in accordance with their terms under such laws (as to which we express no opinion) .

            B. The foregoing opinions regarding enforceability, except for the opinions set forth in paragraphs 12 and 13 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability or provisions relating to indemnification.

            C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than NBD and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver, and perform under the terms of, each such document.

            D. The opinion set forth in paragraph 1 above concerning the citizenship of NBD is based upon the Affidavit of Citizenship, and we have not independently verified the facts supporting such opinion.

            E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

            F. We have assumed that all signatures (other than those of the Owner Trustee or NBD) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee.

            H. Except as otherwise provided in paragraph 7, no opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interest, of any instrument or document creating a lien or security interest, or of the Indenture or as to the nature or validity of title to any part of the Trust Estate. I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

            J. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it is intended to indicate that during the course of our representation in connection with the Owner Trustee Documents, the lawyers in our firm who have been principally involved in representing NBD and the Owner Trustee in connection with the Owner Trustee Documents have not obtained actual knowledge of the existence or absence of such facts, as the case may be, without the implication that we have made any investigation or inquiry to determine the existence or absence of such facts.

            K. The foregoing opinions are given as of the date hereof only, and do not contemplate, and no opinion is given or intended, with respect to subsequent changes in law or fact.

            This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

            We rendered an opinion dated September 20, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                        Very truly yours,


                        Dickinson, Wright, Moon, Van Dusen & Freeman



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN 38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut 06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P.  Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York 10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California 94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia 30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois 60670


                                                             EXHIBIT A(6)(a)


                     [Letterhead of Dewey Ballantine]


                                                             [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:  Federal Express Corporation Trust No.  N660FE
           ---------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to The Chase Manhattan Bank
(National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"). We have advised the Pass Through Trustee with respect to the Pass Through Agreement, the Series Supplements and the Participation Agreement relating to the Pass Through Trust Agreement and each designated Series Supplement (the "Participation Agreement") among the parties listed therein. Additionally, we have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            This opinion is being delivered pursuant to Section 4.01(l) (ix) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement, the Pass Through Trust
Agreement or the Series Supplements, as applicable.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

      2. The Pass Through Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party.

      3. Each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party constitutes the legal, valid and binding obligation of the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein) .

      4. The Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the related Pass Through Trust Agreement and the related Series Supplements, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein) .

      5. The execution, delivery, and performance by the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity), of the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof, and the issuance of the Certificates thereunder are not in violation of the Articles of Association or By-laws of the Pass Through Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Pass Through Trustee or constitute a default under, or result in the creation or the imposition of any Lien upon any property or assets of the Pass Through Trustee, under any indenture, mortgage or other agreement or instrument known to us to which the Pass Through Trustee is a party or by which it or any of its property is bound, or any New York or Federal law, rule or regulation governing the Pass Through Trustee's banking or trust powers, or of any judgment, order or decree known to us to be applicable to the Pass Through Trustee, in its individual or trust capacity, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Pass Through Trustee, in its individual or trust capacity, or its properties.

      6. Neither the execution and delivery by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party, nor the consummation by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party requires consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any Federal or state governmental authority or agency having jurisdiction over the Pass Through Trustee.

      7. There are no taxes, fees or other governmental charges payable under the laws of the State of New York or any political subdivision thereof in connection with the execution, delivery and performance by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements and the other Operative Agreements to which it is a party or in connection with the execution, issuance and delivery of the Certificates by the Pass Through Trustee, pursuant to the Series Supplements.

      8. Neither the trusts created by the Pass Through Trust Agreement and the Series Supplements nor the Pass Through Trustee, in its individual or trust capacity, as the case may be, nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof (other than taxes imposed on the fees received by The Chase Manhattan Bank (National Association) for acting as Pass Through Trustee under the Series Supplements). Certificate holders who are not residents of or otherwise subject to tax in New York will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. There are no applicable taxes under the laws of the State of New York or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements, (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof, (e) any or all of the Operative Agreements, any or all of the Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Certificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed (either in its individual capacity or as Pass Through Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, the State of New York.

            With respect to the opinions set forth in paragraphs 7 and 8 above, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled "Certain New York Taxes" in the Prospectus Supplement to the Prospectus forming part of Registration Number No. 33-56569 (the "Registration Statement") for the registration of the Certificates with the Securities and Exchange Commission. In addition, we have assumed that each Pass Through Trust (as defined in the Registration Statement) will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be classified as a corporation or as a Partnership (as defined in Section 7701 of the Code), and each Pass Through Trust does not otherwise engage in business in New York. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.






            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America. In addition, we express no opinion herein as to (i) any Federal or state securities laws or blue sky laws and assume that the Certificates have been registered, issued and sold in compliance with all applicable Federal and state securities and blue sky laws and that the Pass Through Trust Agreement and the Series Supplements have been duly qualified under the provisions of the Trust Indenture Act of 1939, as amended, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired or to be
acquired by the Owner Trustee, or (v)   ERISA or any other pension and
employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Operative Agreements.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements has been duly authorized, executed and delivered by the respective parties thereto (other than the Pass Through Trustee) and constitutes a legal, valid and binding obligation of each of such parties (other than the Pass Through Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Pass Through Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and each of the other Operative Agreements to which it is a party and (c) the transactions provided for in the Operative Agreements are not within the prohibitions of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                                Very truly yours,


                                                Dewey Ballantine



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN 38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut 06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P.  Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York 10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California 94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia 30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois 60670


                                                              EXHIBIT A(6)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                             [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:  Federal Express Corporation Trust No.  N660FE
           ---------------------------------------------

Ladies and Gentlemen:

      As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"), I advise you as follows with respect to the authorization, execution and delivery by the Pass Through Trustee of (i) the Series Supplements and (ii) the Participation Agreement (Federal Express Corporation Trust No. N660FE) dated as of September 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among the parties listed therein. Additionally, I have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement, the Pass Through Trust Agreement or the Series Supplements, as applicable.

            I have reviewed executed counterparts of the Pass Through Trust Agreement, the Series Supplements, the Certificates, the Participation Agreement and the other Operative Agreements to which the Pass Through Trustee is a party. I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Pass Through Trustee, a certificate of the secretary of the Pass Through Trustee as to certain matters, including the incumbency of the officer of the Pass Through Trustee who executed the Pass Through Trust Agreement, the Series Supplements, the Participation Agreement and the other certificates executed and delivered in connection with the transactions contemplated by any of the foregoing and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Pass Through Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Pass Through Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement, the Series Supplements and the Certificates and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: the execution, delivery and performance by the Pass Through Trustee of the Series Supplements, the Certificates, the Participation Agreement and each of the other Operative Agreements to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Pass Through Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests;
(iv) the authority or power of the Pass Through Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Pass Through Trust Agreement, the Series Supplements or the Operative Agreements or to perform any duties or obligations on its part to be performed other than
those that can be performed in the State of New York; or (v)   ERISA.

            This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.



                                                Very truly yours,


                                                Barbara Jo Lubitz



                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670


                                                                   EXHIBIT B


                         [FORM OF LEASE AGREEMENT]

                             [See Exhibit 4.g]


                                                                  EXHIBIT C


                            [FORM OF INDENTURE]

                            [See Exhibit 4.c.1]


                                                                 EXHIBIT D


                         [FORM OF TRUST AGREEMENT]

                             [See Exhibit 4.f]




/dpw/cw/037/07853/042/8K/EDGAR/FILING.2/ex4e1.2.ed




                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N661FE)

                          Dated as of October 1, 1995

                  Amended and Restated as of October 26, 1995

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                                   Lessee

                              NATIONSBANK, N.A.,
                                                   Owner Participant

                       THE ENTITIES LISTED ON SCHEDULE I
                   TO THE ORIGINAL PARTICIPATION AGREEMENT,
                                                    Original Loan Participants

                                   NBD BANK,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                                Owner Trustee,
                                                          Owner Trustee

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                              Indenture Trustee,
                                                        Indenture Trustee

                                      and

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                             Pass Through Trustee,
                                                       Pass Through Trustee

                        ______________________________

              LEVERAGED LEASE OF ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 760, REGISTRATION NO. N661FE


                               TABLE OF CONTENTS

                                                                          Page

Initial Recitals...........................................................  1


                                   ARTICLE 1


   DEFINITIONS.............................................................  3


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  6
   Section 2.03.  Owner Participant Payment................................  6


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

   Section 3.01.  Extent of Interest of Original Loan Participants.........  7


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent.....................................  7
   Section 4.02.  Opinion of Special Aviation Counsel...................... 16


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 16



                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 17
   Section 6.02.  Offering by Lessee....................................... 23
   Section 6.03.  Certain Covenants of Lessee.............................. 23
   Section 6.04.  Survival of Representations and Warranties............... 30


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in
                   Lessor's Estate......................................... 31
   Section 7.02.  Citizenship.............................................. 31
   Section 7.03.  Representations, Warranties and Covenants of the Owner
                   Participant............................................. 32
   Section 7.04.  Representations, Covenants and Warranties of NBD and the
                   Indenture Owner Trustee................................. 37
   Section 7.05.  Representations, Warranties and Covenants of the
                   Trustee................................................. 40
   Section 7.06.  Indenture Trustee's Notice of Default.................... 41
   Section 7.07.  Releases from Indenture.................................. 41
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 42
   Section 7.09.  Original Loan Participants' and Pass Through Trustee's
                   Representations and Warranties...........................42
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 43
   Section 7.11.  Lessee's Assumption of the Certificates.................. 43
   Section 7.12.  Indebtedness of Owner Trustee............................ 45
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 45


                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 46
   Section 8.02.  After-Tax Basis.......................................... 52
   Section 8.03.  Time of Payment.......................................... 53
   Section 8.04.  Contests................................................. 53
   Section 8.05.  Refunds.................................................. 55
   Section 8.06.  Lessee's Reports......................................... 55
   Section 8.07.  Survival of Obligations.................................. 56
   Section 8.08.  Payment of Taxes......................................... 56
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 56


                                   ARTICLE 9

                               GENERAL INDEMNITY
   Section 9.01.  Generally................................................ 57
   Section 9.02.  After-Tax Basis.......................................... 61
   Section 9.03.  Subrogation.............................................. 61
   Section 9.04.  Notice and Payment....................................... 61
   Section 9.05.  Refunds.................................................. 62
   Section 9.06.  Defense of Claims........................................ 62
   Section 9.07.  Survival of Obligations.................................. 63
   Section 9.08.  Effect of Other Indemnities.............................. 63
   Section 9.09.  Interest................................................. 63


                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 64


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 66


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 67
   Section 12.02.  Interest of Holders of Certificates..................... 67



                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 68
   Section 13.02.  Further Assurances...................................... 68
   Section 13.03.  No Retroactive Application.............................. 68


                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 69


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 70
   Section 15.02.  Reoptimization.......................................... 73


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 74
   Section 17.02.  [Intentionally Left Blank.]............................. 75
   Section 17.03.  Counterparts............................................ 75
   Section 17.04.  No Oral Modifications................................... 75
   Section 17.05.  Captions................................................ 75
   Section 17.06.  Successors and Assigns.................................. 75
   Section 17.07.  Concerning the Owner Trustee, the Pass Through Trustee
                     and the Indenture Trustee............................. 76
   Section 17.08.  Severability............................................ 76
   Section 17.09.  Public Release of Information........................... 76
   Section 17.10.  Certain Limitations on Reorganization................... 76
   Section 17.11.  GOVERNING LAW........................................... 77
   Section 17.12.  Section 1110 Compliance................................. 77


                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 78

SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
EXHIBIT A(1)(a)        Opinion of Lessee's Counsel
EXHIBIT A(1)(b)        Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)(a)        Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(3)(b)        Opinion of Indenture Trustee's Counsel
EXHIBIT A(4)           Opinion of Special Aviation Counsel
EXHIBIT A(5)           Opinion of Owner Trustee's Counsel
EXHIBIT A(6)(a)        Opinion of Pass Through Trustee's Special Counsel
EXHIBIT A(6)(b)        Opinion of Pass Through Trustee's Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement



                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N661FE)

         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N661FE) dated as of October 1, 1995, as amended and restated as of October 26, 1995 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), NATIONSBANK, N.A., a national banking association (herein, together with its successors and permitted assigns, the "Owner Participant"), the entities listed on Schedule I to the Original Participation Agreement as Loan Participants (individually, together with its successors and permitted assigns, the "Original Loan Participant" and, collectively, the "Original Loan Participants"), NBD BANK, a Michigan banking corporation, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").

                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, shall have the meanings assigned thereto as provided in Article 1 below), providing for the sale and lease of the Aircraft that was delivered on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into the Original Trust Agreement relating to the Aircraft with NBD in its individual capacity, pursuant to which NBD agreed, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture, for the benefit of the Original Loan Participants, pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loans made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such lease of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

         WHEREAS, Article 15 of the Original Participation Agreement permits a Refinancing of the Original Loan Certificates subject to the satisfaction of the conditions specified in Section 15.01 thereof, and
Section 3.04 of the Original Lease contemplates the adjustment of the percentages for Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value in the event of such a Refinancing, and the Lessee has requested that the Owner Trustee effect such a Refinancing and adjustment;

         WHEREAS, in order to facilitate such Refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to three series of Pass Through Certificates that will be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, the proceeds of which purchase in turn will be applied to the Refinancing in full of the outstanding principal amount of the Original Loan Certificates;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, subject to the terms and conditions hereinafter provided, to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement; and

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend the Original Tax Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts and the Refinancing in full of the Original Loan Certificates.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date the following events shall occur in the order set forth below:

         (i) the Owner Participant shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent in the amount of all accrued and unpaid interest on the Original Loan Certificates to but excluding the Refunding Date, which transfer shall constitute the payment of all such accrued and unpaid interest;

         (ii) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent as Supplemental
   Rent in the amount of any Breakage Costs required to be paid pursuant to the Original Indenture which transfer shall constitute the payment of all such Breakage Costs;

         (iii) for each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in paragraph (iv) below, an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in
   Section 2.04 of the Indenture;

         (iv) the aggregate amount payable by the Pass Through Trustee pursuant to paragraph (iii) above shall be payable by wire transfer or intra-bank transfer in favor of the Agent on behalf of the Owner Trustee in the amount of the outstanding principal amount of the Original Loan Certificates;

         (v) the Agent shall apply the amounts received by it under paragraphs (i), (ii) and (iv) of this subsection (b) to prepay the Original Loan Certificates in full in accordance with Sections 2.06 and
   2.10 of the Original Indenture; and

         (vi) the Owner Trustee shall cause the Certificates to be delivered to the applicable Pass Through Trustee in accordance with Section 2.02 hereof.

         On the Refunding Date concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Participation Agreement and, subject to the terms hereof, to take the actions specified herein. The Original Loan Participants by their execution and delivery hereof, request and direct the Indenture Trustee to execute and deliver this Agreement and concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b) and subject to the terms and conditions hereof to take the actions contemplated herein. The parties hereto, including, without limitation, the Original Loan Participants, confirm that, as provided in Section 2.06 of the Original Indenture, upon payment in full of the principal amount, Breakage Costs, if any, and interest on the Original Loan Certificates and all other sums then payable to the Original Loan Participants under the Original Agreements to the extent specified in subsection (c) below, the Original Loan Participants shall have no further interest in, or other right or obligation with respect to, the Trust Indenture Estate, the Original Agreements or the Operative Agreements (it being understood that the foregoing shall not limit or detract from any claim that any Original Loan Participant may have under
Article 8 or 9 or Section 10.01(a)(ii) hereof or of the Original Participation Agreement) and, accordingly, have no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Trust Indenture Estate, provided that the rights and obligations of the Original Loan Participants shall, until the payment in full of such amounts to the Agent on behalf of the Original Loan Participants on the Refunding Date, be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement. The Lessee hereby consents to the foregoing.

         (c) Not less than three (3) Business Days prior to the Refunding Date, the Agent on behalf of the Original Loan Participants shall give notice in writing to the parties hereto of the principal amount, Breakage Costs, if any, and interest on and all other amounts due on the Refunding Date under the Original Loan Certificates and all other sums payable on the Refunding Date to the Original Loan Participants under the Original Agreements, such notice to be deemed final and binding on the Original Loan Participants as to the respective amounts of principal, Breakage Costs, if any, and interest when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

         (d) On the Refunding Date, subject to (i) the giving of at least three (3) days' prior written notice to the Indenture Trustee and the Original Loan Participants, (ii) the receipt by the Original Loan Participants of the funds referred to in Section 2.01(b)(v) above and (iii) compliance with the provisions of Section 15 of the Original Participation Agreement and Section 2.10(c) of the Original Indenture (including the Refinancing in full of the Original Loan Certificates), the Original Loan Participants shall deliver the Original Loan Certificates to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (e) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the Refinancing of the Original Loan Certificates (together, the
"Closings") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         (f) All payments pursuant to this Section 2.01 shall be made in immediately available funds.

         (g) In the event that the Refunding Date and the actions contemplated to occur on such date pursuant to subsection (d) of this
Section 2.01 do not occur on or before November 30, 1995, then the rights and obligations of the parties to the Original Participation Agreement, including, without limitation, the Original Loan Participants, shall be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and this Agreement shall be of no further force and effect, except that the Lessee shall be obligated hereby to pay all fees and expenses of the Original Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and their respective counsel relating to the transactions contemplated hereby. Each of the parties hereto agrees to execute and deliver to the other parties such documents and instruments as may be necessary to give effect to the foregoing provisions of this subsection (g).

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date, the Owner Trustee shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in
Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Refunding Date and shall bear interest from the Refunding Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

         Section 2.03. Owner Participant Payment. The Owner Participant agrees with the Lessee and only with the Lessee on behalf of the Owner Trustee to make available to the Owner Trustee funds sufficient to pay to the Indenture Trustee on the Owner Participant Payment Date an amount equal to the amounts of principal (if any) and interest scheduled to be paid on the Certificates on such date (the "Owner Participant Amount"), and the Owner Trustee shall upon receipt thereof make such funds available to the Indenture Trustee to pay amounts due and owing under the Certificates on the Owner Participant Payment Date, provided that the Owner Participant shall not be obligated to make such funds available if an Event of Default under the Lease shall have occurred and be continuing on the date on which such funds are to be made available. If the Owner Participant does not make such funds available when otherwise required to do so, the Lessee shall be obligated to make an advance pursuant to Section 3.05 of the Lease in an amount sufficient to pay in full the amounts of principal and interest due on the Certificates on such date. Such obligations shall not, nor shall they be construed to, make the Owner Participant directly liable on the Certificates or in any way convert the Certificates to recourse loans against the Owner Participant.

                                 ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

         Section 3.01. Extent of Interest of Original Loan Participants. Delivery of the Original Loan Certificates by the Original Loan Participants to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Original Loan Participants of all amounts then due and payable to the Original Loan Participants in respect of principal of, Breakage Costs, if any, and interest on the Original Loan Certificates under the Original Agreements (it being understood that the foregoing shall not limit or detract from any claim any Original Loan Participant may have under Article 8 or 9 or
Section 10.01(a)(ii) hereof or of the Original Participation Agreement).


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. The obligations of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Refunding Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Certificates. On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section 2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Refunding Date, no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Refunding Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Refunding Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions thereunder shall have been satisfied or waived.

         (d) Refunding Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall, to the extent that the forms thereof are not attached hereto, each be satisfactory in form and substance to the Lessee, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, as the case may be, of such documents shall have been delivered to the Lessee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole chattel-paper original of the Lease shall be delivered to the Indenture Trustee):

         (i)     the Lease;

         (ii)    the Indenture;

         (iii)   the Trust Agreement; and

         (iv) in the case of the Owner Participant only, Amendment No. 1 to the Original Tax Indemnity Agreement.

         (e) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee and the Pass Through Trustee (to the extent of their interests thereunder) or the Owner Participant, as the case may be, to establish that the insurance required by Article 13 of the Lease is in effect.

         (f) Financing Statements. (i) Uniform Commercial Code ("UCC") financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Original Loan Participants, and such financing statements shall have been duly filed in the State of Michigan; (ii) a form UCC-3 financing statement to amend and restate each financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the Refinancing of the Original Loan Certificates such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Michigan, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture;
   (iii) a UCC notice filing describing the Original Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee; and (iv) a form UCC-3 financing statement to amend and restate the UCC notice filing referred to in the immediately preceding clause (iii) shall have been executed and delivered by the Owner Trustee, as lessor, and by the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and such notice filing shall concurrently with the Refinancing of the Original Loan Certificates have been duly filed in the State of Tennessee, and all other actions shall have been taken which, in the opinion of the Owner Participant, Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Lessee, the Original Loan Participants, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

            (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, and a copy of the resolutions of the board of directors of the Lessee, certified as such as of the Refunding Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Original Agreements to which it is a party, this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the articles of association and by-laws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Refunding Date;

             (iii) a copy of the articles of incorporation and by-laws and other instruments of NBD, certified by the Secretary or an Assistant Secretary of NBD as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by NBD or the Owner Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Indenture Trustee) or the Indenture Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Indenture Trustee and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Pass Through Trustee) or the Pass Through Trustee, as the case may be, of this Agreement, the Pass Through Agreement, the Series Supplements and each other document to be executed or authenticated by or on behalf of the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Title, Airworthiness and Registration. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Holders created by the Indenture and the Indenture and Security Supplement covering the Aircraft;

             (ii) the Aircraft has been duly certified by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) the Lease, the Indenture and the Trust Agreement concurrently with the Refinancing of the Original Loan Certificates have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Act; and

             (iv)   the Aircraft is registered in the name of the Owner Trustee.

         (i) Officer's Certificate of Lessee. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Refunding Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of August 31, 1995 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (j) Officer's Certificate of Owner Participant. On the Refunding Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Refunding Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes, due to any action or inaction on the part of the Owner Participant, an Indenture Default or an Indenture Event of Default.

         (k) Other Officer's Certificates. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of NBD and the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee), Chase in its capacity as the entity acting as Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Owner Trustee) and Chase in its capacity as the entity acting as Pass Through Trustee (in the case of the Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee) signed by a duly authorized officer of NBD and Chase, respectively, dated the Refunding Date, stating with respect to NBD and the Owner Trustee, Chase (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) and the Indenture Trustee or Chase (other than in its capacity as a Loan Participant, Agent or Indenture Trustee) and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of the Owner Trustee in its individual capacity and as Owner Trustee, of the Indenture Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) and as
         Indenture Trustee, and of the Pass Through Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Indenture Trustee) and as Pass Through Trustee, contained in this Agreement, the Lease, the Trust
         Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of the Owner Trustee in its individual capacity or as trustee, and of the Indenture Trustee in its individual capacity (other than in its capacity as a Loan Participant, Agent or Pass Through Trustee) or as trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or NBD and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (l) Legal Opinions. The Owner Participant, the Original Loan Participants, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Original Loan Participants, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Refunding Date:

                (i) George W. Hearn, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee in the form of Exhibit A(1)(a) hereto, addressed to the Owner Participant, the Owner, Trustee, the Pass Through Trustee, the Indenture Trustee, the Underwriters and the Original Loan Participants;

               (ii) Morgan, Lewis & Bockius, special counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and James R. Marietta, Assistant General Counsel of NationsBank Corporation of the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

              (iii) Dewey Ballantine, special counsel for the Indenture Trustee, in the form of Exhibit A(3)(a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Indenture Trustee, in the form of Exhibit A(3)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

               (iv) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

             (v)       [intentionally left blank];

             (vi)      [intentionally left blank];

              (vii) Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants;

             (viii) Davis Polk & Wardwell, special counsel to the Lessee, in the form of Exhibit A(1)(b) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the Underwriters and the Original Loan Participants; and

              (ix) Dewey Ballantine, special counsel for the Pass Through Trustee, in the form of Exhibit A(6)(a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Pass Through Trustee, in the form of Exhibit A(6)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee, the
         Underwriters and the Original Loan Participants;

         (m) No Indenture Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (n) No Defaults. No Default or Event of Default under the Lease and no Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Cancellation. Following the Refinancing of the Original Loan Certificates, the Original Loan Certificates shall have been duly delivered by the Original Loan Participants to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         Section 4.02. Opinion of Special Aviation Counsel. Promptly upon the filing and, where appropriate, recording of the documents specified in 4.01(h)(iii) hereof, pursuant to the Act, the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to (i) the due recording of such documents and the documents identified in Section 4.01(i) of the Original Participation Agreement and (ii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby is subject to the conditions that, prior to or on the Refunding Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g)(ii)-(v), (h)(ii)-(iv), (j), (k) and (l) (ii), (iii), (iv),
(vii), (viii) and (ix) of Section 4.01 hereof and the Underwriters and the Owner Participant shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof.



                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Refunding Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(l)(iv) and
   4.02 hereof and except for the filings referred to in Section 4.01(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Refunding Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;


         (i) the Lessee and its subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the filing and, where appropriate, recordation pursuant to the Act of the Indenture, the Trust Agreement and the Lease,
   (B) the filing of the financing statements referred to in Section 4.01(f) hereof and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee received good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Original Lease, the rights of the Indenture Trustee under the Original Indenture and the beneficial interest of the Owner Participant created by the Original Trust Agreement and the interest of the Original Loan Participants created by the Original Indenture and the Indenture and Security Supplement covering the Aircraft;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995, and of the audited consolidated balance sheet of the Lessee for the fiscal year ended May
   31, 1995 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1995, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied
   (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Reports, Quarterly Reports and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading and there has been no material adverse change in the consolidated financial condition of the Lessee since
   August 31, 1995;

         (m)  with respect to ERISA, except as otherwise disclosed:

             (i) none of the Pension Plans (as defined at the end of this Section 6.01(m)) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation or any successor agency or instrumentality thereto (the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming (A) the truth of the representations contained in Sections 7.03(a)(viii) and 7.09 hereof, (B) the applicability of an individual or a class prohibited transaction exemption ("PTE") to the transactions contemplated hereby, and (C) the compliance with all of the conditions of a PTE, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by
         Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Section 4.01(f) hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Refunding Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Refunding Date under Article 13 of the Lease have been paid by the Lessee;

         (q) on the Refunding Date, all sales or use taxes relating to the sale of the Aircraft by AVSA to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) the Aircraft has been duly certified by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Act; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Refunding Date, the Lessee shall not be in default in the performance of any term or condition of the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft is fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) neither the Lessee nor any of its Affiliates is engaged principally in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds from the sale of the Certificates and/or sale of the Aircraft by the Lessee to the Owner Trustee will be used to purchase or carry any such margin stock, or to refinance any borrowing, the proceeds of which were used to purchase or carry any such margin stock;

         (y) there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation; and

         (z) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 53 other institutional investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is a party. Without limiting the generality of this Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b)  The Lessee shall maintain the certificates referred to in
   Section 7.01 of the Lease and shall cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Transportation Code; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if at any time after December 31, 2002 the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United States then maintains normal and full diplomatic relations, the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, none of them shall unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required),
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease and (z) would not impose requirements which materially increase the administrative or other burdens or obligations of the Owner Participant under the Operative Agreements unless indemnified by the Lessee;

             (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

             (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

             (H) that such change will not result in the imposition of, or increase in the amount of, any Tax (which, for this purpose, includes the loss of any tax benefits assumed by the Owner Participant to be available to it based upon the assumptions set forth in Section 2 of the Original Tax Indemnity Agreement) for which the Lessee has not agreed to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

             (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

             (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses; and

             (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

             (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft; and

             (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Refunding Date, the Lease, the Trust Agreement and the Indenture. The following documents shall be filed and, where appropriate, recorded on the Refunding Date with the Aeronautics Authority in the following order of priority: first, the Trust Agreement, second, the Indenture and third, the Lease with the Indenture attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1996, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee: (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States,
   (iii) is a U.S. Air Carrier holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Owner Participant and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby;
   provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to all of its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E) promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Lessee obtaining actual knowledge of any condition or event which constitutes a Default or any officer of the Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

             (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review of, the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the Closings hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement was acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, the Agent, First Chicago Leasing Corporation or the Underwriters whether or not purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Refunding Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) it shall cease to be, or determines that it is likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 15 Business Days following such determination or, if earlier, within 15 days following actual loss of citizenship) (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto any actual damages (but not consequential damages) suffered by any such other party to the extent the same shall result from the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Refunding Date; and (B) to the Lessee, the Indenture Trustee and the Pass Through Trustee for any damages actually incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c); provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass Through Certificates. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c).

         Section 7.03. Representations, Warranties and Covenants of the Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii) the execution, delivery and performance by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii), 6.02 and 7.09 hereof, neither the execution, delivery or performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or by-laws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv) the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Refunding Date will be duly executed and delivered by the Owner Participant and constitute or on the Refunding Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (v) to the best of its knowledge, it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Original Agreements or the Operative Agreements to which it is or is to be a party, and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by this Agreement, the Original Agreements or the Operative Agreements;

         (vii) neither the execution and delivery by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement or the Trust Agreement nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix) it has a consolidated tangible net worth of not less than $75,000,000; and

         (x) the representations and warranties of the Owner Participant set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it (or an Affiliate thereof) on the Refunding Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant (or an Affiliate thereof) and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. At any time after all obligations of the Owner Participant under Section 2.01(d) hereof have been satisfied in full, the Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party incurred after the date of transfer and the Owner Participant shall remain secondarily liable for all such obligations assumed by its successor as Owner Participant; provided, that the Owner Participant need not so agree to remain and shall not be so secondarily liable if (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides
(A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the Owner Participant and expressly agrees to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then (A) each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holder (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to
Section 4975 of the Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.06 hereof, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's
Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this
Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee in one of its principal lines of business.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of NBD and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, NBD represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi), (vii) and (viii) below and as the Owner Trustee with respect to items (iii)(B) and (v) that:

            (i) it is a banking corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Department and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be a party;

         (ii) the execution, delivery and performance by NBD, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by NBD, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor NBD's performance of or compliance with any of the terms and provisions hereof or thereof will violate any Federal or state or local law or regulation governing NBD's banking or trust powers;

         (iii)(A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by NBD in its individual capacity, constitute the legal, valid and binding obligation of NBD in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee or any judgement or order applicable to or binding on it;

         (iv) the performance by NBD in its individual capacity of any of its obligations under this Agreement, the Original Agreements and the Operative Agreements does not contravene any lease, regulation or contractual restriction binding on NBD in its individual capacity;

         (v) there are no pending or, to its knowledge, threatened actions or proceedings against NBD before any court or administrative agency which would materially and adversely affect the ability of NBD, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party;

         (vi) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vii) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Original Agreements and the Operative Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder, requires on the part of NBD in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state or local governmental authority or agency governing its banking or trust powers;

         (viii) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by AVSA, on the Refunding Date the Aircraft shall be free of Lessor's Liens attributable to NBD in its individual capacity and NBD in its individual capacity is a Citizen of the United States; and

         (ix) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Lessor's Liens. NBD, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. NBD, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. NBD, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of NBD to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 7.04(b) hereof.

         (d) Securities Act. None of NBD, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person. NBD further represents and warrants, in its individual capacity and as the Owner Trustee, that neither it nor anyone acting on its behalf shall own the Certificates.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as a Loan Participant, the Pass Through Trustee or the Agent) represents as follows:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the Original Agreements to which it is a party and to authenticate the Certificates to be delivered on the Refunding Date;

         (ii) the Indenture and this Agreement, and the authentication of the Certificates to be delivered on the Refunding Date have been duly authorized by all necessary action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal, state or local law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture, this Agreement and the Original Agreements and the other Operative Agreements to which it is a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (iv) neither the execution and delivery by it of this Agreement and the Original Agreements and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or local governmental authority or agency governing its banking and trust powers;

         (v) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date); and

         (vi) the Indenture Trustee holds the original counterparts of the Original Lease and the Lease Supplement.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.


         Section 7.08. Covenant of Quiet Enjoyment. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) nor any Person lawfully claiming through such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be).

         Section 7.09. Original Loan Participants' and Pass Through Trustee's Representations and Warranties. (a) Each Original Loan Participant represents and warrants that the representations and warranties made by it in Sections 7.01(a) and 7.06 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

         (b) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

         (i) it is a validly existing national banking association duly organized under the laws of the United States of America, holding a valid certificate to do business as a national banking association with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii) the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or New York law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii) each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass Through Trustee (in its individual or trust capacity) and the Indenture Trustee (in its individual or trust capacity) provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease, and so long as no Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption and take all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, NBD and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any provision of the Trust Agreement in a manner that would adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required in connection with any such termination or revocation and in addition, the Owner Participant will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.


                                   ARTICLE 8

                                     TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, Rent or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to:

         (i)     the acquisition, financing, use or operation of the Aircraft;

         (ii)    payments under the Original Agreements and the Operative
   Agreements;

         (iii) the property, or the income or other proceeds received with respect to the property after an Event of Default under the Lease, by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to or by reason of the transactions described in or contemplated by the Original Agreements and the Operative Agreements;

         (v) the payment of the principal or interest or other amounts payable with respect to the Original Loan Certificates or the Certificates;

         (vi) the Original Loan Certificates, the Certificates or the Pass Through Certificates or the issuance, acquisition, or refinancing thereof or the beneficial interests in the Lessor's Estate or the creation thereof under the Trust Agreement; or

         (vii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee other than an Original Loan Participant, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, net receipts, value-added taxes (in the nature of an income tax and not in the nature of a sales, use or similar tax), capital, franchise, net worth (whether denominated income, excise, capital stock, or doing business taxes) (other than, in each case, rental, sales, use, value-added (in the nature of a sales tax), consumption, ad valorem, stamp, property, or similar taxes) ("Income Taxes"), provided that any such gross income and gross receipts taxes and any such foreign taxes shall not be excluded if such Taxes would not have been imposed absent the location of the Aircraft, Airframe, any Engine or Part in, the presence, operations or activities of the Lessee or user of the Aircraft, Airframe, any Engine or Part in, or the making of payments from, such jurisdiction, and provided further that income taxes on the Trust Estate shall not be excluded under this paragraph (b)(i) if the Owner
   Participant would not have been subject to such taxes in the absence of the participation of Owner Trustee in the transaction;

         (ii) With respect to an Original Loan Participant, Income Taxes (other than in the case of a Non-U.S. Person, U.S. federal withholding taxes on amounts payable with respect to such Holder's Loan Certificate) except to the extent such Income Tax is imposed (including by way of increase) by any jurisdiction in which the Indemnitee is subject to tax
   (A) as a result of the operation, registration, location, presence, basing or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction (it being understood that (I) the incremental Income Taxes described in this clause (A) shall not include any U.S. Federal income taxes and (II) that to the extent such incremental Income Taxes give rise to any incremental current Tax benefit in another tax jurisdiction, that such incremental benefit shall offset and decrease the incremental Income Taxes determined under this clause (A)) or (B) solely as a result of the place of incorporation, principal office, corporate domicile or the activities of the Lessor, Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee or any sublessee in such jurisdiction (it being understood that to the extent that any Income Taxes described under this clause (B) give rise to any incremental current Tax benefit in another tax jurisdiction or another tax period, that such incremental Tax benefit shall offset and decrease the Income Taxes determined under this clause (B)); provided, however, that the provisions of this paragraph (b)(ii) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02 of this Agreement;

         (iii) Taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Certificates in the case of the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to Section 7.11 of this Agreement), and (B) the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, provided that this exclusion (iii) shall not apply in respect of any payment made after the dates set forth in clauses (A) and (B) above or with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer;

         (iv) As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Owner Trustee under the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee);

         (vi) Taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate except, in each case, Taxes following or as a result of the exercise of remedies or in connection with the exercise by the Lessee of one of its options to purchase other than at Fair Market Value (it being understood that any disposition of the Aircraft or the Airframe, any Engine or Part as a result of the substitution, replacement or modification thereof by the Lessee or by reason of any action taken by the Lessee or any other user of the Aircraft, Airframe or any Engine pursuant to Sections 7, 8, or 9 of the Lease shall not be treated as voluntary, and that in the event that the Lessee exercises any of its purchase options at Fair Market Value, the Lessee will, to the extent practicable, cooperate to ensure delivery of the Aircraft in a jurisdiction where there are no sales, transfer or similar Taxes to be imposed);

         (vii) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii) Taxes imposed on a successor, assign or other transferee (including, without limitation, a transferee which is a new lending office of an original Indemnitee) of any entity or Person which on the Refunding Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed (in the case of an Original Loan Participant, immediately after giving effect to such succession, assignment or other transfer) and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate applicable to it); provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, assignment or other transfer (1) while an Event of Default under the Lease or the Indenture has occurred and is continuing; (2) required by any provision of the Operative Agreements (other than pursuant to Section 7.02 hereof) or (3) in the case of the Owner Participant or any of its Affiliates, to any Tax other than an Income Tax;

         (ix) As to any Original Loan Certificate Holder or Certificate Holder, any U.S. federal withholding taxes imposed on the payment or receipt of any amounts payable with respect to the Original Loan Certificates of an Original Loan Certificate Holder or a Certificate of a Certificate Holder, as the case may be, which is a Non-U.S. Person, unless, in the case of an Original Loan Certificate Holder, such Indemnitee (I) either (A) delivers to the Indenture Trustee and the Lessor two Treasury Department Forms 4224 with respect to any and all payments under the Loan Certificates, (B) delivers to the Indenture Trustee and the Lessor a Treasury Department Form 1001 entitling such Holder to a complete exemption from such U.S. withholding tax on interest, or (C) delivers to Indenture Trustee and the Lessor a Treasury Department Form W-8, in each case, evidencing such Indemnitee's partial or complete exemption from United States withholding taxes, and (II) executes and delivers to the Indenture Trustee and the Lessor additional Treasury Department Forms 4224, 1001, or W-8 (or any successor forms), as applicable in such manner and at such times as may be necessary to evidence such exemption (unless and to the extent that, in the case of any Loan Participant, such Indemnitee is not legally entitled to do so as a result of a change in law or regulation enacted, adopted or promulgated after the acquisition by it of its Loan Certificates) (in the event that the Lessee assumes the debt, an Original Loan Participant shall be deemed to have become such when it first acquired its Original Loan Certificate); provided, however, that the provisions of this paragraph (b)(viii) shall not apply to any withholding taxes for which the Lessee would be required to indemnify an Original Loan Certificate Holder so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis;

         (x) any Taxes which have been included in the Purchase Price and which have been paid to the applicable taxing authorities;

         (xi) any Taxes which would not have been imposed but for a Lessor's Lien with respect to the Owner Participant or an Indenture Trustee's Lien with respect to the Indenture Trustee;

         (xii) any Taxes arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which ERISA Plan the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through
   Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to Taxes resulting from any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA; and

   (xiii) Taxes imposed by any jurisdiction that would have been imposed on the Lessor or the Owner Participant for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Agreements to the extent imposed on such unrelated activities.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through
Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant or any of their Affiliates for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant and their Affiliates (and the Indenture Trustee or the Pass Through Trustee, as the case may be, in turn agrees to indemnify the Lessee) (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim.
The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture
Estate), shall indemnify the Lessee on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under
Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in Section 8.01(b). If any Indemnitee actually realizes a permanent tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement, the Original Agreements and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such permanent tax benefit plus any other permanent tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment made under Sections 8.01 and 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Sections 8.01 and 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section 8.01); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee (and without regard to Section 8.01(b), except for clause (v) thereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, contest (or, at the Indemnitee's option, require the Lessee to contest in the name of the Lessee, if permitted by law) the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii)if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes, and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that if the Indemnitee determines in its sole discretion that such participation will not adversely affect such Indemnitee's contest of any Taxes not indemnified hereunder, the Lessee shall have the right to participate in such contest, including, among other rights, the right to attend governmental or judicial conferences (to the extent unrelated issues are not discussed) concerning such claim and the right to be consulted in good faith regarding all submissions to any governmental or other authority insofar as they relate to the Tax for which indemnification is sought. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed to pay and shall pay the Indemnitee on a current basis all reasonable fees and expenses which such Indemnitee may incur as a result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, and (iii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by the Lessee and reasonably satisfactory to such Indemnitee ("Tax Counsel") to the effect that a reasonable basis exists for contesting such claim,
(ii) such Indemnitee (and, if such Indemnitee is not the Owner Participant, the Owner Participant and such Indemnitee) shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust Indenture Estate, (iii) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable circumstances or law has changed and, in light thereof, there is substantial authority within the meaning of Section 6662(d) of the Code, as interpreted by the Treasury regulations thereunder, or under similar principles of state or foreign law (as the case may be) for contesting such claim and (viii) the amount of the indemnity payments the Lessee would be required to make with respect to such adjustment, when aggregated with similar adjustments that could be raised in other taxable years of such Indemnitee is at least $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law.

         The Indemnitee shall not appeal and shall not be required to permit Lessee to appeal any judicial decision unless (i) it receives an opinion of Tax Counsel, at the Lessee's sole expense, to the effect that Substantial Authority exists for the Indemnitee's position and (ii) in the case of an appeal to the U.S. Supreme Court, the amount of the proposed adjustment for the Lessee's entire fleet exceeds $5,000,000.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this
Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article 8 and (z) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any permanent tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this
Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (in the case of any such tax benefit, without regard to Section 8.01(b) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any obligation of the Lessee under this
Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns. The Lessee shall hold the Indemnitee harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon or incurred by such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of Lessee with respect to such Indemnitee, then such Indemnitee shall pay to Lessee within 30 days of Lessee's demand therefor an amount which equals the amount actually paid by Lessee with respect to such Taxes.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses (including, without limitation, the allocated reasonable costs and expenses of in-house counsel to any Original Loan Participant) and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements and the Original Agreements except as otherwise provided in Section 10.01(d)(i) or Section 15 hereof) of every kind and nature (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vi) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any Original Loan Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust
   Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee;

         (ii) in respect of the Aircraft, is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease, the other Operative Agreements or the Original Agreements;

         (iii) is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv) is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement (other than the Owner Participant's obligations under Section 6.01 of the Trust Agreement) and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Purchase Agreement Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi) is a payment required to be made by the Owner Participant pursuant to Section 2.01(b) hereof, but nothing contained in this
   Section 9.01(b)(vi) shall be deemed or construed to limit the obligations of the Lessee to the Indenture Trustee and Holders of the Certificates pursuant to Section 3.05 of the Lease;

         (vii) is, in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii) is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing or (y) as a result of exercise of remedies under Section 17 of the Lease; and

         (ix) is incurred under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant (or any Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as a result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under
Section 9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this
Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section
9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or
(b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this
Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this
Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b)(v) hereof.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment), in addition to those items set forth in Section 10.01(a) of the Original Participation Agreement (other than clause (vi) thereof) all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Original Loan Participants and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 33-56569, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen & Co.; (ix) the fees and expenses of Moody's and S&P; and (x) the fees and expenses of First Chicago Leasing Corporation. The fees and expenses described in clauses (ii) through (x) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant or the refunding of the Original Loan Certificates, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant or the refunding of the Original Loan Certificates, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph and Section 10.01 of the Original Participation Agreement is 1.48% of the Purchase Price (the "Estimated Expense Amount").

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under
Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Purchase Agreement Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant or the Owner Trustee after the Refunding Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02 or Article 10 of the Lease; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11


                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)    Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in
   Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other Operative Agreement to which the Owner Participant is a party, and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.




                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of, the terms of the Trust Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. No Retroactive Application. This Agreement, the Lease, the Indenture and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Administration Department, telephone (313) 225-3185, facsimile (313) 225-3420; or to such other address as Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to Owner Participant;

         (c) If to the Owner Participant, to its office at c/o NationsBanc Lease Investments, Inc., NationsBank Corporate Center, NC 1007-12-01, 100 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention:
   Manager of Lease Administration, telephone (704) 386-8990, facsimile (704) 386-0892; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee or the Pass Through Trustee, to its office at 4 Chase Metrotech Center, Brooklyn, New York 11245, Attention:
   Corporate Trust Administration, telephone (718) 242-5854, facsimile (718) 242-3529; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee, the Indenture Trustee and the Pass Through Trustee.

                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to three refinancings (including the refinancing contemplated by this Agreement on the Refunding Date), in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"), provided, that, except in connection with the Refinancing contemplated by this Agreement on the Refunding Date, such Refinancing may not occur prior to the fifth anniversary of the Refunding Date. Such Refinancings may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as there is no foreign currency risk to the Owner Participant), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant shall have received at least 10 Business Days' prior written notice of the closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant.

         Prior to the consummation of any Refinancing pursuant to this
Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and EBO Price payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium and any other premiums or amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction, except to the extent of amounts included in Transaction Costs and payable by the Owner Participant as provided in Article 10 hereof.

         (d) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and Breakage Costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any Breakage Costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

         (viii) Except in the case of the Refinancing contemplated by this Agreement or the Refunding Date, the Indenture Trustee shall have received no later than the Business Day next preceding the day 15 days prior to the effective date of such Refinancing irrevocable notice of such Refinancing; and

         (viii) The Indenture Trustee shall have received no later than the Business Day next preceding the day 15 days prior to the effective date of such Refinancing irrevocable notice of such Refinancing; and

         (ix) In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 90-24 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates, such purchasers further represent that either a prohibited transaction exemption from the U.S. Department of Labor is available with respect to their purchase and holding of the Refinancing loan certificates or that their purchase and holding of the Refinancing loan certificates will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. If neither exemption referred to in clause (A) or (B) of this paragraph
   (viii) is valid or applicable in any respect to the purchase and holding of the Refinancing loan certificates, or if the representation in clause
   (B) of this paragraph (viii) that such purchase and holding will not constitute a prohibited transaction is not correct, whichever is applicable then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14)
   of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code.

         Section 15.02. Reoptimization. (a) If a Change in Tax Rate occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing effected after the Refunding Date using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii) the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and (C) replacement
   Refinancing Certificates; and

         (iii) in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d)  Payment Schedules.  Except as otherwise provided in this
Section 15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that it is the intent of the parties for Federal, state, local and foreign income tax purposes that the Owner Participant will be treated as the owner of the Aircraft and the Lessee will be treated as the lessee of the Aircraft.

         Section 17.02. [Intentionally Left Blank.]

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participants.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, the Pass Through Trustee and the Indenture Trustee. Each of NBD and Chase is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of NBD, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of Chase (except insofar as it is acting as a Loan Participant or Agent), not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither NBD, nor Chase, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of NBD and Chase accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants made in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee agrees that, if (i) the Lessor's Estate or the trust created by the Trust Agreement becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly on account of any amount payable as principal, interest or premium on the Certificates, and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The Owner Participant, the Indenture Trustee and the Lessee agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners, auditors, insurance regulators, accountants or similar regulatory authorities, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements, (v) to a subsidiary or Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this ___ day of October, 1995.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:  Robert D.  Henning
                                      Title: Assistant Treasurer and
                                             Managing Director - Structured
                                             Finance



                                 OWNER PARTICIPANT:

                                 NATIONSBANK, N.A.


                                 By:_____________________________________
                                      Name:
                                      Title:



                                 OWNER TRUSTEE:

                                 NBD BANK, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:_____________________________________
                                      Name:
                                      Title:


                                 INDENTURE TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Indenture
                                 Trustee


                                 By:_____________________________________
                                      Name:
                                      Title:


                                 PASS THROUGH TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Pass
                                 Through Trustee


                                 By:_____________________________________
                                      Name:
                                      Title:


                                 ORIGINAL LOAN PARTICIPANTS:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), as a Loan Participant and as Agent


                                 By:_____________________________________
                                      Name:
                                      Title:



                                 BANK OF AMERICA NT & SA


                                 By:_____________________________________
                                      Name:
                                      Title:


                                 CIBC INC.


                                 By:_____________________________________
                                      Name:
                                      Title:


                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By:_____________________________________
                                      Name:
                                      Title:



                                SCHEDULE I
                          CERTIFICATE INFORMATION



1. Federal Express Corporation Pass Through Trust, 1995-B1 Federal Express Corporation Trust No. N661FE
    --------------------------------

      Interest Rate: 6.05%
      Maturity:  March 19, 1996
      Principal Amount: $0


2. Federal Express Corporation Pass Through Trust, 1995-B2 Federal Express Corporation Trust No. N661FE
    --------------------------------

      Interest Rate: 7.11%
      Maturity:  January 2, 2014
      Principal Amount: $44,715,000


3. Federal Express Corporation Pass Through Trust, 1995-B3 Federal Express Corporation Trust No. N661FE
    --------------------------------

      Interest Rate: 7.58%
      Maturity:  January 2, 2019
      Principal Amount: $18,089,000


                                SCHEDULE II

                                DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insureds.  As defined in Article 13 of the Lease.

            Aeronautics Authority or FAA. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account
(x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Agent. The Chase Manhattan Bank (National Association) and its successors and permitted assigns as Agent for the Original Loan
Participants pursuant to Article 16 of the Original Participation
Agreement.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

            Aircraft. The Airframe (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine or Engines) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement, dated as of October 26, 1995.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N661FE), dated October 25, 1995 among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

            AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

            AVSA Consent and Agreement. The Consent and Agreement dated as of October 15, 1995, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

            AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

            AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default.  An event specified in Section 16.01(e),
(f) or (g) of the Lease which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

            Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on July 2, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York and Memphis, Tennessee, and after the Lien of the Indenture is discharged, Detroit, Michigan.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N661FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Chase. The Chase Manhattan Bank (National Association) and its successors and permitted assigns.

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

            Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Commencement Date.  July 2, 1996.

            Consent and Agreement. The Consent and Agreement dated as of October 15, 1995 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.


            Corporate Trust Department. The principal office of the Owner Trustee located at 611 Woodward Avenue, Detroit, Michigan 48226, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date.  October 25, 1995.

            EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

            Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03,
11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of October 15, 1995, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N661FE), dated as of October 15, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. Has the meaning set forth in Section 7.06 of the Participation Agreement.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine as of the end of the Lease Term is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in
Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause
(iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

            Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Section 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) payments constituting increases in Interim Rent or Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement and (vi) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above.

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in the second paragraph of Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease the Aircraft. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments during the Fixed Renewal Term equal to 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            French Pledge Agreement. The French Pledge Agreement dated as of October 15, 1995 between the Owner Trustee and the Indenture Trustee.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of NBD, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Rent. The periodic rent payable for the Aircraft throughout the Interim Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Interim Term. The period commencing on the Owner Participant Payment Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice. The invoice for the Aircraft given by AVSA to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Interim Rent, Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and (ii) include all property intended to be subjected to the Indenture by the Granting Clause thereof.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in
Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Moody's.  Moody's Investors Service, Inc.

            NBD.  NBD Bank, a Michigan banking corporation.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Interim Rent and Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995 attached thereto was recorded as one instrument by the FAA on October 25, 1995 and assigned Conveyance Number 2A267994.

            Original Lease.  The Lease Agreement (Federal Express
Corporation Trust No. N661FE) dated as of October 15, 1995 between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995 attached thereto was recorded as one instrument by the FAA on October 25, 1995 and assigned Conveyance Number 2A267995.

            Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

            Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N661FE) among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of October 1, 1995.

            Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N661FE) between the Lessee and the Owner Participant as it was originally executed as of October 15, 1995.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N661FE) between the Owner Participant and the Owner Trustee as it was originally executed as of October 1, 1995 and filed with the FAA on October 25, 1995.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.08 of the Indenture or otherwise;

            (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to
            Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

            Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Participant Payment Date.  March 19, 1996.

            Owner Trustee. NBD, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty. Any guaranty delivered in compliance with Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value percentages or the EBO Price, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1995 Pass Through Certificates, Series B1, 1995 Pass Through Certificates, Series B2 or 1995 Pass Through Certificates, Series B3, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1995-B1, Federal Express Pass Through Trust, 1995-B2 or Federal Express Pass Through Trust, 1995-B3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

            Pass Through Trustee. The Chase Manhattan Bank (National Association), a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. The Owner Participant Payment Date, and each January 2 and July 2 commencing July 2, 1996.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Preliminary Term. The period commencing on the Delivery Date and ending at the end of the day on the day immediately preceding the Owner Participant Payment Date.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2014, November 7, 2007 and with respect to the Certificates having a Maturity in 2019, October 7, 2017.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Proposed Termination Date.  Has the meaning specified in
Section 10.01(a) of the Lease.

            Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

            Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N661FE), dated as of October 15, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            Purchase Price. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), March 4, 1996 for the Owner Participant Payment Date, December 18 for January 2 Payment Dates and June 17 for July 2 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date.  Each January 2 and July 2 commencing July
2, 1996.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) manufactured after October 22, 1994 of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

            Responsible Officer. With respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1995-B1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1995-B2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1995-B3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in
Section 6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section
3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Interim Rent and Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Interim Rent and Basic Rent is due, fully reflect appropriate Interim Rent and Basic Rent accruals and credits of unearned Interim Rent and Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

            Stipulated Loss Value Determination Date. Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Substantial Authority. For Federal income tax purposes, shall have the meaning applicable for purposes of Section 6662 of the Code and relevant Treasury regulations.

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Interim Rent and Basic Rent.

             Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Preliminary Term, the Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after July 2, 2001 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 2, 2011 or July 2, 2013, (ii) Section 4.02(a)(D) or
(E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, July 2, 2015.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

            Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            Underwriters. The several Underwriters named in the Underwriting Agreement.

            Underwriting Agreement. The Underwriting Agreement dated October 26, 1995 among the Lessee, Goldman Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or
Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S.  Person.  A Person described in Section 7701(a)(30) of the
            Code.


                               SCHEDULE III

                          PERMITTED COUNTRY LIST


                    Australia            Japan

                    Austria              Luxembourg

                    Belgium              Malaysia

                    Brazil               Mexico

                    Canada               Netherlands

                    Denmark              New Zealand

                    Egypt                Norway

                    Finland              Philippines

                    France               Portugal

                    Germany              Republic of China
                                         (Taiwan)
                    Greece

                    Hong Kong            Singapore

                    Iceland              Sweden

                    India                Switzerland

                    Indonesia            Thailand

                    Ireland              United Kingdom




                                                           EXHIBIT A(1)(a)


                      [Letterhead of Federal Express]

                                                           [Refunding Date]

To the Addressees Listed on Schedule A Attached

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

            I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal, as Lessee, NationsBank, N.A., as Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants, NBD Bank, a Michigan banking corporation, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the refinancing in full of the Original Loan Certificates evidencing the Original Loan Participants' participation in the payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Three Series of Pass Through Certificates will be issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

            In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision executed counterparts of the Operative Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

            Based on the foregoing, it is my opinion that:

            1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Original Agreements and the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal so to qualify, except where the failure so to qualify would not have a material adverse impact on Federal or its business.

            2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

            3. Each of the Original Agreements and the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and together constitute the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its and their terms.

            4. Neither the execution and delivery by Federal of the Original Agreements and the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the certificate of incorporation or by-laws of Federal or (b) conflict with or contravene the provisions of, or constitutes a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

            5. Neither the execution and delivery by Federal of the Original Agreements and the Transaction Agreements to which it is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Refunding Date and which shall have been accomplished on or prior to the Refunding Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (a) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (b) compliance with the securities laws of each applicable state, and (c) the filing of the Indenture, the Lease and the Trust Agreement with the FAA.

            6. There are no pending, or to my knowledge, threatened actions or proceedings before or by any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Original Agreements or the Transaction Agreements, or (ii) involves the Aircraft.

            7. Except for the filing and, where appropriate, recording pursuant to the Transportation Code of the Lease, the Indenture, the Trust Agreement, the filing of the financing statements referred to in Section 4.01(f) of the Participation Agreement and the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

            8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

            9. On the Delivery Date the Owner Trustee received valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease. Pursuant to the Original Participation Agreement the Aircraft was duly delivered to the Owner Trustee. Federal, as Lessee, duly accepted the Aircraft under the Original Lease and the Lease Supplement and the Term commenced on the Delivery Date.

            10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

            11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            The opinions expressed in paragraph 3 above as to the enforceability of the Original Agreements and the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Original Agreements and the Transaction Agreements, the governing law with respect to each of the Original Agreements and the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

            I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

            As to the matters referred to in paragraphs 5, 7 and 9 above, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

            This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

            I rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,



                                                George W. Hearn

                                SCHEDULE A


Owner Trustee
-------------
NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------
The Chase ManhattOan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                            EXHIBIT A(1)(b)


                   [Letterhead of Davis Polk & Wardwell]

                                                           [Refunding Date]

To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express, as Lessee, NationsBank, N.A., as Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(viii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one Airbus A300F4-605R Aircraft which was purchased by the Owner Trustee pursuant to AVSA's FAA Bill of Sale and AVSA's Warranty Bill of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of the Pass Through Certificates. Three Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.


            In connection with the opinions expressed below, we have examined executed counterparts of the Original Agreements, the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement, the Original Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

            2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease, with the Indenture attached as an exhibit, (B) the Indenture and (C) the Trust Agreement.

            3. The execution, delivery and performance of the Original Participation Agreement, the Participation Agreement, the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Lease, the Lease and the Lease Supplement by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance or the taking of any other action, the conduct of any other business or the exercise of any other powers by NBD Bank in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Original Agreements, the Operative Agreements, the Pass Through Agreement or the Series Supplements. We have assumed that NBD Bank has made the filings necessary to comply with
Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether NBD Bank is required to comply with said
Section 131.3.

            4. (a) Each of the Original Agreements, the Operative Agreements, the Pass Through Agreement and each of the Series Supplements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Original Agreements and each of the Operative Agreements to which Federal Express is a party, the Pass Through Agreement and each Series Supplement do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any other action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Original Agreements, the Operative Agreements, the Pass Through Agreement or each Series Supplement.

            5. Assuming (i) the due authorization, execution and delivery of the Original Agreements, the Operative Agreements, the Pass Through Agreement and each Series Supplement by each of the parties to each such document (other than Federal Express), (ii) that the execution, delivery and performance by each of the Operative Agreements, the Pass Through Agreement and each Series Supplement by each of the parties thereto will not violate the respective parties' constituent documents, (iii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture,
(iv) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled,
(v) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vi) that the form of each Operative Agreement, the Pass Through Agreement and each Series Supplement is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New
York), then: (A) each Operative Agreement, the Pass Through Agreement and each Series Supplement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 5 are subject to the due filing and recording, where appropriate, with the FAA of the documents referred to in paragraph 2 above.

            6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interests of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

            7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due and timely filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of Section 40102(a) of the Transportation Code.

            8. Federal Express's participation in the transactions contemplated by the Operative Agreements, the Pass Through Agreement and each Series Supplement does not and will not constitute a violation of
Section 7 of the Securities Exchange Act of 1934.

            9. It is not necessary, in connection with the creation of the beneficial interests of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            10. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Indenture Trustee.

            The foregoing opinions are subject to the following qualifications:

      (a) To the extent that this opinion relates to matters involving Federal aviation law, we have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinion of Daugherty, Fowler & Peregrin to be delivered to you and dated the date hereof. We have also relied, with your consent, on the opinion dated the date hereof of George
W. Hearn, Vice President - Law of the Lessee, for purposes of the matters stated in paragraphs 4(a) and as to all matters of Tennessee law.

      (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware.

      (c) The opinion contained in paragraph 5 above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

      (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

      (e) We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,

                                                Davis Polk & Wardwell




                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                              EXHIBIT A(2)(a)


                  [Letterhead of Morgan, Lewis & Bockius]


                                                             [Refunding Date]


To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

            We have acted as special counsel for NationsBank, N.A., a national banking association (the "Owner Participant"), in connection with the transactions contemplated by (i) the Participation Agreement, dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee, (ii) the Trust Agreement, dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and
(iii) the Tax Indemnity Agreement, dated as of October 15, 1995, as amended by Amendment No. 1 thereto dated as of October 26, 1995 (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to Section 4.01(l)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            In connection with our opinions herein, we have examined executed counterparts of (i) the Original Participation Agreement, the Original Trust Agreement and the Original Tax Indemnity Agreement (collectively, the "Original Owner Participant Documents") and (ii) the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement (collectively, the "Owner Participant Documents"). We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies and the authenticity of such latter documents, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Original Owner Participant Documents and the Owner Participant Documents, and we have made no independent investigation or inquiry with respect to such factual matters.

            With your consent, and for purposes of this opinion, we have assumed the accuracy of the following matters, but we have not made any independent investigation or inquiry with respect thereto and we render no opinion on such matters:

      (a) That the execution and delivery and performance of each of the Original Owner Participant Documents and the Owner Participant Documents by each of the parties thereto did not or will not, as the case may be, violate the respective parties' constituent documents.

      (b) That each of the parties to the Original Owner Participant Documents and the Owner Participant Documents had or has, as the case may be, full power, authority and legal right to enter into and perform its respective obligations under the Original Owner Participant Documents and the Owner Participant Documents to which it is a party.

      (c) The Original Owner Participant Documents and the Owner Participant Documents, at the time of execution and delivery by the Owner Participant, were or will have been, as the case may be, duly authorized and validly executed and delivered by all parties thereto (other than the Owner Participant) and constituted or will constitute, as the case may be, the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms.

      (d) The parties to the Original Owner Participant Documents and the Owner Participant Documents (other than the Owner Participant, as to which we have not assumed the acquisition of all consents, permits and approvals under New York law) at the time of execution and delivery by the Owner Participant, obtained or have obtained, as the case may be, and there were or are, as the case may be, in full force and effect at such time, any and all required consents, permits and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability of the Original Owner Participant Documents and the Owner Participant Documents.

            We have been retained as special counsel to the Owner Participant in connection with the transactions contemplated by the Participation Agreement, and have not generally represented the Owner Participant in its business activities and are not familiar with the nature and extent of such other activities. Accordingly, we also have assumed without investigation that such other activities are not of such a nature as to cause the transactions contemplated by the Participation Agreement to be governed by laws or regulations of the State of New York or the United States of America applicable only because of such other activities (such as laws relating specifically to the banking, securities, insurance or utility industries) and not applicable to business corporations generally.

      Based upon the foregoing, we are of the opinion that:

 (1) The Original Owner Participant Documents on the date of execution thereof constituted, and the Owner Participant Documents constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors', mortgagees' and lessors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and
(c) with respect to the indemnification provisions set forth in the Original Owner Participant Documents and the Owner Participant Documents, considerations of public policy.

 (2) Neither the execution and delivery of the Original Owner Participant Documents and the Owner Participant Documents by the Owner Participant nor the consummation by the Owner Participant of any of the transactions therein contemplated, or the fulfillment of, or compliance with, the terms and provisions of any thereof, (A) required or requires, as the case may be, for its validity that the Owner Participant obtain the consent or approval of, give notice to, register with, or take any other action with respect to, any governmental authority or agency of the State of New York or the Federal government of the United States, or (B) contravened or contravenes any law, governmental rule or regulation of the State of New York or the Federal government of the United States or any governmental authority or agency thereof.

            In rendering the foregoing opinions, we have relied, with your consent, on the opinion of even date herewith of James R. Marietta, Assistant General Counsel of NationsBank Corporation, as to the matters set forth therein (i) that are governed by the laws of the State of New York, and (ii) relating to the due authorization, execution and delivery of the Original Owner Participant Documents and the Owner Participant Documents by the Owner Participant under the laws of the United States of America, and our opinions are subject to the same limitations and exceptions as set forth therein.

            The foregoing opinions are subject, however, to the qualification that we express no opinion as to matters relating to the title to or sufficiency of description of any property or collateral described in the Original Owner Participant Documents and the Owner Participant Documents or the perfection or relative priority of any lien or security interest created with respect to such property or collateral thereunder. In addition, we express no opinion as to matters governed by
(i) any tax laws, (ii) the Transportation Code, or by any other laws, statutes, rules or regulations of the United States particularly relating to the acquisition, ownership, registration, leasing, use or sale of the Aircraft, the Airframe or the Engines other than such laws relating to personal property generally, (iii) any securities laws and (iv) laws pertaining to the Owner Participant solely because of the business activities of the Owner Participant and not applicable to business corporations generally.

            We are licensed to practice law in the State of New York and we express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the laws of the United States of America.

            This opinion is furnished by us at your request and at the Owner Participant's request for your sole benefit, and we agree that you and your successors and permitted assigns may rely on the opinions expressed herein. No other Person or entity shall be entitled to rely on the opinions expressed herein without our express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or
(ii) bank examiners or similar regulatory authorities. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,

                                                Morgan, Lewis & Bockius




                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                             EXHIBIT A(2)(b)


                  [Letterhead of NationsBank Corporation]

                                                            [Refunding Date]

To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

            I have acted as counsel to NationsBank, N.A., a national banking association (the "Owner Participant"), and in that capacity have acted as counsel to the Owner Participant in connection with the transactions contemplated by (i) the Participation Agreement, dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee (the "Pass Through Trustee), (ii) the Trust Agreement, dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and (iii) the Tax Indemnity Agreement, dated as of October 15, 1995, as amended by Amendment No. 1 thereto (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to Section 4.01(l)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            For purposes of the opinions expressed below, I have examined executed counterparts or copies of the Original Participation Agreement, the Original Trust Agreement, the Original Tax Indemnity Agreement, the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement (collectively, the "Owner Participant Documents"), I have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed, photographic or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to various questions of fact material to my opinions, I have relied solely upon the accuracy of the statements, representations and warranties made in the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement. I have assumed, except with regard to the Owner Participant, that the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement have been duly authorized, executed and delivered by the respective parties thereto and that they constitute the legal, valid and binding obligations of each party thereto enforceable against each such party in accordance with their respective terms.

            Based upon the foregoing and such other information as I have deemed necessary for purposes hereof, and subject to the assumptions, qualifications and reliance's set forth herein, I am of the opinion that:

      1. The Owner Participant is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and enter into and to carry out the transactions contemplated by each of the Owner Participant Documents.

      2. The Owner Participant has duly authorized, executed and delivered each of the Owner Participant Documents.

      2. None of the execution, delivery or performance by the Owner Participant of the Owner Participant Documents, nor the compliance with the terms and provisions thereof by the Owner Participant did not or does not, as the case may be, (a) required or require, as the case may be, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with or the taking or any other action with respect to any governmental authority or agency of the State of North Carolina or of the federal government of the United States; or (b) violated or violate, as the case may be, any law, governmental rule or regulation of the State of North Carolina or of the federal government of the United States or any governmental authority or agency thereof; or (c) resulted or result, as the case may be, in the breach of any of the terms, conditions or provisions of the Articles of Association or By-Laws of the Owner Participant; or (d) to the best of my knowledge, conflicted or conflict, as the case may be, with any judgment or order applicable to or binding upon the Owner Participant or its properties, or violated or violate, as the case may be, or (except as contemplated by the Owner Participant Documents) subject the Trust Estate to any lien under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or contract or any other agreement or instrument to which the Owner Participant is a party or by which the Owner Participant is bound.

      4. There are no actions, suits, investigations or proceedings pending or, to the best of my knowledge, threatened against or affecting the Owner Participant or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Owner Participant Documents, and there are no pending or, to the best of my knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving the Owner Participant in connection with the transactions contemplated by any of the Owner Participant Documents.

            I am authorized to practice law in the State of North Carolina and do not hold myself out as an expert on the law of any state other than the State of North Carolina. Consequently, the foregoing opinions are limited to the federal laws of the United States of America and the laws of the State of Carolina, and I express no opinion as to the laws of any other state or jurisdiction. Further, I have made no investigation and express no opinion, as to any aviation law or other laws, statutes, rules or regulations applicable due to the particular nature of the equipment subject to the Lease, and I express no opinion as to any tax or securities laws.

            This opinion is furnished by me at your request for your sole benefit, and I agree that you and your successors and permitted assigns may rely on the opinions expressed herein.

            This opinion is furnished by me as counsel to the Owner Participant for your sole benefit and for the benefit of your successors and assigns and no other person or entity shall rely on this opinion without my express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without my express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or (ii) bank examiners or similar regulatory authorities. My opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. My opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,



                                                James R. Marietta



                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                             EXHIBIT A(3)(a)


                     [Letterhead of Dewey Ballantine]

                                                            [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

            We have acted as special counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), in connection with the transactions contemplated by (i) the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995 (the "Original Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee, (ii) the Participation Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995 (the "Original Participation Agreement") among Federal Express Corporation ("Federal Express"), NationsBank, N.A., as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants (the "Original Loan Participants"), the Owner Trustee and the Indenture Trustee, (iii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Indenture") between the Owner Trustee and the Indenture Trustee, and (iv) the Participation Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among Federal Express, the Owner Participant, the Original Loan Participants, the Owner Trustee, the Indenture Trustee, and The Chase Manhattan Bank (National Association), as Pass Through Trustee. Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            This opinion is being delivered pursuant to Section 4.01(l)(iii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement. Additionally, The Chase Manhattan Bank (National Association), in its capacity as Agent and as an Original Loan Participant, is sometimes referred to herein as the "New York Loan Participant". We have not served as counsel for or advised the New York Loan Participant in connection with the transactions contemplated by the Participation Agreement, the Indenture or any of the other Operative Agreements and references herein to the Indenture Trustee, in its individual capacity, exclude The Chase Manhattan Bank (National Association) in its capacity as the New York Loan Participant.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements and the Original Agreements to which the Indenture Trustee is a party (which we previously reviewed). We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Agreements and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Indenture Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Participation Agreement and the other Operative Agreements to which it is or is to be a party, and to authenticate the Certificates to be delivered on the date hereof and had on the date of execution thereof the corporate power and authority to execute, deliver and perform its obligations under the Original Indenture, the Original Participation Agreement and the other Original Agreements to which it was a party.

      2. The Indenture Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party and as of the date of execution thereof had duly authorized, executed and delivered the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party.

      3. Each of the Indenture, the Participation Agreement and the other Operative Agreements to which it is a party constitutes, and on the date of execution thereof, the Original Indenture, the Original Participation Agreement and the other Original Agreements to which it was a party constituted, a legal, valid and binding obligation of the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

      4. The Certificates delivered on the date hereof have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

      5. The execution, delivery, and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party are not in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee. The execution, delivery, and performance by the Indenture Trustee of the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party were not on the date of execution thereof in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee.

      6. Neither the execution and delivery by the Indenture Trustee, in its individual or trust capacity, as the case may be, of the Original Indenture, the Indenture, the Original Participation Agreement, the Participation Agreement or any of the other Operative Agreements or Original Agreements to which it is or was, as the case may be, a party, nor the consummation by the Indenture Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Indenture or the Participation Agreement requires, or required on the date of execution thereof in the case of the Original Indenture and the Original Participation Agreement, consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any federal or state governmental authority or agency having jurisdiction over the Indenture Trustee.

      7. There are no fees, taxes or other governmental charges payable by the Certificate Holders, the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee) to the State of New York or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates issued to the Certificate Holders or the beneficial interests of the Certificate Holders in the Trust Indenture Estate. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate. There is no fee, tax or other governmental charge (other than as such as may be imposed upon the New York Loan Participant) under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates issued to the Certificate Holders by reason of the creation of the trust under the Indenture pursuant to the laws of the State of New York or the Indenture Trustee's performance of its duties under the Indenture within the State of New York. We express no opinion, however, as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Original Loan Participants, the Owner Participant or the New York Loan Participant to the State of New York or any political subdivision thereof in connection with (x) the execution, delivery or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements, (y) the making by the Owner Participant of its investment in the Aircraft, (z) with respect to the New York Loan Participant, the issuance and ownership of the Original Loan Certificates issued to the New York Loan Participant.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. In addition, we express no opinion herein as to (i) any federal or state securities laws, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired or to be acquired by the Owner Trustee, or (v) ERISA or any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Operative Agreements.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Indenture, the Participation Agreement and the other Operative Agreements has been duly authorized, executed and delivered by the respective parties thereto (other than the Indenture Trustee) and constitutes and on the date of execution thereof, the Original Indenture and the Original Participation Agreement constituted, a legal, valid and binding obligation of each of such parties (other than the Indenture Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Indenture Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party and (c) the transactions provided for in the Operative Agreements are not within the prohibitions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Dewey Ballantine




                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670




                                                             EXHIBIT A(3)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                            [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:


            As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), I advise you as follows with respect to the authorization, execution and delivery by the Indenture Trustee of (i) the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995 (the "Original Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee, (ii) the Participation Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995 (the "Original Participation Agreement") among Federal Express Corporation ("Federal Express"), NationsBank, N.A., as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants (the "Original Loan Participants"), the Owner Trustee and the Indenture Trustee, (iii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Indenture") between the Owner Trustee and the Indenture Trustee, and (iv) the Participation Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among Federal Express, the Owner Participant, the Original Loan Participants, the Owner Trustee, the Indenture Trustee, and The Chase Manhattan Bank (National Association), as Pass Through Trustee. Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement. The Chase Manhattan Bank (National Association), in its capacity as Agent and as a Loan Participant, is sometimes referred to herein as the "New York Loan Participant". I have not served as counsel for or advised the New York Loan Participant in connection with the transactions contemplated by the Participation Agreement, the Indenture or any of the other Operative Agreements and references herein to the Indenture Trustee, in its individual capacity, exclude The Chase Manhattan Bank (National Association) in its capacity as the New York Loan Participant.

            I have reviewed executed counterparts of the Operative Agreements and the Original Agreements to which the Indenture Trustee is a party (which we previously reviewed). I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Indenture Trustee, a certificate of the secretary of the Indenture Trustee as to certain matters, including the incumbency of the officer of the Indenture Trustee who executed the Indenture and the Participation Agreement and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Indenture Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Indenture Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Operative Agreements and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: (i) the execution, delivery and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Operative Agreements to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound and (ii) the execution, delivery and performance by the Indenture Trustee of the Original Indenture, the Original Participation Agreement and each of the other Original Agreements to which it was a party were not on the date of execution thereof, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Indenture Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests; (iv) the authority or power of the Indenture Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of New York; or (v) ERISA.

            This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

            We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                                Very truly yours,


                                                Barbara Jo Lubitz



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670

                                                                EXHIBIT A(4)


               [Letterhead of Daugherty, Fowler & Peregrin]

                             [Refunding Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 4.01(l)(iv) of the Participation Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"), NationsBank, N.A., as Owner Participant (the "Owner Participant"), The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as the Original Loan Participants (the "Original Loan Participants"), NBD Bank, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), The Chase Manhattan Bank (National Association), as Indenture Trustee (the "Indenture Trustee") and The Chase Manhattan Bank (National Association), as Pass Through Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

            The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

            We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

  (a) Trust Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement amends and restates the Original Trust Agreement, which Trust Agreement was filed at ____ _.m., C.D.T.;


  (b) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995 and executed on October __, 1995
(the "Indenture") between the Owner Trustee and the Indenture
Trustee, which Indenture amends and restates the Original Indenture, which Indenture was filed at ____ _.m., C.D.T.; and,

  (c) Lease Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995, as amended and restated as of October 26, 1995 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, as lessee, which Lease amends and restates the Original Lease, with the Indenture attached thereto, which Lease with the Indenture attached thereto was filed at ____ _.m., C.D.T.

      The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Indenture, as containing confidential financial information.

      Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

      1. AC Form 8050-2 Aircraft Bill of Sale dated October 25, 1995 (the "FAA Bill of Sale") from AVSA S.A.R.L., as seller, conveying title to the Airframe to the Owner Trustee has been duly recorded by the FAA on October 25, 1995 and assigned Conveyance No. ________;

      2. the Indenture and the Lease with the Indenture attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      3. the Trust Agreement is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      4. the Original Trust Agreement was duly filed with the FAA on October 25, 1995 pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      5. the Original Indenture with the Indenture and Security Agreement Supplement attached has been duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      6. the Original Lease with the Lease Supplement, the Original Indenture and the Indenture and Security Agreement Supplement attached was duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

      7. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      8. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, and (ii) the rights of the parties under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement;

      9. the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

      10. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, or the Original Trust Agreement, as amended and restated by the Trust Agreement, except for such filings as are referred to in our opinion dated October 25, 1995 (which have been duly effected) and the filings referred to in clauses
(a), (b) and (c) above; and,

      11. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Participation Agreement, the Participation Agreement, the FAA Bill of Sale, the Original Lease, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Original Trust Agreement, as amended and restated by the Trust Agreement; (ii) the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement; (iii) the Original Participation Agreement, as amended and restated by the Participation Agreement; and (iv) the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA except for the filings, the recordations and the filings for recordation specified elsewhere in this opinion.

            No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

            No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under 29 U.S.C. Section 1368(a), possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel for the Aeronautical Center dated October __, 1995 and have continued to rely upon the opinion of the Assistant Chief Counsel for the Aeronautical Center dated __________, 1995, copies of which are attached hereto.




                                                                    Annex I

                            Certain Definitions

                      Airframe, Engines and Aircraft

            One (1) Airbus Industrie A300F4-605R aircraft bearing manufacturer's serial number 760 and U.S. Registration No. N661FE (the "Airframe") and two (2) General Electric CF6-80C2-A5F aircraft engines bearing manufacturer's serial numbers 705-231 and 705-232 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").


                         Original Trust Agreement

            Trust Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995 between the Owner Participant and the Owner Trustee, which was filed with the FAA on October 25, 1995.

                            Original Indenture

            Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement (as hereinafter defined) attached thereto was recorded as one instrument by the FAA on October 25, 1995 and assigned Conveyance No. 2A267994.

                Indenture and Security Agreement Supplement

            Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995 between the Owner Trustee and the Indenture Trustee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Indenture.

                              Original Lease

            Lease Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 15, 1995 between the Owner Trustee, as lessor, and the Lessee, which together with the Lease Supplement (as hereinafter defined), the Original Indenture and the Indenture and Security Agreement Supplement attached thereto was recorded as one instrument by the FAA on October 25, 1995 and assigned Conveyance No. 2A267995.

                             Lease Supplement

            Lease Supplement No. 1 (Federal Express Corporation Trust No. N661FE) dated October 25, 1995 between the Owner Trustee, as lessor, and the Lessee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Lease.

                          Confidential Omissions

            The Lease was filed with the FAA, with (i) the Owner Participant Amount, the Interim Rent and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) set forth in Ancillary Agreement I, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation as containing confidential financial information.

            The Indenture was filed with the FAA, with the Schedule of Principal Payments (Schedule I) omitted from the FAA filing counterpart thereof as containing confidential financial information.

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670

                                                                  EXHIBIT A(5)


       [Letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman]

                                                             [Refunding Date]

To Each of the Parties Listed on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N661FE
            -------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to NBD Bank, a Michigan banking corporation ("NBD"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Trust Agreement"), between NBD and NationsBank, N.A., a national banking association (the "Trustor" or "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No. N661FE), dated as of October 1, 1995, as amended and restated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, The Chase Manhattan Bank (National Association), Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago, as Original Loan Participants, NBD, not in its individual capacity except as specifically set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, The Chase Manhattan Bank (National Association), as Indenture Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N661FE (the "Aircraft") is being refinanced. This opinion is being furnished pursuant to Section 4.01(l)(vii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

            We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a)   The Participation Agreement;

            (b)   The Trust Agreement;

            (c)   The Indenture;

            (d) The Indenture and Security Agreement Supplement No. 1 dated October 25, 1995;

            (e) The Lease;

            (f) The Lease Supplement dated October 25, 1995 (each of the documents identified in paragraphs (a) through (f) above being collectively referred to as the "Owner Trustee Documents"); and

            (g) The Certificates being issued today (the "Certificates").

            We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of public officials and of corporate officers and other representatives of NBD and such other instruments as we have deemed necessary and relevant as the basis for our opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary and relevant, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. NBD is a Michigan banking corporation duly organized and validly existing under the laws of the State of the Michigan, with banking and trust powers, is a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code, and each of NBD and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

      2. Each of NBD and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document; each Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of NBD) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against NBD) in accordance with its terms; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

      3. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

      4. On the Delivery Date, the Owner Trustee received from AVSA such title to the Aircraft as AVSA conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Original Lease and the security interest created pursuant to the Original Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against NBD not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

      5. All of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates.

      6. To the extent that the Uniform Commercial Code of the State of Michigan (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Michigan such security interest, except for the filing of a UCC financing statement in the office of the Secretary of State of the State of Michigan, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

      7. The Trust Agreement duly creates a legal and valid trust under Michigan law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement and the Indenture Supplement create for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

      8. Neither the authorization, execution and delivery by the Owner Trustee or NBD, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or NBD with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or NBD, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Michigan or the United States of America governing the banking or trust powers of NBD.

      9. The execution, delivery and performance by the Owner Trustee or NBD, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the articles of incorporation or by-laws of NBD or of any law, governmental rule, or regulation of the State of Michigan or the United States of America governing the banking or trust powers of NBD or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Michigan or the United States of America relating to the banking or trust powers of NBD.

      10. Assuming that (i) the Aircraft is not used in Michigan and is not physically located in Michigan at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Michigan to a buyer nor be shipped from a point within Michigan to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Michigan or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Michigan or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement.

      11. There is no fee, tax or other governmental charge under the laws of the State of Michigan or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Michigan, which would not have been imposed if NBD did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Michigan.

      12. Neither a Michigan court nor a federal court applying federal law or Michigan law, if all relevant issues are properly presented to and considered by such court, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided in the Trust Agreement or with the consent of the Indenture Trustee, until the Lien of the Indenture on the Trust Estate has been released and until payment in full of the principal of, Make-Whole Premium, if any, and interest on, the Certificates.

      13. Under the laws of the State of Michigan, as long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and may not through the enforcement of such Creditor's rights, acquire any greater rights than the rights of the Owner Participant with respect to the Trust Agreement or the Trust Estate.

      14. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting NBD or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of NBD or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving NBD or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

            The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Michigan and applicable federal laws. We express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of NBD), (iii) state securities or blue sky laws, or (iv) laws, rules and regulations applicable to the particular nature of the Aircraft acquired by the Owner Trustee. Insofar as any Owner Trustee Documents and the Certificates expressed to be governed by the laws of a jurisdiction other than the State of Michigan, we have assumed that all such documents are legal, valid, binding and enforceable in accordance with their terms under such laws (as to which we express no opinion).

            B. The foregoing opinions regarding enforceability, except for the opinions set forth in paragraphs 12 and 13 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability or provisions relating to indemnification.

            C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than NBD and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver, and perform under the terms of, each such document.

            D. The opinion set forth in paragraph 1 above concerning the citizenship of NBD is based upon the Affidavit of Citizenship, and we have not independently verified the facts supporting such opinion.

            E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

            F. We have assumed that all signatures (other than those of the Owner Trustee or NBD) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee.

            H. Except as otherwise provided in paragraph 7, no opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interest, of any instrument or document creating a lien or security interest, or of the Indenture or as to the nature or validity of title to any part of the Trust Estate. I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

            J. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it is intended to indicate that during the course of our representation in connection with the Owner Trustee Documents, the lawyers in our firm who have been principally involved in representing NBD and the Owner Trustee in connection with the Owner Trustee Documents have not obtained actual knowledge of the existence or absence of such facts, as the case may be, without the implication that we have made any investigation or inquiry to determine the existence or absence of such facts.

            K. The foregoing opinions are given as of the date hereof only, and do not contemplate, and no opinion is given or intended, with respect to subsequent changes in law or fact.

            This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

            We rendered an opinion dated October 25, 1995 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                        Very truly yours,


                        Dickinson, Wright, Moon, Van Dusen & Freeman


                               SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245



Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                             EXHIBIT A(6)(a)


                     [Letterhead of Dewey Ballantine]


                                                            [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N661FE


Ladies and Gentlemen:

      We have acted as special counsel to The Chase Manhattan Bank (National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"). We have advised the Pass Through Trustee with respect to the Pass Through Agreement, the Series Supplements and the Participation Agreement relating to the Pass Through Trust Agreement and each designated Series Supplement (the "Participation Agreement") among the parties listed therein. Additionally, we have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            This opinion is being delivered pursuant to Section 4.01(l)(ix) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement, the Pass Through Trust Agreement or the Series Supplements, as applicable.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

      2. The Pass Through Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party.

      3. Each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party constitutes the legal, valid and binding obligation of the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

      4. The Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the related Pass Through Trust Agreement and the related Series Supplements, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

      5. The execution, delivery, and performance by the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity), of the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof, and the issuance of the Certificates thereunder are not in violation of the Articles of Association or By-laws of the Pass Through Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Pass Through Trustee or constitute a default under, or result in the creation or the imposition of any Lien upon any property or assets of the Pass Through Trustee, under any indenture, mortgage or other agreement or instrument known to us to which the Pass Through Trustee is a party or by which it or any of its property is bound, or any New York or Federal law, rule or regulation governing the Pass Through Trustee's banking or trust powers, or of any judgment, order or decree known to us to be applicable to the Pass Through Trustee, in its individual or trust capacity, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Pass Through Trustee, in its individual or trust capacity, or its properties.

      6. Neither the execution and delivery by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party, nor the consummation by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party requires consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any Federal or state governmental authority or agency having jurisdiction over the Pass Through Trustee.

      7. There are no taxes, fees or other governmental charges payable under the laws of the State of New York or any political subdivision thereof in connection with the execution, delivery and performance by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements and the other Operative Agreements to which it is a party or in connection with the execution, issuance and delivery of the Certificates by the Pass Through Trustee, pursuant to the Series Supplements.

      8. Neither the trusts created by the Pass Through Trust Agreement and the Series Supplements nor the Pass Through Trustee, in its individual or trust capacity, as the case may be, nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof (other than taxes imposed on the fees received by The Chase Manhattan Bank (National Association) for acting as Pass Through Trustee under the Series Supplements). Certificate holders who are not residents of or otherwise subject to tax in New York will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. There are no applicable taxes under the laws of the State of New York or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements, (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof, (e) any or all of the Operative Agreements, any or all of the Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Certificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed (either in its individual capacity or as Pass Through Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, the State of New York.

            With respect to the opinions set forth in paragraphs 7 and 8 above, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled "Certain New York Taxes" in the Prospectus Supplement to the Prospectus forming part of Registration Number No. 33-56569 (the "Registration Statement") for the registration of the Certificates with the Securities and Exchange Commission. In addition, we have assumed that each Pass Through Trust (as defined in the Registration Statement) will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be classified as a corporation or as a Partnership (as defined in Section 7701 of the Code), and each Pass Through Trust does not otherwise engage in business in New York. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America. In addition, we express no opinion herein as to (i) any Federal or state securities laws or blue sky laws and assume that the Certificates have been registered, issued and sold in compliance with all applicable Federal and state securities and blue sky laws and that the Pass Through Trust Agreement and the Series Supplements have been duly qualified under the provisions of the Trust Indenture Act of 1939, as amended, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired or to be acquired by the Owner Trustee, or (v) ERISA or any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Operative Agreements.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements has been duly authorized, executed and delivered by the respective parties thereto (other than the Pass Through Trustee) and constitutes a legal, valid and binding obligation of each of such parties (other than the Pass Through Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Pass Through Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and each of the other Operative Agreements to which it is a party and (c) the transactions provided for in the Operative Agreements are not within the prohibitions of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                                Very truly yours,


                                                Dewey Ballantine



                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                             EXHIBIT A(6)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                            [Refunding Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N661FE

Ladies and Gentlemen:

      As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"), I advise you as follows with respect to the authorization, execution and delivery by the Pass Through Trustee of (i) the Series Supplements and (ii) the Participation Agreement (Federal Express Corporation Trust No. N661FE) dated as of October 1, 1995, as amended and restated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among the parties listed therein. Additionally, I have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement, the Pass Through Trust Agreement or the Series Supplements, as applicable.

            I have reviewed executed counterparts of the Pass Through Trust Agreement, the Series Supplements, the Certificates, the Participation Agreement and the other Operative Agreements to which the Pass Through Trustee is a party. I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Pass Through Trustee, a certificate of the secretary of the Pass Through Trustee as to certain matters, including the incumbency of the officer of the Pass Through Trustee who executed the Pass Through Trust Agreement, the Series Supplements, the Participation Agreement and the other certificates executed and delivered in connection with the transactions contemplated by any of the foregoing and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Pass Through Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Pass Through Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement, the Series Supplements and the Certificates and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: the execution, delivery and performance by the Pass Through Trustee of the Series Supplements, the Certificates, the Participation Agreement and each of the other Operative Agreements to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Pass Through Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests;
(iv) the authority or power of the Pass Through Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Pass Through Trust Agreement, the Series Supplements or the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of New York; or (v) ERISA.

This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.


                                                Very truly yours,


                                                Barbara Jo Lubitz



                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245


Owner Participant
-----------------

NationsBank, N.A.
c/o NationsBanc Lease Investments, Inc.
NationsBank Corporate Center
NC 1007-12-01
100 North Tyron Street
Charlotte, North Carolina  28255-0001


Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


Original Loan Participants
--------------------------

The Chase Manhattan Bank (National Association)
One Chase Manhattan Plaza
New York, New York  10081

Bank of America NT & SA
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

The First National Bank of Chicago
Transportation Division
One First National Plaza
Mail Suite 0362
Chicago, Illinois  60670



                                                                     EXHIBIT B


                         [FORM OF LEASE AGREEMENT]

                            [See Exhibit 4.g]




                                                                     EXHIBIT C


                            [FORM OF INDENTURE]

                            [See Exhibit 4.c.1]




                                                                     EXHIBIT D


                         [FORM OF TRUST AGREEMENT]

                             [See Exhibit 4.f]




/dpw/cw/037/07853/042/8K/EDGAR/FILING.2/ex4e1.3.ed




                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N663FE)

                         Dated as of October 26, 1995

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                                   Lessee

                         CHRYSLER CAPITAL CORPORATION,
                                                   Owner Participant

                                   NBD BANK,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                                Owner Trustee,
                                                          Owner Trustee

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                              Indenture Trustee,
                                                        Indenture Trustee

                                      and

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                        Set Forth Herein, but Solely as
                             Pass Through Trustee,
                                                       Pass Through Trustee
                        ______________________________

              LEVERAGED LEASE OF ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 766, REGISTRATION NO. N663FE


                               TABLE OF CONTENTS

                                                                          Page

   Initial Recitals........................................................  1


                                   ARTICLE 1


   DEFINITIONS.............................................................  3


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                     ISSUANCE AND PURCHASE OF CERTIFICATES

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  4
   Section 2.03.  Owner Participant's Instructions to Owner Trustee........  5
   Section 2.04.  Pre-Delivery Date Adjustments to Basic Rent,
                    Stipulated Loss  Values, Termination Values
                    and EBO  Price.........................................  5


                                   ARTICLE 3

                 PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                             DELIVERY OF AIRCRAFT

   Section 3.01.  Lessee's Notice of Delivery Date.........................  6
   Section 3.02.  Commitments to Participate in Purchase Price.............  6
   Section 3.03.  Owner Participant's Instructions to Owner Trustee........  8
   Section 3.04.  Transaction Costs........................................  9
   Section 3.05.  Postponement of Delivery Date............................  9
   Section 3.06.  Closing.................................................. 10
   Section 3.07.  Owner Participant Payment................................ 11


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent (Certificate Closing Date).......... 11
   Section 4.02.  Conditions Precedent (Delivery Date)..................... 19
   Section 4.03.  Opinion of Special Aviation Counsel upon Registration.... 26

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 26


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 27
   Section 6.02.  Offering by Lessee....................................... 33
   Section 6.03.  Certain Covenants of Lessee.............................. 33
   Section 6.04.  Survival of Representations and Warranties............... 41


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests
                     in Lessor's Estate.................................... 41
   Section 7.02.  Citizenship.............................................. 41
   Section 7.03.  Representations, Warranties and Covenants of the Owner
                     Participant........................................... 43
   Section 7.04.  Representations, Covenants and Warranties of NBD and the
                     Owner Trustee......................................... 47
   Section 7.05.  Representations, Warranties and Covenants of the
                     Indenture Trustee..................................... 50
   Section 7.06.  Indenture Trustee's Notice of Default.................... 51
   Section 7.07.  Releases from Indenture.................................. 51
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 52
   Section 7.09.  Pass Through Trustee's Representations and Warranties.... 52
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 53
   Section 7.11.  Lessee's Assumption of the Certificates.................. 53
   Section 7.12.  Indebtedness of Owner Trustee............................ 55
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 55


                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 56
   Section 8.02.  After-Tax Basis.......................................... 61
   Section 8.03.  Time of Payment.......................................... 62
   Section 8.04.  Contests................................................. 62
   Section 8.05.  Refunds.................................................. 64
   Section 8.06.  Lessee's Reports......................................... 64
   Section 8.07.  Survival of Obligations.................................. 65
   Section 8.08.  Payment of Taxes......................................... 65
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 65


                                   ARTICLE 9

                               GENERAL INDEMNITY
   Section 9.01.  Generally................................................ 66
   Section 9.02.  After-Tax Basis.......................................... 69
   Section 9.03.  Subrogation.............................................. 70
   Section 9.04.  Notice and Payment....................................... 70
   Section 9.05.  Refunds.................................................. 71
   Section 9.06.  Defense of Claims........................................ 71
   Section 9.07.  Survival of Obligations.................................. 72
   Section 9.08.  Effect of Other Indemnities.............................. 72
   Section 9.09.  Interest................................................. 72


                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 72


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 74


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 76
   Section 12.02.  Interest of Holders of Certificates..................... 76


                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 76
   Section 13.02.  Further Assurances...................................... 77


                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 77


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 78
   Section 15.02.  Reoptimization.......................................... 81


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 83
   Section 17.02.  Collateral Account...................................... 83
   Section 17.03.  Counterparts............................................ 84
   Section 17.04.  No Oral Modifications................................... 84
   Section 17.05.  Captions................................................ 84
   Section 17.06.  Successors and Assigns.................................. 84
   Section 17.07.  Concerning the Owner Trustee, the Pass Through
                      Trustee and the Indenture Trustee.................... 85
   Section 17.08.  Severability............................................ 85
   Section 17.09.  Public Release of Information........................... 85
   Section 17.10.  Certain Limitations on Reorganization................... 86
   Section 17.11.  GOVERNING LAW........................................... 86
   Section 17.12.  Section 1110 Compliance................................. 86


                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 87

SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
SCHEDULE IV            Purchase Price, Owner Participant's Commitment and Debt
Portion
EXHIBIT A(1)(a)(i)     Opinion of Lessee's Counsel (Certificate Closing Date)
EXHIBIT A(1)(a)(ii)    Opinion of Lessee's Counsel (Delivery Date)
EXHIBIT A(1)(b)(i)     Opinion of Lessee's Special Counsel (Certificate
Closing Date)
EXHIBIT A(1)(b)(ii)    Opinion of Lessee's Special Counsel (Delivery Date)
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)(a)        Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(3)(b)        Opinion of Indenture Trustee's Counsel
EXHIBIT A(4)(a)        Opinion of Owner Trustee's Counsel
EXHIBIT A(4)(b)        Opinion of Owner Trustee's Counsel
EXHIBIT A(5)(a)        Opinion of Pass Through Trustee's Special Counsel
EXHIBIT A(5)(b)        Opinion of Pass Through Trustee's Counsel
EXHIBIT A(6)           Opinion of Engine Manufacturer's Counsel
EXHIBIT A(7)           Opinion of Manufacturer's and AVSA's Counsel
EXHIBIT A(8)           Opinion of Special Aviation Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement
EXHIBIT E              Form of Purchase Agreement Assignment, Consent and
                       Agreement, AVSA Consent and Agreement
EXHIBIT F              Form of Engine Warranty Assignment and Engine Consent




                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N663FE)


         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N663FE) dated as of October 26, 1995 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), CHRYSLER CAPITAL CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), NBD BANK, a Michigan banking corporation, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").


                             W I T N E S S E T H :

         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof.

         WHEREAS, the Owner Participant has entered into the Trust Agreement with the Owner Trustee in its individual capacity, substantially in the form of Exhibit D hereto, pursuant to which Trust Agreement NBD agrees, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant on the terms specified in the Trust Agreement, subject to the Lien of the Indenture.

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto.

         WHEREAS, concurrently with the execution and delivery hereof, the Owner Trustee and the Indenture Trustee are entering into the Indenture for the benefit of the Pass Through Trustee, pursuant to which the Owner Trustee is issuing the Certificates to the Pass Through Trustee as evidence of the loans made by the Pass Through Trustee to the Owner Trustee, the proceeds of which loans will be deposited by the Owner Trustee in the Collateral Account.

         WHEREAS, prior to the Delivery Date, the Certificates will be secured by the Liquid Collateral.

         WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant:

         (a) on the Delivery Date, to purchase the Aircraft from AVSA;

         (b) on the Certificate Closing Date, to execute and deliver the Lease substantially in the form of Exhibit B hereto, pursuant to which, subject to the terms and conditions set forth in said Lease, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date, such Lease to be effected by the execution and delivery of a Lease Supplement, in the form of Exhibit A to the Lease, covering the Aircraft and incorporating by reference all of the terms of the Lease;

         (c) on the Certificate Closing Date, to execute and deliver the Indenture, substantially in the form of Exhibit C hereto, for the benefit of the Holders from time to time of the Certificates, pursuant to which the Owner Trustee agrees, among other things, (A) to deposit, mortgage and pledge with the Indenture Trustee, as part of the Trust Indenture Estate, all of the Lessor's Estate but not Excepted Payments,
   (B) on the Certificate Closing Date, to issue Certificates substantially in the form set forth in Exhibit B to the Indenture, the proceeds of the sale of which will be held by the Owner Trustee in the Collateral Account until released on the Delivery Date for use by the Owner Trustee (or, in certain circumstances, the Lessee) towards payment of the Purchase Price for the Aircraft, and (C) on the Delivery Date, to execute and deliver the Indenture and Security Agreement Supplement, substantially in the form of Exhibit A to the Indenture, covering the Aircraft and supplementing the Indenture;

         (d) on the Certificate Closing Date, to execute and deliver the Purchase Agreement Assignment, whereby the Lessee assigns to the Owner Trustee the right to purchase the Aircraft from AVSA and certain of the Lessee's rights and interests under the Purchase Agreement and the Consent and Guaranty to the extent that the same relate to the Aircraft (except to the extent reserved in said Purchase Agreement Assignment), which Purchase Agreement Assignment is to include as an annex a Consent and Agreement executed by the Manufacturer and the AVSA Consent and Agreement executed by AVSA, said Purchase Agreement Assignment, Consent and Agreement and AVSA Consent and Agreement to be substantially in the form of Exhibit E hereto; and

         (e) on the Certificate Closing Date, to execute and deliver the Engine Warranty Assignment, whereby the Lessee assigns to the Owner Trustee certain of the Lessee's rights and interests under the GTA to the extent that the same relate to the Engines (except to the extent reserved in the Engine Warranty Assignment), which Engine Warranty Assignment is to include as an annex a Consent executed by the Engine Manufacturer, said Engine Warranty Assignment and Engine Consent to be substantially in the form of Exhibit F hereto.

         WHEREAS, on the Delivery Date pursuant to and subject to the terms and conditions of this Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale and the Airbus Guaranty, the Owner Trustee will purchase, and receive title to, the Aircraft from AVSA and lease the Aircraft to the Lessee pursuant to the Lease (or, in certain, circumstances, the Lessee will purchase the Aircraft).

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                  ISSUANCE OF PASS THROUGH CERTIFICATES;
                  ISSUANCE AND  PURCHASE OF CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Certificate Closing Date, on behalf of each Pass Through Trust, from an allocable amount of the proceeds of sale of the related Pass Through Certificates, the Pass Through Trustee shall purchase the Certificates specified for such Pass Through Trust on Schedule I hereto. For each Pass Through Trust, the Pass Through Trustee shall pay an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in Section 2.04 of the Indenture. The aggregate amount payable by the Pass Through Trustee pursuant to this Section 2.01(b) shall be payable by wire transfer or intra-bank transfer to the Indenture Trustee on behalf of the Owner Trustee.

         (c) On the Certificate Closing Date, the Indenture Trustee shall, on behalf of the Owner Trustee, deposit, by wire transfer or intra-bank transfer, the amounts received by it pursuant to Section 2.01(b) hereof in the Collateral Account pursuant to the Indenture.

         (d) On the Certificate Closing Date concurrently with the events specified in Section 2.01(b) hereof, the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not parties thereto), the Lease, the Indenture and the Trust Agreement, and the other documents listed in
Section 4.01(d) hereof, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof.

         (e) The Closings shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Certificate Closing Date, the Owner Participant will instruct the Owner Trustee to execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificates specified for such Pass Through Trust on Schedule I attached hereto, which
(i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Certificate Closing Date and shall bear interest from the Certificate Closing Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

         Section 2.03. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the issuance of Certificates in accordance with the terms hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the action specified in Section 1.01 (other than clause (c)) of the Trust Agreement and confirmation that all conditions to closing set forth in Section 4.01 hereof were either met to the satisfaction of the Owner Participant or, if not so met, were in any event waived by it.

         Section 2.04. Pre-Delivery Date Adjustments to Basic Rent, Stipulated Loss Values, Termination Values and EBO Price. (a) On or prior to the Delivery Date, the percentages for Basic Rent referred to in
Schedule II of the Lease and for Stipulated Loss Value and Termination Value in Schedule III and Schedule IV, respectively, of the Lease and the EBO Price shall be adjusted (upward or downward), subject to the procedures set forth in Section 3.04 of the Lease and the minimum value established by
Section 3.05 of the Lease and the definitions of Stipulated Loss Value and Termination Value, to reflect changes in the pricing assumptions with respect to (i) the Delivery Date being other than November 20, 1995, (ii) a different rate of interest or amortization schedule assumed by the Owner Participant in calculating such percentages from that assumed by the Owner Participant in originally calculating such percentages, (iii) Transaction Costs being other than as assumed in Section 10.01 hereof, (iv) any change in the length of the Interim Term or the Basic Term and (v) a change in the Internal Revenue Code or the Treasury Regulations promulgated thereunder or a publication by the Internal Revenue Service of any Revenue Ruling or Revenue Procedure or any informational release or adverse judicial decision (a "Change in Tax Law") which occurs after the date that is two days prior to the execution of this Agreement but on or prior to the Delivery Date.

         (b) If after the date that is two days prior to the execution of this Agreement but on or prior to the Delivery Date, a Change in Tax Law is proposed relating to depreciation or the accrual of rent, and on or prior to the Delivery Date either (I) the Owner Participant provides a memorandum of counsel that concludes there is a significant likelihood that such Change in Tax Law (insofar as it affects the transaction) will be enacted or become effective in substantially the form proposed, and if enacted or effective, would adversely affect either component of the Owner's Economic Return by more than 50 basis points, then the Lessee shall provide for either (A) a rent adjustment in the manner described in Section 3.04 of the Lease based on the assumption that such Change in Tax Law will occur or (B) an indemnity reasonably satisfactory to the Owner Participant regarding such Change in Tax Law that would preserve the Owner's Economic Return or
(II) the Lessee provides a memorandum of counsel that concludes there is a significant likelihood that such Change in Tax Law (insofar as it effects the transaction) will be enacted or become effective in substantially the form proposed, and if enacted or effective, would enhance either component of the Owner's Economic Return by more than 50 basis points, then the Owner Participant will enter into an agreement with the Lessee in form and substance reasonably satisfactory to both parties pursuant to which the Owner Participant will agree that upon such proposed Change in Tax Law becoming effective, the Owner Participant shall make payments directly to the Lessee from time to time such that taking into account the Change in Tax Law and such payments, the benefit of such Change in Tax Law will be passed through to the Lessee while preserving the Owner's Economic Return.

         (c) If, as a result of an adjustment to the percentages for Interim Rent and Basic Rent referred to in Schedule II of the Lease pursuant to clause (a) or (b) of this Section 2.04, the Net Present Value of Rents assuming such adjustments increases by more than 1.50% from the Net Present Value of Rents prior to such adjustments, the Lessee will have the right to terminate its commitment to lease the Aircraft from the Owner Trustee and will have no further obligations other than as described in
Section 3.05 hereof.


                                   ARTICLE 3

               PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                           DELIVERY OF AIRCRAFT

         Section 3.01. Lessee's Notice of Delivery Date. The Lessee agrees to give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee at least three (3) Business Days' written or facsimile notice prior to the Delivery Date (which notice shall be effective only if received not later than 10:00 a.m. (New York City time) on the date that is at least three (3) Business Days prior to the Delivery Date), which Delivery Notice shall specify the amount of the Purchase Price, the amount of the Owner Participant's Commitment, the Debt Portion, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the Aeronautics Authority registration number for the Aircraft.

         Section 3.02. Commitments to Participate in Purchase Price. (a) Participation in Purchase Price. Subject to the terms and conditions of this Agreement, on the Delivery Date, (i) the Indenture Trustee agrees to release the Debt Portion or such lesser amount as may then be held in the Collateral Account together with the Lessee Shortfall (as defined in clause
(iii) below), if any, to the Owner Trustee for application to the Purchase Price as provided below, (ii) the Owner Participant agrees to participate in the Lessor's payment of the Purchase Price by making an investment in the beneficial ownership of the Lessor's Estate in an amount equal to that percentage of the Purchase Price set forth opposite the Owner Participant's name in Schedule IV hereto, (iii) the Lessee agrees to pay to the Indenture Trustee the excess, if any, of (I) the Debt Portion over (II) the amount as may then be held in the Collateral Account (the "Lessee Shortfall") as provided in Section 17.02(a) hereof, and (iv) pursuant to the Purchase Agreement as assigned pursuant to the Purchase Agreement Assignment, AVSA shall sell the Aircraft to the Owner Trustee and the Owner Trustee shall immediately thereafter lease the Aircraft to the Lessee pursuant to the Lease. In consideration for the assignment to the Owner Trustee by the Lessee under the Purchase Agreement Assignment of the Lessee's right to purchase the Aircraft for the remaining balance due under the Purchase Agreement and for the transfer of title to the Aircraft from AVSA to the Owner Trustee, the following cash payments will be made by wire transfer of immediately available funds on the Delivery Date: (A) by the Owner Trustee to AVSA, an amount equal to the remaining balance due to AVSA under the Purchase Agreement for the Aircraft, as evidenced by the Invoice, (B) by the Owner Trustee to the Lessee, an amount equal to the Purchase Price minus the cash payment to AVSA pursuant to clause (A) above and (C) by the Indenture Trustee, on behalf of the Owner Trustee, to the Lessee the excess of any amounts as may then be held in the Collateral Account over the Debt Portion.

         (b) Payment of Commitment. The Owner Participant agrees, subject to the terms and conditions of this Agreement, to make the amount of its Commitment available for and on account of the Owner Trustee on the Delivery Date specified in the Delivery Notice pursuant to Section 3.03 hereof by wire transfer, initiated by 10:00 a.m. (New York City time on such day) of such amount in immediately available funds, to NBD for deposit in its account at NBD Bank, ABA No. 072-000-326, Account: NBD NATL DET/TRUST, BNF = Corp Trust Dept (G/L #325604), OBI = FedEx Corp Trust No. N663FE, Account #8094076-00, Attention: Karen O'Donoghue. The amount of the Owner Participant's Commitment shall be held for the account of the Owner Participant by NBD until released by the Owner Participant or its special counsel at closing or until returned to the Owner Participant in accordance with Section 3.02(c) hereof.

         (c) Delayed Delivery. Subject to the provisions of Section 3.05 hereof, if the closing of the transactions contemplated by the Operative Agreements shall not have been consummated by 2:00 p.m. (New York City time), or such earlier time as directed by the Lessee, on the Scheduled Delivery Date, the Owner Trustee shall, if instructed in writing by the Lessee, at the risk and expense of the Lessee, use its reasonable best efforts to cause the Owner Participant's Commitment to be invested and reinvested to the extent practicable at the direction received by it from the Lessee (with a copy to the Owner Participant), at the risk of the Lessee, in Permitted Investments consisting of either commercial paper or time deposits; provided, however, that in the absence of instructions by 2:00 p.m. (New York City time) the Owner Trustee shall use its reasonable best efforts to cause such amount or the proceeds thereof to be invested and reinvested to the extent practicable in overnight Eurodollar time deposits. Earnings on any such investments shall be applied to the Lessee's payment obligations, if any, to the Owner Participant or the Owner Trustee under the next two paragraphs to the extent of such obligations, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with the Lessee's written instructions.

         If for any reason (i) the Operative Agreements shall not be executed and delivered by the respective parties thereto and/or the Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Article 4 hereof or otherwise) on or before the third Business Day after the Scheduled Delivery Date or, if earlier, the Cut-Off Date, or (ii) the Lessee has notified the Owner Trustee (with a copy to the Owner Participant) prior to 2:00 p.m. (New York City time) on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date, the Owner Participant may cancel any funding arrangements made to fund its Commitment on the Scheduled Delivery Date but the Owner Participant's Commitment hereunder with respect to the Aircraft shall not (except as otherwise expressly contemplated in a signed term sheet between the Owner Participant and the Lessee) be terminated thereby until the Cut-Off Date, whereupon the Owner Participant's Commitment hereunder shall terminate. On such third Business Day or the Cut-Off Date, as the case may be, or the earliest practicable Business Day thereafter, the Owner Trustee shall return the amounts held by it hereunder to the Owner Participant, provided that the Owner Trustee shall have had a reasonable time to liquidate any Permitted Investments it has been authorized to invest in pursuant to the preceding paragraph and to obtain the proceeds therefrom in funds of the type originally received, and the Lessee shall pay interest on such funds to the Owner Participant at the Base Rate minus 50 basis points, such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to the Owner Participant in accordance with the terms hereof; provided that if any such funds are returned to the Owner Participant after 2:00 p.m. (New York City time) on any such date, such funds shall be deemed for purposes of this paragraph to have been returned on the next succeeding Business Day.

         The Lessee shall reimburse the Owner Trustee on demand for any loss incurred by the Owner Trustee as a result of the investment of funds by the Owner Trustee in accordance with the terms of this Section 3.02(c). Further, the Lessee shall indemnify the Owner Trustee and hold it harmless from and against any cost or expense the Owner Trustee may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Owner Trustee shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

         Section 3.03. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the release of its Commitment in accordance with the terms hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the action specified in Section 1.01(c) of the Trust Agreement and confirmation that all conditions to closing set forth in Section 4.02 hereof were either met to the satisfaction of the Owner Participant or, if not so met, were in any event waived by it.

         Section 3.04. Transaction Costs. If the transactions contemplated by this Article 3 are consummated, as and when any portion of Transaction Costs becomes due and payable, the Owner Participant shall, as soon as practicable upon receipt of bills or invoices for the amounts payable make such payments or, if the Lessee shall have already made such payment, shall reimburse the Lessee therefor or shall, as soon as practicable, furnish the Owner Trustee funds sufficient to, and the Owner Trustee shall, as soon as practicable, make payment of such portion to the Person or Persons entitled to payment upon presentation to the Owner Trustee of bills or invoices for the amount of such payment. If, in breach of a signed term sheet or this Agreement, the Owner Participant shall fail to make the full amount of its Commitment available in accordance with
Section 3.02 hereof, the Lessee shall have no obligation to pay any costs and expenses incurred by the Owner Participant in connection with the transactions contemplated by this Agreement (but the Lessee shall be obligated to pay all other Transaction Costs) and neither the fact of the Lessee's agreement in Section 3.05 hereof to purchase the Aircraft nor the requirement in Section 3.05 hereof that the Owner Participant shall assign its interest to another equity investor identified by the Lessee shall be deemed to constitute a waiver or release of any right which the Lessee may have against the Owner Participant in such circumstances.

         Section 3.05. Postponement of Delivery Date. (a) If the Owner Participant shall for any reason not make the full amount of its Commitment available when required in accordance with the terms of Section 3.02 hereof, the Owner Trustee will promptly give each party confirmed facsimile notice thereof and the Lessee shall postpone the Delivery Date for a period of not more than five (5) Business Days, but in no event later than the Cut-Off Date. Notwithstanding the foregoing, if for any reason other than the failure of the Manufacturer or AVSA to deliver the Aircraft, the Lessee does not enter into the Lease Supplement with the Owner Trustee on or prior to the Cut-Off Date, the Indenture Trustee and the Pass Through Trustee agree that either (i) the Lessee shall cause the Owner Participant to assign to another equity investor identified by the Lessee its interest in the Lessor's Estate pursuant to Section 7.03(d) hereof and cause such successor Owner Participant to so close on such transactions, provided that the election contained in this clause (i) may be exercised by the Lessee only if the Owner Participant fails to make available its Commitment in breach of a signed term sheet or this Agreement or if the Lessee is entitled by virtue of Section 2.04(c) hereof to terminate its commitment to lease the Aircraft from the Owner Trustee or (ii) the Lessee shall purchase the Aircraft and assume all of the obligations of the Owner Trustee under the Certificates upon satisfaction of the requirements set forth in Section
4.02 hereof, as the same may be modified by the provisions of Section 7.11 hereof and as otherwise necessary to reflect a full recourse secured aircraft financing of the Lessee. The Lessee agrees to elect either clause
(i) or (ii) of the previous sentence if the Lessee does not enter into the Lease Supplement with the Owner Trustee on or prior to the Cut-Off Date as specified in such sentence and agrees to perform the undertakings associated with such election. If the Lessee has elected clause (i) of the second preceding sentence hereof, the Owner Participant agrees to assign its interest in the Lessor's Estate as provided in said clause (i). In case of any such election (but subject to the satisfaction of the conditions precedent specified herein), the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account for application to the payments contemplated in the last sentence of Section 3.02(a) hereof.

         (b) Release of Obligations. If the Delivery Date has not occurred on or prior to the Cut-Off Date as a result of a failure of the Manufacturer or AVSA to deliver the Aircraft, then, in such event, the Owner Trustee shall not purchase the Aircraft from AVSA, and the parties to the Operative Agreements shall have no further obligations or liabilities under any of said Operative Agreements with respect to the Aircraft, including the obligation of the Owner Participant to participate in the payment of the Purchase Price, and such documents shall terminate and have no further force or effect with respect to the Aircraft; provided, however, that the Lessee shall provide, no later than the Business Day next preceding the date 15 days prior to the Cut-Off Date, notice of prepayment to the Indenture Trustee and the Certificates shall be prepaid on such date as provided in Section 6.02(a)(vi) of the Indenture and Section 17.02(c) hereof and provided further, that (i) the Lessee's obligation to pay any Transaction Costs as provided in Section 3.04 hereof (to the extent such section is applicable) and to indemnify such parties to the extent provided in such documents, shall not be diminished or modified in any respect and
(ii) the obligations of the Owner Trustee, the Indenture Trustee and the Lessee to return funds and pay interest, costs, expenses and other amounts thereon or in respect thereof as provided in Section 3.02 hereof shall continue.

         (c)  Optional Postponement.  Without limiting the provisions of
Section 3.02(c) hereof, the Scheduled Delivery Date may be postponed from time to time (but in no event shall the Delivery Date be later than the Cut-Off Date) for any reason, other than pursuant to Section 3.05(a) hereof, if the Lessee gives the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee confirmed facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Delivery Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the Scheduled Delivery Date.

         Section 3.06. Closing. The closing with respect to the purchase and lease of the Aircraft on the Delivery Date shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         Section 3.07. Owner Participant Payment. The Owner Participant agrees with the Lessee and only with the Lessee on behalf of the Owner Trustee to make available to the Owner Trustee funds sufficient to pay to the Indenture Trustee on the Owner Participant Payment Date an amount equal to the amounts of principal (if any) and, to the extent accrued from the Delivery Date, the interest scheduled to be paid on the Certificates on such date (the "Owner Participant Amount"), and the Owner Trustee shall upon receipt thereof make such funds available to the Indenture Trustee to pay (together with the amounts received from the Lessee pursuant to Section 17.02(b) hereof) amounts due and owing under the Certificates on the Owner Participant Payment Date, provided that the Owner Participant shall not be obligated to make such funds available if an Event of Default under the Lease shall have occurred and be continuing on the date on which such funds are to be made available. If the Owner Participant does not make such funds available when otherwise required to do so, the Lessee shall be obligated to make an advance pursuant to Section 3.05 of the Lease in an amount sufficient to pay in full the amounts of principal and interest due on the Certificates on such date for which the Owner Participant is liable pursuant to the preceding sentence. Such obligations shall not, nor shall they be construed to, make the Owner Participant directly liable on the Certificates or in any way convert the Certificates to recourse loans against the Owner Participant.


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent (Certificate Closing Date). The obligations of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Certificate Closing Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Certificate Closing Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Certificates. On the Certificate Closing Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Certificate Closing Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section 2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Certificate Closing Date, no change shall have occurred after the date which is two days prior to the signing of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Certificate Closing Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Certificate Closing Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions under the Underwriting Agreement shall have been satisfied or waived.

         (d) Operative Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall, to the extent that the forms thereof are not attached hereto, each be satisfactory in form and substance to the Lessee, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, as the case may be, of such documents shall have been delivered to the Lessee, the Owner Participant, the Indenture Trustee and the Pass Through
   Trustee:

         (i)      the Lease;

         (ii)     the Indenture;

         (iii) in the case of the Owner Participant only, the Tax Indemnity Agreement;

         (iv)     the Purchase Agreement and the Consent and Guaranty;

         (v) the Purchase Agreement Assignment and the French Pledge Agreement with respect thereto;

         (vi) the Consent and Agreement and the AVSA Consent and Agreement;

         (vii)    the GTA;

         (viii)   the Engine Warranty Assignment;

         (ix)     the Engine Consent;

         (x)      the Trust Agreement; and

         (xi)     Ancillary Agreement I.

         Copies executed or certified as requested by the Lessee, the Indenture Trustee or the Owner Participant, as the case may be, of the documents set forth above shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee and the Owner Trustee (provided that the sole "chattel-paper original" of the Lease and Ancillary Agreement I, together with executed copies of the Indenture Documents, shall be delivered to the Indenture Trustee).

         (e) Approvals. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Owner Participant, the Pass Through Trustee or the Indenture Trustee are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (f) Financing Statements. Uniform Commercial Code ("UCC") financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and such financing statements shall have been duly filed or duly submitted for filing in the State of Michigan, and all other actions shall have been taken which, in the opinion of the Owner Participant, the Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Lessee, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

             (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Certificate Closing Date, and a copy of the resolutions of the board of directors of the Lessee, certified as such as of the Certificate Closing Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the certificate of incorporation and by-laws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Certificate Closing Date, and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Certificate Closing Date by such Secretary or Assistant Secretary, duly authorizing the execution, delivery and performance by the Owner Participant of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

             (iii) a copy of the articles of incorporation and by-laws and other instruments of NBD, certified by the Secretary or an Assistant Secretary of NBD as of the Certificate Closing Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by NBD or the Owner Trustee, as the case may be, of this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Certificate Closing Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Indenture Trustee) or the Indenture Trustee, as the case may be, of this Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Indenture Trustee and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the articles of association and by-laws and other instruments of Chase and a copy of the resolutions of the board of directors of Chase, certified by the Secretary or an Assistant Secretary of Chase as of the Certificate Closing Date (or other like instruments satisfactory to the Lessee and the Owner Participant) duly authorizing the execution, delivery and performance by Chase (in its capacity as the entity acting as Pass Through Trustee) or the Pass Through Trustee, as the case may be, of this Agreement, the Pass Through Agreement, the Series Supplements and each other document to be executed or authenticated by or on behalf of the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Officer's Certificate of Lessee. On the Certificate Closing Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Certificate Closing Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of August 31, 1995 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is a party; and

             (iii) no event has occurred and is continuing which constitutes a Default or an Event of Default under the Lease.

         (i) Officer's Certificate of Owner Participant. On the Certificate Closing Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant, dated the Certificate Closing Date, stating that:


             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes, due to any action or inaction on the part of the Owner Participant, an Indenture Default or an Indenture Event of Default.

         (j) Other Officer's Certificates. On the Certificate Closing Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of NBD and the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee), Chase in its capacity as the entity acting as Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Owner Trustee) and Chase in its capacity as the entity acting as Pass Through Trustee (in the case of the Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee) signed by a duly authorized officer of NBD and Chase, respectively, dated the Certificate Closing Date, stating with respect to NBD and the Owner Trustee, Chase (other than in its capacity as Pass Through Trustee) and the Indenture Trustee or Chase (other than in its capacity as Indenture Trustee) and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of the Owner Trustee in its individual capacity and as Owner Trustee, of the Indenture Trustee in its individual capacity (other than in its capacity as Pass Through Trustee) and as Indenture Trustee, and of the Pass Through Trustee in its individual capacity (other than in its capacity as Indenture Trustee) and as Pass Through Trustee, contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of the Owner Trustee in its individual capacity or as trustee, and of the Indenture Trustee in its individual capacity (other than in its capacity as Pass Through Trustee) or as trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or NBD and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (k) Legal Opinions. The Owner Participant, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Certificate Closing Date:

             (i) George W. Hearn, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee in the form of Exhibit A(1)(a)(i) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee and the Underwriters;

             (ii) Morgan, Lewis & Bockius, special counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and Ted Verrill, Esq., Group Counsel of the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (iii) Dewey Ballantine, special counsel for the Indenture Trustee, in the form of Exhibit A(3)(a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Indenture Trustee, in the form of Exhibit A(3)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (iv) Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Owner Trustee, in the form of Exhibit A(4)(a) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (v) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b)(i) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters; and

             (vi) Dewey Ballantine, special counsel for the Pass Through Trustee, in the form of Exhibit A(5)(a) hereto and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of the Pass Through Trustee, in the form of Exhibit A(5)(b) hereto, each addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters.

         (l) No Indenture Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (m) Event of Default; Default. No Default or Event of Default under the Lease shall have occurred or be in existence.

         (n) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         (o) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements referred to in subparagraph (f) of this Section 4.01, or in connection with the issuance of the Certificates shall have been duly paid or caused to be paid in full; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements on the Certificate Closing Date which are then due and payable shall have been duly paid in full.

         Section 4.02. Conditions Precedent (Delivery Date). The obligations of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligation of any party):

         (a) Notice, etc. Each party hereto shall have received a Delivery Notice pursuant to Section 3.01 hereof at least three (3) Business Days prior to the Delivery Date.

         (b) Legal Investment. No change shall have occurred after the date which is two days prior to the Delivery Date in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Delivery Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Delivery Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Documents. The documents referred to in Section 4.01(d) hereof shall each be in full force and effect and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall to the extent that the forms thereof are not attached hereto each be satisfactory in form and substance to the Lessee, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect, and there shall not have occurred any default thereunder or any event which with the lapse of time or giving of notice or both would constitute a default thereunder:

         (i)    the Lease Supplement covering the Aircraft, dated the Delivery
                Date;

         (ii) an Indenture and Security Agreement Supplement covering the Aircraft, dated the Delivery Date;

         (iii)  the Invoice; and

         (iv) AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale and the Airbus Guaranty.

         Copies executed or certified as requested by the Lessee, the Indenture Trustee or the Owner Participant, as the case may be, of the documents set forth above shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee and the Owner Trustee (provided that the sole "chattel-paper original" of the Lease Supplement, together with executed copies of the Indenture Documents, shall be delivered to the Indenture Trustee).

         (d) Legal Opinions. The Owner Participant, the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (each acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions, in each case satisfactory to the Owner Participant, the Lessee, the Owner Trustee, the Indenture Trustee, or the Pass Through Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Delivery Date:

             (i) George W. Hearn, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee in the form of Exhibit A(1)(a)(ii) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee and the Underwriters;

             (ii) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b)(ii) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (iii) Daugherty, Fowler & Peregrin, in the form of Exhibit A(8) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriter;

             (iv) counsel for the Engine Manufacturer, in the form of Exhibit A(6) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (v) Clifford Chance, counsel for AVSA and the Manufacturer in the form of Exhibit A(7) hereto and addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters;

             (vi) Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Owner Trustee, in the form of Exhibit A(4)(b) hereto, addressed to the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, the Lessee and the Underwriters; and

             (vii) in the case of the Owner Participant only, Morgan, Lewis & Bockius, tax counsel for the Owner Participant, addressed to the Owner Participant with respect to certain tax matters.

         (e) Title, Airworthiness and Registration. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title (subject to filing and recording of AVSA's FAA Bill of Sale with the Aeronautics Authority) to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Certificate Holders created by the Indenture and Security Supplement covering the Aircraft, which evidence shall include AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale and the Airbus Guaranty;

             (ii) the Aircraft has been duly certified by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) AVSA's FAA Bill of Sale, the Lease and Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft and the Trust Agreement shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

             (iv) application to the Aeronautics Authority for registration of the Aircraft in the name of the Owner Trustee shall have been duly made.

         (f) Financing Statements. A UCC notice filing describing the Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee) and shall have been duly filed in the State of Tennessee.

         (g) Payments. The Owner Participant shall have made available its Commitment to the Owner Trustee and the other payments contemplated by
   Section 3.02 hereof shall have been made.

         (h) Report of Aircraft Expert. The Owner Participant shall have received a report prepared by BK Associates, Inc. addressed to the Owner Participant (with a copy of such report to the Lessee) which report shall be in form and substance satisfactory to the Owner Participant to the effect, among other things, that on the Delivery Date:

             (i) (A) the estimated fair market value of the Aircraft net of any cost to the Owner Participant or the Owner Trustee of return at the end of the Basic Term and any Fixed Renewal Term (determined without including in such value any increase or decrease for inflation or deflation during the Term) is equal to or greater than 20% of the Purchase Price for the Aircraft and (B) at least 20% of the useful economic life of the Aircraft will be remaining at the end of the Basic Term and any Fixed Renewal Term;

             (ii) the estimated useful life of the Aircraft is at least 133% of the Lease Term and any Fixed Renewal Term;

             (iii) the Purchase Price of the Aircraft is equal to the fair market value of the Aircraft on the Delivery Date;

             (iv) on the Delivery Date, the Aircraft will not require any modifications, improvements or additions in order to be rendered complete for its intended purpose by the Lessee;

             (v) the amount payable by the Lessee upon the exercise of its purchase option pursuant to Section 4.02(a)(F) of the Lease equals or exceeds the currently estimated Fair Market Value of the Aircraft on such date (taking into account inflation or deflation to such date); and

             (vi)  the Aircraft is not limited use property.

         (i) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee and the Pass Through Trustee (to the extent of their interests thereunder) or the Owner Participant, as the case may be, to establish that the insurance required by Article 13 of the Lease is in effect.

         (j) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraphs (e) and (f) of this Section 4.02, or in connection with the purchase of the Aircraft by the Owner Trustee and the making by the Owner Participant of its equity investment shall have been duly paid or caused to be paid in full; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements on the Delivery Date which are then due and payable shall have been duly paid in full.

         (k) No Indenture Event of Default. No Indenture Event of Default or Indenture Default attributable to either NBD or the Owner Trustee has occurred and is continuing.

         (l) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease and no Event of Loss or event which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (m) Governmental Compliance. All appropriate action required to have been taken by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Delivery Date.

         (n) Officer's Certificate of Lessee. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Delivery Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of August 31, 1995 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (o) Officer's Certificate of Owner Participant. On the Delivery Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant, dated the Delivery Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes, due to any action or inaction on the part of the Owner Participant, an Indenture Default or an Indenture Event of Default.

         (p) Other Officer's Certificates. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of NBD and the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee), Chase in its capacity as the entity acting as Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee and the Owner Trustee) and Chase in its capacity as the entity acting as Pass Through Trustee (in the case of the Lessee, the Owner Participant, the Indenture and the Owner Trustee) signed by a duly authorized officer of NBD and Chase, respectively, dated the Delivery Date, stating with respect to NBD and the Owner Trustee, Chase (other than in its capacity as Pass Through Trustee) and the Indenture Trustee or Chase (other than in its capacity as Indenture Trustee) and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of the Owner Trustee in its individual capacity and as Owner Trustee, of the Indenture Trustee in its individual capacity (other than in its capacity as Pass Through Trustee) and as Indenture Trustee, and of the Pass Through Trustee in its individual capacity (other than in its capacity as Indenture Trustee) and as Pass Through Trustee contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of the Owner Trustee in its individual capacity or as trustee, and of the Indenture Trustee in its individual capacity (other than in its capacity as Pass Through Trustee) or as trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or NBD and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         Section 4.03. Opinion of Special Aviation Counsel upon Registration. Promptly upon the registration of the Aircraft and the filing and, where appropriate, recordation pursuant to the Transportation Code, of AVSA's FAA Bill of Sale, the Trust Agreement, the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Lessee, the Owner Trustee and the Indenture Trustee an opinion as to (i) the due registration of the Aircraft in the name of the Owner Trustee, (ii) the due recording pursuant to the Transportation Code of AVSA's FAA Bill of Sale, the Trust Agreement, the Lease (with such Lease Supplement, the Indenture and such Indenture and Security Agreement Supplement attached as exhibits), and the Indenture (with such Indenture and Security Agreement Supplement attached as an exhibit), and (iii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby on the Certificate Closing Date is subject to the conditions that, prior to or on the Certificate Closing Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g)(ii)-(v),
(i), (j), (k)(ii)-(vi) of Section 4.01 hereof and the Underwriters shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof, and the Lessee's obligation to participate in the transactions contemplated hereby on the Delivery Date, is subject to the conditions that, on or prior to the Delivery Date, the Lessee shall have received the documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (c) and (d)(ii)-(v) of Section 4.02 hereof and the Indenture Trustee shall have released the Debt Portion from (or such lesser amount as may then be held in) the Collateral Account.


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Certificate Closing Date and the Delivery Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered or, in the case of the Operative Agreements identified in
   Section 4.02(c) hereof, will on the Delivery Date be executed and delivered by the Lessee and constitutes (or will constitute, as the case may be) the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.02(d)(iii) and
   4.03 hereof and except for the filings referred to in Section 4.01(f) and
   Section 4.02(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Certificate Closing Date or the Delivery Date, as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent (other than the Consent and Agreement, the AVSA Consent and Agreement, the Engine Consent and the Consent and Guaranty) or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee and its subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, (B) the filing and, where appropriate, recordation pursuant to the Transportation Code of the Indenture, the Trust Agreement, the Indenture and Security Agreement Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft and AVSA's FAA Bill of Sale, (C) the filing of the financing statements referred to in Sections 4.01(f) and 4.02(f) hereof and (D)(x) on the Certificate Closing Date, the taking of possession by the Indenture Trustee of the Liquid Collateral and maintaining possession by the Indenture Trustee thereof as contemplated in Section 2.14(a) of the Indenture and (y) on the Delivery Date, the taking of possession by the Indenture Trustee of the original counterpart of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee will receive good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995, and of the audited consolidated balance sheet of the Lessee for the fiscal year ended May 31, 1995 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1995, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Reports, Quarterly Reports and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading and there has been no material adverse change in the consolidated financial condition of the Lessee since August 31, 1995;

         (m)  with respect to ERISA, except as otherwise disclosed:

             (i) none of the Pension Plans (as defined at the end of this Section 6.01(m)) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation or any successor agency or instrumentality thereto (the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming (A) the truth of the representations contained in Sections 7.03(a)(viii) and 7.09 hereof, (B) the applicability of an individual or a class prohibited transaction exemption ("PTE") to the transactions contemplated hereby, and (C) the compliance with all of the conditions of a PTE, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Sections 4.01(f), 4.02(e) and 4.02(f) hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Delivery Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Delivery Date under Article 13 of the Lease shall have been paid by the Lessee;

         (q) on the Delivery Date, all sales or use taxes relating to the sale of the Aircraft by AVSA to the Owner Trustee which are then due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) on the Delivery Date, the Aircraft will be in such condition so as to enable the airworthiness certificate of such Aircraft to be in good standing under the Transportation Code; the Aircraft will be duly certified by the FAA as to type and airworthiness; there will be in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code; and there will be no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) the Lessee shall not be in default in the performance of any term or condition of the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft will be fully equipped to operate in commercial service upon delivery on the Delivery Date and will comply with all governmental requirements governing such service;

         (x) neither the Lessee nor any of its Affiliates is engaged principally in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds from the sale of the Certificates and/or sale of the Aircraft by the Lessee to the Owner Trustee will be used to purchase or carry any such margin stock, or to refinance any borrowing, the proceeds of which were used to purchase or carry any such margin stock; and

         (y) there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation.

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 53 other institutional investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the Indenture, the Indenture and Security Agreement Supplement, the Tax Indemnity Agreement, the Lease and the Lease Supplement and the other Operative Agreements to which it is a party. Without limiting the generality of this Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b) From and after the Delivery Date, the Lessee shall maintain the certificates referred to in Section 7.01 of the Lease and shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee, under the Transportation Code, and shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if at any time after December 31, 2002 the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in any country in which a permitted foreign sublessee could be located pursuant to
   Section 7.02(a)(i) of the Lease with which the United States then maintains normal diplomatic relations, the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, none of them shall unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required),
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease and (z) would not impose requirements which materially increase the administrative or other burdens or obligations of the Owner Participant under the Operative Agreements unless indemnified by the Lessee;

             (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

             (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

             (H) that such change will not result in the imposition of, or increase in the amount of, any Tax (which, for this purpose, includes the loss of any tax benefits assumed by the Owner Participant to be available to it based upon the assumptions set forth in Section 2 of the Tax Indemnity Agreement) for which the Lessee has not agreed to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

             (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

             (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses; and

             (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

             (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft; and

             (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Delivery Date, AVSA's FAA Bill of Sale, the Lease, the Lease Supplement, the Trust Agreement, the Indenture and the Indenture and Security Agreement Supplement. The following documents shall be filed and, where appropriate, recorded on the Delivery Date with the Aeronautics Authority in the following order of priority: first, AVSA's FAA Bill of Sale, second, the application for registration of the Aircraft in the Owner Trustee's name, with the Trust Agreement and the affidavit of the Owner Trustee attached thereto, third, the Indenture with the Indenture and Security Agreement Supplement attached thereto, and fourth, the Lease with the Lease Supplement, the Indenture and the Indenture and Security Agreement Supplement attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1997, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air
   Carrier holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Owner Participant and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to all of its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E) promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Lessee obtaining actual knowledge of any condition or event which constitutes a Default or any officer of the Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

             (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review of, the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and
6.02 hereof and in any other Operative Agreement shall survive the Closings and the delivery of the Aircraft hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement is being acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, First Chicago Leasing Corporation or the Underwriters whether or not purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Delivery Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) it shall cease to be, or determines that it is likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 15 Business Days following such determination or, if earlier, within 15 days following actual loss of citizenship) (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto any actual damages (but not consequential damages) suffered by any such other party to the extent the same shall result from the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Delivery Date; and
(B) to the Lessee, the Indenture Trustee and the Pass Through Trustee for any damages actually incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c); provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass Through Certificates. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c).

         Section 7.03. Representations, Warranties and Covenants of the Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants on the date hereof and as of the Certificate Closing Date and the Delivery Date that:

         (i) it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii) the execution, delivery and performance by it of this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii) and 6.02 hereof, neither the execution, delivery or performance by the Owner Participant of this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or by-laws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv) this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Certificate Closing Date will be duly executed and delivered by the Owner Participant and constitute, or on the Certificate Closing Date will constitute, the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (v) to the best of its knowledge, it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Operative Agreements to which it is or is to be a party, and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by this Agreement or the other Operative Agreements;

         (vii) neither the execution and delivery by it of this Agreement, the Tax Indemnity Agreement or the Trust Agreement nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code; and

         (ix) it has a consolidated tangible net worth of not less than $75,000,000.

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it (or an Affiliate thereof) on the Certificate Closing Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant (or an Affiliate thereof) and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. At any time after all obligations of the Owner Participant under Section 3.07 hereof have been satisfied in full (or upon the direction of the Lessee if Section 3.05(a)(i) hereof shall be applicable), the Owner Participant may (or shall, as the case may be) assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party incurred after the date of transfer and the Owner Participant shall remain secondarily liable for all such obligations assumed by its successor as Owner Participant; provided, that the Owner Participant need not so agree to remain and shall not be so secondarily liable if (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a direct or indirect subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the Owner Participant and expressly agrees to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then (A) each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holder (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. Assuming the truth of the representations made in Section 6.01(m) hereof, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee in one of its principal lines of business.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of NBD and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, NBD represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi), (vii) and (viii) below and as the Owner Trustee with respect to items (iii)(B) and (v) on the date hereof, on the Certificate Closing Date and on the Delivery Date that:

            (i) it is a banking corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Department and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement and the Operative Agreements to which it is or is to be a party;

         (ii) the execution, delivery and performance by NBD, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement and the other Operative Agreements to which it is or is to be a party has been duly authorized, and has been duly executed and delivered or, in the case of the Operative Agreements identified in
   Section 4.02(c) hereof, will on the Delivery Date be duly executed and delivered by NBD, either in its individual capacity or as the Owner
   Trustee, as the case may be, and neither the execution and delivery thereof nor NBD's performance of or compliance with any of the terms and provisions hereof or thereof will violate any Federal or state or local law or regulation governing NBD's banking or trust powers;

         (iii)(A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by NBD in its individual capacity, constitute the legal, valid and binding obligation of NBD in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee or any judgement or order applicable to or binding on it;

         (iv) the performance by NBD in its individual capacity of any of its obligations under this Agreement and the other Operative Agreements does not contravene any lease, regulation or contractual restriction binding on NBD in its individual capacity;

         (v) there are no pending or, to its knowledge, threatened actions or proceedings against NBD before any court or administrative agency which would materially and adversely affect the ability of NBD, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under this Agreement and the Operative Agreements to which it is or is to be party;

         (vi) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vii) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder, requires on the part of NBD in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state or local governmental authority or agency governing its banking or trust powers; and

         (viii) on the Certificate Closing Date, the Owner Trustee shall own good title to the proceeds arising from the issuance and sale of the Certificates, which proceeds shall be free of Lessor's Liens attributable to NBD in its individual capacity and on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by AVSA, the Aircraft shall be free of Lessor's Liens attributable to NBD in its individual capacity and NBD in its individual capacity is a Citizen of the United States.

         (b) Lessor's Liens. NBD, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Lessor's Estate or the Trust Indenture Estate (and as at the Delivery Date, the Aircraft), and that there will not be any such Lessor's Liens against, on or with respect to the Lessor's Estate or the Trust Indenture Estate on the Certificate Closing Date or the Delivery Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. NBD, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Lessor's Estate or the Trust Indenture Estate or, following the Delivery Date, the Aircraft, attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. NBD, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of NBD to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 7.04(b) hereof.

         (d) Securities Act. None of NBD, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person. NBD further represents and warrants, in its individual capacity and as the Owner Trustee, that neither it nor anyone acting on its behalf shall own the Certificates.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents on the date hereof, on the Certificate Closing Date and on the Delivery Date as follows:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party and to authenticate the Certificates to be delivered on the Certificate Closing Date;

         (ii) the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates to be delivered on the Certificate Closing Date have been duly authorized by all necessary action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal, state or local law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture, this Agreement and the other Operative Agreements to which it is or is to be a party has been duly executed and delivered or, in the case of the Operative Agreements identified in Section 4.02(c) hereof, will on the Delivery Date be executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is (or will be, as the case may be), the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (iv) neither the execution and delivery by it of this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or local governmental authority or agency governing its banking and trust powers; and

         (v)      on the Certificate Closing Date, the Indenture
   Trustee holds the Liquid Collateral on behalf of the Owner Trustee and on the Delivery Date, the Indenture Trustee will hold the original counterparts of the Lease and the Lease Supplement.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Lessor's Estate or the Trust Indenture Estate or, as at and following the Delivery Date, the Aircraft, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Lessor's Estate or the Trust Indenture Estate on the Certificate Closing Date or the Delivery Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

         Section 7.08. Covenant of Quiet Enjoyment. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) nor any Person lawfully claiming through such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by such Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be).

         Section 7.09. Pass Through Trustee's Representations and Warranties. (a) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the date hereof and as of Pass Through Closing Date, the Certificate Closing Date and the Delivery Date that:

         (i) it is a validly existing national banking association duly organized under the laws of the United States of America, holding a valid certificate to do business as a national banking association with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii) the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or New York law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii) each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass Through Trustee (in its individual or trust capacity) and the Indenture Trustee (in its individual or trust capacity) provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings, the delivery of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease, and so long as no Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption and take all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Certificate Closing Date or the Delivery Date, as the case may be, with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, NBD and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any provision of the Trust Agreement in a manner that would adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required in connection with any such termination or revocation and in addition, the Owner Participant will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.


                                 ARTICLE 8

                                   TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, Rent or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to:

         (i)     the acquisition, financing, use or operation of the Aircraft;

         (ii)    payments under the Operative Agreements;

         (iii) the property, or the income or other proceeds received with respect to the property after an Event of Default under the Lease, by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to or by reason of the transactions described in or contemplated by the Operative Agreements;

         (v) the payment of the principal or interest or other amounts payable with respect to the Certificates;

         (vi) the Certificates or the Pass Through Certificates or the issuance, acquisition, or refinancing thereof or the beneficial interests in the Lessor's Estate or the creation thereof under the Trust Agreement; or

         (vii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, net receipts, value-added taxes (in the nature of an income tax and not in the nature of a sales, use or similar tax), capital, franchise, net worth (whether denominated income, excise, capital stock, or doing business taxes) (other than, in each case, rental, sales, use, transfer, value-added (in the nature of a sales, use or similar tax and not in the nature of an income tax), consumption, ad valorem, stamp, property, or similar taxes) ("Income Taxes"), provided that any such gross income and gross receipts taxes and any such foreign taxes shall not be excluded if such Taxes would not have been imposed absent the location of the Aircraft, Airframe, any Engine or Part in, the presence, operations or activities of the Lessee and/or its Affiliates or any other user of the Aircraft, Airframe, any Engine or
   Part in, the making of payments from, or any other Lessee (and/or Lessee Affiliate) or other user contact with, such jurisdiction, and provided further that income taxes on the Trust Estate shall not be excluded under this paragraph (b)(i) if the Owner Participant would not have been subject to such taxes in the absence of the participation of Owner
   Trustee in the transaction;

         (ii)    [Intentionally left blank];

         (iii) Taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Certificates in the case of the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to Section 7.11 of this Agreement), and (B) the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section
   4.02(a) of the Lease, provided that this exclusion (iii) shall not apply in respect of any payment made after the dates set forth in clauses (A) and (B) above or with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer;

         (iv) As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Owner Trustee under the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee);

         (vi) Taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate except, in each case, Taxes following or as a result of the exercise of remedies or in connection with the exercise by the Lessee of one of its options to purchase other than at Fair Market Value (it being understood that any disposition of the Aircraft or the Airframe, any Engine or Part as a result of the substitution, replacement or modification thereof by the Lessee or by reason of any action taken by the Lessee or any other user of the Aircraft, Airframe or any Engine pursuant to Sections 7, 8, or 9 of the Lease shall not be treated as a voluntary or involuntary transfer or disposition, and that in the event that the Lessee exercises any of its purchase options at Fair Market Value, the Lessee will, to the extent practicable, cooperate to ensure delivery of the Aircraft in a jurisdiction where there are no sales, transfer or similar Taxes to be imposed);

         (vii) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii) Taxes imposed on a successor, assign or other transferee of the Owner Participant that is not a U.S. Person or of any other original Indemnitee (including, without limitation, a transferee which is a new lending office of an original Indemnitee) (other than the Owner Trustee) which on the Certificate Closing Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate applicable to it); provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, assignment or other transfer (1) while an Event of Default under the Lease or the Indenture has occurred and is continuing; (2) required by any provision of the Operative Agreements (other than pursuant to Section 7.02 hereof) or (3) in the case of the Owner Participant or any of its Affiliates, to any Tax other than an Income Tax;

         (ix)  [Intentionally Left Blank];

         (x) any Taxes which have been included in the Purchase Price and which have been paid to the applicable taxing authorities;

         (xi) any Taxes which would not have been imposed but for a Lessor's Lien with respect to the Owner Participant or an Indenture Trustee's
   Lien with respect to the Indenture Trustee;

         (xii) any Taxes arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which ERISA Plan the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 8.01(a) hereof shall extend to Taxes imposed on the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to Taxes resulting from any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA; and
   (xiii)Taxes imposed by any jurisdiction that would have been imposed on the Lessor or the Owner Participant for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Agreements to the extent imposed on such unrelated activities.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant or any of their Affiliates for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant and their Affiliates (and the Indenture Trustee or the Pass Through Trustee, as the case may be, in turn agrees to indemnify the Lessee) (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim.
The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under
Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in Section 8.01(b). If any Indemnitee actually realizes a permanent tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such permanent tax benefit plus any other permanent tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment made under Sections 8.01 and 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Sections 8.01 and 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section 8.01); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee (and without regard to Section 8.01(b), except for clause (v) thereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Lessee may, at its option, contest or, if required by law, require the Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes, and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that the Lessee shall have the right to be consulted in good faith with respect to any contest, including governmental and judicial conferences and the right to be consulted in good faith regarding all related submissions to any governmental or other authority, provided, however, that the Lessee shall be permitted to participate in any such contest only (x) with respect to issues that can be separated on audit from any Taxes for which the Lessee is not required to indemnify the Indemnitee hereunder, and (y) if the Indemnitee shall have determined that in its judgement, exercised in its sole discretion, neither such participation nor the separation of issues will adversely affect the Indemnitee. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed to pay and shall pay the Indemnitee on a current basis all reasonable fees and expenses which such Indemnitee may incur as a result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, and (iii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by the Lessee and reasonably satisfactory to such Indemnitee ("Tax Counsel") to the effect that there exists Substantial Authority for contesting such claim, (ii) such Indemnitee (and, if such Indemnitee is not the Owner Participant, the Owner Participant and such Indemnitee) shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust Indenture Estate,
(iii) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable circumstances or law has changed and, in light thereof, there is Substantial Authority for contesting such claim and (viii) the amount of the indemnity payments the Lessee would be required to make with respect to such adjustment, when aggregated with similar adjustments that could be raised in other taxable years of such Indemnitee is at least $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law.

         The Lessee may appeal or require the Indemnitee to appeal any judicial decision (including to the U.S. Supreme Court), provided that the Lessee may not require the Indemnitee to appeal any judicial decision unless (i) it receives an opinion of Tax Counsel, at the Lessee's sole expense, to the effect that it is more likely than not that such appeal will be successful, and (ii) the Indemnitee shall have made a good faith determination that it shall not be adversely affected by such appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this
Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article 8 and (z) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any permanent tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this
Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (in the case of any such tax benefit, without regard to Section 8.01(b) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any obligation of the Lessee under this
Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns. The Lessee shall hold the Indemnitee harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon or incurred by such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of Lessee with respect to such Indemnitee, then such Indemnitee shall pay to Lessee within 30 days of Lessee's demand therefor an amount which equals the amount actually paid by Lessee with respect to such Taxes.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements except as otherwise provided in
Section 10.01(d)(i) or Section 15 hereof) of every kind and nature (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements and the administration of the Trust Indenture Estate; and

         (vi) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement and the Lessor's Estate, the Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Indenture, the Indenture and Security Agreement Supplement or the Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee;

         (ii) in respect of the Aircraft, is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in
   Section 9.01(a) hereof shall survive for so long as Lessor shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to circumstances or events occurring prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease or the other Operative Agreements;

         (iii) is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv) is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement (other than the Owner Participant's obligations under Section 6.01 of the Trust Agreement) and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Purchase Agreement Assignment, the Lease, the Indenture, the Trust Agreement or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi) is a payment required to be made by the Owner Participant pursuant to Section 3.02(b) hereof, but nothing contained in this
   Section 9.01(b)(vi) shall be deemed or construed to limit the obligations of the Lessee to the Indenture Trustee and Holders of the Certificates pursuant to Section 3.05 of the Lease;

         (vii) is, in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii) is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Certificate Closing Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing or (y) as a result of exercise of remedies under Section 17 of the Lease; and

         (ix) is incurred under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event Prohibited Transaction Exemption 89-88, appearing at 54 Fed. Reg. 42581 (1989), or any other comparable prohibited transaction exemption, (individually or collectively, a "PTE") is not valid or is not applicable in any respect to the purchase and holding of the Pass Through Certificates, then the indemnity provided for in
   Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate (A) over which purchase or holding the Owner Participant (or any Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA; and provided further, however, that in the event the PTE is not valid or applicable in any respect to the purchase and holding of the Pass Through Certificates and the Lessee had failed to obtain from the manager or co-manager of the underwriting syndicate of the Pass Through Certificates a representation that such manager or co-manager has a PTE, then the indemnity provided for in Section 9.01(a) hereof shall extend to any Expense incurred by the Owner Participant as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificate by an ERISA Plan with respect to which the Owner Participant is a party in interest or a disqualified person, except, however, that such indemnity shall not extend to any Expense incurred by the Owner Participant as a result of any Prohibited Transaction occurring with respect to the purchase or holding of any Pass Through Certificates by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under
Section 9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section
9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section
9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or
(b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this
Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this
Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b)(v) hereof.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment) all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby on the Certificate Closing Date and the Delivery Date: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 33-56569, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen & Co.; (ix) the fees and expenses of Moody's and S&P; and (x) the fees and expenses of First Chicago Leasing Corporation. The fees and expenses described in clauses (ii) through (x) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph is 1.31% of the Purchase Price (the "Estimated Expense Amount").

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under
Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Purchase Agreement Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant or the Owner Trustee after the Certificate Closing Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02 or Article 10 of the Lease; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this
Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)  Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in
   Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other Operative Agreement to which the Owner Participant is a party, and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, any other Operative Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of, the terms of the Trust Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile
   (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Trust Administration Department, telephone (313) 225-3185, facsimile (313) 225-3420; or to such other address as Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to Owner Participant;

         (c) If to the Owner Participant, to its office at 225 High Ridge Road, Stamford, Connecticut 06905, Attention: Vice President - Leasing, telephone (203) 975-3504, facsimile (203) 975-3910; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee or the Pass Through Trustee, to its office at 4 Chase Metrotech Center, Brooklyn, New York 11245,
   Attention: Corporate Trust Administration, telephone (718) 242-5854, facsimile (718) 242-3529; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee, the Indenture Trustee and the Pass Through Trustee.


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to two refinancings, in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"), provided, that, such Refinancing may not occur prior to the fifth anniversary of the Certificate Closing Date. Such Refinancings may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as there is no foreign currency risk to the Owner Participant), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant shall have received at least 10 Business Days' prior written notice of the closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or material adverse effect upon the rights or obligations or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant.

         Prior to the consummation of any Refinancing pursuant to this
Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and EBO Price payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium and any other premiums or amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction, except to the extent of amounts included in Transaction Costs and payable by the Owner Participant as provided in Article 10 hereof.

         (d) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and breakage costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any breakage costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

         (viii) The Indenture Trustee shall have received no later than the Business Day next preceding the day 15 days prior to the effective date of such Refinancing irrevocable notice of such Refinancing; and

         (ix) In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 90-24 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates, such purchasers further represent that either a prohibited transaction exemption from the U.S. Department of Labor is available with respect to their purchase and holding of the Refinancing loan certificates or that their purchase and holding of the Refinancing loan certificates will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. If neither exemption referred to in clause (A) or (B) of this paragraph
   (viii) is valid or applicable in any respect to the purchase and holding of the Refinancing loan certificates, or if the representation in clause
   (B) of this paragraph (viii) that such purchase and holding will not constitute a prohibited transaction is not correct, whichever is applicable then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code.

         Section 15.02. Reoptimization. (a) If a Change in Tax Rate occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii) the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Interim Rent, Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date and duly filed (or in the process of being so duly filed) for recordation with the Aeronautics Authority, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and duly filed (or in the process of being so duly filed) for recordation with the Aeronautics Authority, and (C) replacement Refinancing Certificates; and

         (iii) in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d)  Payment Schedules.  Except as otherwise provided in this
Section 15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that it is the intent of the parties for Federal, state, local and foreign income tax purposes that the Owner Participant will be treated as the owner of the Aircraft and the Lessee will be treated as the lessee of the Aircraft.

         Section 17.02. Collateral Account. (a) The Indenture Trustee shall notify the Owner Trustee and the Lessee of any losses incurred on the Specified Investments in the Collateral Account promptly upon the realization thereof, as well as any fees, commissions and other costs, Taxes (other than income taxes) and expenses, if any, incurred by the Indenture Trustee in connection with its administration of the Collateral Account (collectively, "Losses"). Promptly upon receipt of such notification but, in any event, no later than the earlier of the Delivery Date and the Cut-Off Date, the Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee, for deposit into the Collateral Account, an amount equal to such Losses (net of any investment earnings).

         (b) The Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee, on the Owner Participant Payment Date an amount equal to the aggregate amount of interest accrued on the Certificates from (and including) the Certificate Closing Date to (but excluding) the Delivery Date.

         (c) If the Aircraft has neither (i) been purchased by the Owner Trustee on the Delivery Date nor (ii) been acquired by the Lessee in the manner contemplated by Section 3.05(a)(ii) hereof, the Lessee agrees to pay to the Indenture Trustee, on behalf of the Owner Trustee, on the Cut-Off Date the excess, if any, of the amounts payable under Section 6.02(b)(1) of the Indenture over the amounts released from the Collateral Account under
Section 2.16 of the Indenture.

         (d)  All amounts payable by the Lessee pursuant to this Section
17.02 shall be paid to the Indenture Trustee at its principal office at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, Attention:
Corporate Trust Office, or as the Indenture Trustee may otherwise direct within the United States, by wire transfer of immediately available funds in U.S. Dollars no later than 10:30 a.m., New York City time, on the due date of such payment.

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, the Pass Through Trustee and the Indenture Trustee. Each of NBD and Chase is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of NBD, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of Chase), not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither NBD, nor Chase, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of NBD and Chase accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants made in its individual capacity in Sections 3.05 and 3.08 of the Indenture,
(d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee agrees that, if (i) the Lessor's Estate or the trust created by the Trust Agreement becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly on account of any amount payable as principal, interest or premium on the Certificates, and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The Owner Participant, the Indenture Trustee and the Lessee agree that the transactions contemplated by the Operative Agreements that are to occur from and after the Delivery Date are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners, auditors, insurance regulators, accountants or similar regulatory authorities, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements, (v) to a subsidiary or Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this ___ day of October, 1995.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:  Robert D.  Henning
                                      Title: Assistant Treasurer and
                                             Managing Director - Structured
                                             Finance



                                 OWNER PARTICIPANT:

                                 CHRYSLER CAPITAL CORPORATION


                                 By:__________________________________________
                                      Name:
                                      Title:



                                 OWNER TRUSTEE:

                                 NBD BANK, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 INDENTURE TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Indenture
                                 Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 PASS THROUGH TRUSTEE:

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), not in its individual
                                 capacity except as otherwise expressly
                                 provided herein, but solely as Pass
                                 Through Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:



                                  SCHEDULE I CERTIFICATE INFORMATION



1.  Federal Express Corporation Pass Through Trust, 1995-B1
    Federal Express Corporation Trust No.  N663FE

      Interest Rate:    6.05%
      Maturity:         March 19, 1996
      Principal Amount: $4,488,000


2.  Federal Express Corporation Pass Through Trust, 1995-B2
    Federal Express Corporation Trust No.  N663FE

      Interest Rate:    7.11%
      Maturity:         January 2, 2014
      Principal Amount: $46,305,000


3.  Federal Express Corporation Pass Through Trust, 1995-B3
    Federal Express Corporation Trust No.  N663FE

      Interest Rate:    7.58%
      Maturity:         July 2, 2019
      Principal Amount: $15,207,000



                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insureds.  As defined in Article 13 of the Lease.

            Aeronautics Authority or FAA. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account
(x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

            Aircraft. The Airframe to be sold by AVSA to the Owner Trustee pursuant to the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine or Engines) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in Section 3.05 of the Participation Agreement to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N663FE and Manufacturer's serial number 766, together with the two General Electric CF6-80C2-A5F engines bearing Manufacturer's serial numbers 705-233 and 705-234.

            Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N663FE), to be dated the Certificate Closing Date among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

            AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

            AVSA Consent and Agreement. The Consent and Agreement dated as of October 26, 1995, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

            AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

            AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default.  An event specified in Section 16.01(e),
(f) or (g) of the Lease which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

            Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on July 2, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York and Memphis, Tennessee, and after the Lien of the Indenture is discharged, Detroit, Michigan.

            Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by
Section 2.01(b) of the Participation Agreement.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N663FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Chase. The Chase Manhattan Bank (National Association) and its successors and permitted assigns.

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

            Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

            Commencement Date.  July 2, 1996.

            Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in Section 3.02 of the Participation Agreement.

            Consent and Agreement. The Consent and Agreement dated as of October 26, 1995, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            Corporate Trust Department. The principal office of the Owner Trustee located at 611 Woodward Avenue, Detroit, Michigan 48226, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            Cut-Off Date.  December 29, 1995.

            Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

            Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

            EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

            Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also must have a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.


            Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

            Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03,
11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of October 26, 1995, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. Has the meaning set forth in Section 7.06 of the Participation Agreement.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 90 days due to theft or disappearance or such longer period, not to exceed 90 days from the end of such initial 90-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine as of the end of the Lease Term is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in
Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft equipped with engines of the same make and model as the Engines for a period not to exceed six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward in a similar manner as are then being carried forward with respect to other aircraft of the Lessee so as to not discriminate against the Aircraft by reason of its leased status, all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of eighteen (18) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 91st day or the 180th day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the six (6) month or eighteen (18) month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

            Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Section 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) payments constituting increases in Interim Rent or Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement and (vi) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above.

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in the second paragraph of Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease the Aircraft. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. In such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments during the Fixed Renewal Term equal to 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            French Pledge Agreement. The French Pledge Agreement dated as of October 26, 1995 between the Owner Trustee and the Indenture Trustee.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of NBD, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N663FE) to be dated the Delivery Date, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Rent. The periodic rent payable for the Aircraft throughout the Interim Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Interim Term. The period commencing on the Owner Participant Payment Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice. The invoice for the Aircraft given by AVSA to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N663FE) to be dated the Delivery Date, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Interim Rent, Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and (ii) include all property intended to be subjected to the Indenture by the Granting Clause thereof.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in
Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

            Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Moody's.  Moody's Investors Service, Inc.

            NBD.  NBD Bank, a Michigan banking corporation.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Interim Rent and Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.08 of the Indenture or otherwise;

            (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to
            Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Amount. The amount described in Section 3.07 of the Participation Agreement.

            Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Participant Payment Date.  March 19, 1996.

            Owner Trustee. NBD, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty. Any guaranty delivered in compliance with Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value percentages or the EBO Price, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1995 Pass Through Certificates, Series B1, 1995 Pass Through Certificates, Series B2 or 1995 Pass Through Certificates, Series B3, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1995-B1, Federal Express Pass Through Trust, 1995-B2 or Federal Express Pass Through Trust, 1995-B3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

            Pass Through Trustee. The Chase Manhattan Bank (National Association), a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. The Owner Participant Payment Date, and each January 2 and July 2 commencing July 2, 1996.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Preliminary Term. The period commencing on the Delivery Date and ending at the end of the day on the day immediately preceding the Owner Participant Payment Date.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2014, November 7, 2007 and with respect to the Certificates having a Maturity in 2019, October 7, 2017.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Proposed Termination Date.  Has the meaning specified in
Section 10.01(a) of the Lease.

            Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

            Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            Purchase Price. Has the meaning specified in Schedule IV to the Participation Agreement.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), March 4, 1996 for the Owner Participant Payment Date, December 18 for January 2 Payment Dates and June 17 for July 2 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date.  Each January 2 and July 2 commencing July
2, 1996.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) manufactured after October 22, 1994 of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

            Responsible Officer. With respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1995-B1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1995-B2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1995-B3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in
Section 6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Specified Investments. Direct obligations of the United States of America and obligations fully guaranteed by the United States of America maturing within 30 days of the date of purchase.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section
3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Interim Rent and Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Interim Rent and Basic Rent is due, fully reflect appropriate Interim Rent and Basic Rent accruals and credits of unearned Interim Rent and Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

            Stipulated Loss Value Determination Date. Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Substantial Authority. For Federal income tax purposes, shall have the meaning applicable for purposes of Section 6662 of the Code and relevant Treasury regulations.

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Interim Rent and Basic Rent.

             Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995, between the Lessee and the Owner Participant, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Preliminary Term, the Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after July 2, 2001 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 2, 2009 or July 2, 2012, (ii) Section 4.02(a)(D) or
(E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, January 2, 2015.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

            Transaction Costs.  Those costs and expenses set forth in
Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.


            Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.



            Underwriters. The several Underwriters named in the Underwriting Agreement.

            Underwriting Agreement. The Underwriting Agreement dated October 26, 1995 among the Lessee, Goldman Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or
Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S.  Person.  A Person described in Section 7701(a)(30) of the
Code.

                               SCHEDULE III

                          PERMITTED COUNTRY LIST


                   Australia                         Japan

                   Austria                           Luxembourg

                   Belgium                           Malaysia

                   Canada                            Netherlands

                   Denmark                           New Zealand

                   Finland                           Norway

                   France                            Philippines

                   Germany                           Portugal

                   Greece                            Singapore

                   Hong Kong                         South Korea

                   Iceland                           Sweden

                   Ireland                           Switzerland

                   Italy                             United Kingdom


                                SCHEDULE IV

      PURCHASE PRICE, OWNER PARTICIPANT'S COMMITMENT AND DEBT PORTION


Purchase Price                                             $82,500,000

Owner Participant's Commitment                             $16,500,000

Debt Portion                                               $66,000,000



                                                           EXHIBIT A(1)(a)(i)

                      [Letterhead of Federal Express]

                                                   [Certificate Closing Date]

To the Addressees Listed on Schedule A Attached

                Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal, as Lessee, Chrysler Capital Corporation, as Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(k)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Three Series of Pass Through Certificates will be issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

            In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision (i) executed counterparts of the Pass Through Agreement, the Series Supplements and the Operative Agreements to be delivered on the Certificate Closing Date (the "Certificate Closing Date Documents") and (ii) the forms of the Operative Agreements to be delivered on the Delivery Date. We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Certificate Closing Date Documents, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Certificate Closing Date Documents, other than Federal, has full power, authority and legal right to enter into such Certificate Closing Date Documents and that each such Certificate Closing Date Document has been duly authorized, executed and delivered by each of such parties.

            Based on the foregoing, it is my opinion that:

            1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Certificate Closing Date Documents to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal so to qualify, except where the failure so to qualify would not have a material adverse impact on Federal or its business.

            2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

            3. Each of the Certificate Closing Date Documents to which Federal is a party has been duly authorized, executed and delivered by Federal and together constitute the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its and their terms. Each of the Operative Agreements to which Federal is to be a party and which are to be executed on the Delivery Date has been duly authorized by Federal.

            4. Neither the execution and delivery by Federal of the Certificate Closing Date Documents to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, (a) requires any stockholder approval or violates the certificate of incorporation or by-laws of Federal or (b) conflicts with or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

            5. Neither the execution and delivery by Federal of the Certificate Closing Date Documents to which it is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Certificate Closing Date and which shall have been accomplished on or prior to the Certificate Closing Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (x) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and (y) compliance with the securities laws of each applicable state, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

            6. There are no pending, or to my knowledge, threatened actions or proceedings before or by any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Certificate Closing Date Documents.

            7. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

            8. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

            9. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            The opinions expressed in paragraph 3 above as to the enforceability of the Certificate Closing Date Documents to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Certificate Closing Date Documents, the governing law with respect to each of the Certificate Closing Date Documents is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law).

            I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

            This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

                                                Very truly yours,


                                                George W. Hearn

                                SCHEDULE A


Owner Trustee
------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                         EXHIBIT A(1)(a)(ii)


                      [Letterhead of Federal Express]

                                                             [Delivery Date]

To the Addressees Listed on Schedule A Attached

            Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal, as Lessee, Chrysler Capital Corporation, as Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.02(d)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Series of Pass Through Certificates were issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that were issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

            In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision executed counterparts of the Transaction Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

            Based on the foregoing, it is my opinion that:

            1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal so to qualify, except where the failure so to qualify would not have a material adverse impact on Federal or its business.

            2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

            3. Each of the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and together constitute the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its and their terms.

            4. Neither the execution and delivery by Federal of the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the certificate of incorporation or by-laws of Federal or (b) conflict with or contravene the provisions of, or constitutes a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

            5. Neither the execution and delivery by Federal of the Transaction Agreements to which it is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which were or are required to be performed on or prior to the Delivery Date and which were or shall have been accomplished on or prior to the Delivery Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

            6. There are no pending, or to my knowledge, threatened actions or proceedings before or by any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 (as updated by Note 7 to the financial statement included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995), as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Transaction Agreements, or (ii) involves the Aircraft.

            7. Except for (A) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, (B) the filing and, where appropriate, recordation pursuant to the Transportation Code of the Indenture, the Trust Agreement, the Indenture and Security Agreement Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft and AVSA's FAA Bill of Sale, (C) the filing of the financing statement referred to in Section 4.02(f) of the Participation Agreement and
(D) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee.

            8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

            9. On the date hereof the Owner Trustee received valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease.

            10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

            11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            The opinions expressed in paragraph 3 above as to the enforceability of the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Transaction Agreements, the governing law with respect to each of the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

            I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

            As to the matters referred to in paragraphs 5, 7 and 9 above, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

            This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

                                                Very truly yours,



                                                George W. Hearn


                                SCHEDULE A


Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                          EXHIBIT A(1)(b)(i)


                   [Letterhead of Davis Polk & Wardwell]

                                                  [Certificate Closing Date]

To Each of the Parties named on Schedule A Hereto

            Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express, as Lessee, Chrysler Capital Corporation, as Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to
Section 4.01(k)(v) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one Airbus A300F4-605R Aircraft using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

            In connection with the opinions expressed below, we have examined executed counterparts of the Pass Through Agreement, the Series Supplements and the Operative Agreements to be delivered on the Certificate Closing Date (the "Certificate Closing Date Documents"), the Pass Through Certificates, the Pass Through Agreement, each Series Supplement and the forms of the Operative Agreements to be delivered on the Delivery Date. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. The execution, delivery and performance by the Owner Trustee, in its individual or trust capacity, as the case may be, of the Certificate Closing Date Documents (other than the Certificates) to which it is a party, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 1 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance or the taking of any other action, the conduct of any other business or the exercise of any other powers by NBD Bank in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Certificate Closing Date Documents. We have assumed that NBD Bank has made the filings necessary to comply with
Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether NBD Bank is required to comply with said
Section 131.3.

            2. (a) Each of the Certificate Closing Date Documents to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express. Each of the Operative Agreements to which Federal Express is to be a party and which are to be delivered on the Delivery Date has been authorized by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Certificate Closing Date Documents to which Federal Express is a party do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 2(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Certificate Closing Date Documents.

            3. Assuming (i) the due authorization, execution and delivery of the Certificate Closing Date Documents, the Pass Through Agreement and each Series Supplement by each of the parties to each such document (other than Federal Express), (ii) that the execution, delivery and performance by each of such Certificate Closing Date Document by each of the parties thereto will not violate the respective parties' constituent documents,
(iii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (iv) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (v) that the form of each Certificate Closing Date Document is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New
York), then: (A) each Certificate Closing Date Document in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create, except that no opinion is given with respect to perfection of such security interest on the date hereof; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby, except that no opinion is given with respect to perfection of such security interest on the date hereof; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders.

            4. Federal Express's participation in the transactions contemplated by the Certificate Closing Date Documents does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

            5. It is not necessary, in connection with the creation of the beneficial interests of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            The foregoing opinions are subject to the following qualifications:

      (a) For purposes of the matters stated in paragraph 2(a) above and as to all matters of Tennessee law, we have relied, with your consent, on the opinion dated the date hereof of George W. Hearn, Vice President - Law of the Lessee.

      (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware.

      (c) The opinion contained in paragraph 3 above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

      (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.


                                                Very truly yours,


                                                Davis Polk & Wardwell


                              SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                          EXHIBIT A(1)(b)(ii)


                   [Letterhead of Davis Polk & Wardwell]

                                                              [Delivery Date]

To Each of the Parties named on Schedule A Hereto

            Re:   Federal Express Corporation Trust No. N663FE


Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express, as Lessee, Chrysler Capital Corporation, as Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and The Chase Manhattan Bank (National Association), as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to
Section 4.02(d)(ii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the financing on the Delivery Date of the Owner Trustee's payment of a portion of the Purchase Price of one Airbus A300F4-605R Aircraft (the "Aircraft") using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Series of Pass Through Certificates were issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity issued under the Indenture. The Aircraft is to be leased to Federal Express by the Owner Trustee pursuant to the Lease and subjected to the Lien of the Indenture, and is to be delivered by the Owner Trustee to the Lessee on this date, and in connection with the delivery of the Aircraft, the Owner Trustee and Federal Express will execute and deliver the Lease Supplement, and the Owner Trustee will execute and deliver the Indenture and Security Agreement Supplement.

            In connection with the opinions expressed below, we have examined executed counterparts of the Transaction Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

            2. Subject to execution and delivery of the Lease Supplement and the Indenture and Security Agreement Supplement for the Aircraft and to the registration of the Aircraft with the FAA in the name of the Owner Trustee, the Lease, as supplemented, will create a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) AVSA's FAA Bill of Sale, (B) the Trust Agreement, (C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and (D) the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code, and assuming that at the time of such filing no other documents relating to the Aircraft have been filed pursuant to the Transportation Code.

            3. The execution, delivery and performance by the Owner Trustee, in its individual or trust capacity, as the case may be, of the Transaction Agreements (other than the Certificates) to which it is a party, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not or did not as of the date of execution thereof, violate, and fully comply or did fully comply as of the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance or the taking of any other action, the conduct of any other business or the exercise of any other powers by NBD Bank in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Transaction Agreements. We have assumed that NBD Bank has made the filings necessary to comply with
Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether NBD Bank is required to comply with said
Section 131.3.

            4. (a) Each of the Transaction Agreements to which Federal Express is a party has or had, on the date of execution thereof been duly authorized, executed and delivered by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Transaction Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Transaction Agreements.

            5. Assuming (i) the due authorization, execution and delivery of the Transaction Agreements by each of the parties to each such document (other than Federal Express), (ii) that the execution, delivery and performance by each of the Transaction Agreements by each of the parties thereto will not violate the respective parties' constituent documents,
(iii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates issued under the Indenture in accordance with the terms of the Indenture, (iv) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (v) that the form of each Transaction Agreement is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New York), then: (A) each Transaction Agreement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture, as supplemented by the Indenture and Security Agreement Supplement, creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create; (C) the Certificates are legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and are entitled to the benefits of the Indenture, including the benefit of the security interest created thereby;
(D) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, as supplemented by the Indenture and Security Agreement Supplement, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 5 are subject to the due filing and recording, where appropriate, with the FAA of the documents referred to in paragraph 2 above.

            6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statement referred to in Section 4.02(f) of the Participation Agreement), and the beneficial interests of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

            7. The Indenture and Security Agreement Supplement, pursuant to the Granting Clause of the Indenture, creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due and timely filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of Section 40102(a) of the Transportation Code.

            8. Federal Express's participation in the transactions contemplated by the Transaction Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

            9. It is not necessary, in connection with the creation of the beneficial interests of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            10. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Indenture Trustee.

            The foregoing opinions are subject to the following qualifications:

      (a) To the extent that this opinion relates to matters involving Federal aviation law, we have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinion of Daugherty, Fowler & Peregrin to be delivered to you and dated the date hereof. We have also relied, with your consent, on the opinion dated the date hereof of George
W. Hearn, Vice President - Law of the Lessee, for purposes of the matters stated in paragraphs 4(a) and as to all matters of Tennessee law.

      (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware.

      (c) The opinion contained in paragraph 5 above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.



      (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.



                                                Very truly yours,


                                                Davis Polk & Wardwell

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

                                                            EXHIBIT A(2)(a)


                  [Letterhead of Morgan, Lewis & Bockius]


                                                 [Certificate Closing Date]


To Each of the Parties named on Schedule A Hereto

            Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            We have acted as special counsel for Chrysler Capital Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by (i) the Participation Agreement, dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee, (ii) the Trust Agreement, dated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and (iii) the Tax Indemnity Agreement, dated as of October 26, 1995 (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to Section 4.01(k)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            In connection with our opinions herein, we have examined executed counterparts of the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and the Ancillary Agreement I (collectively, the "Owner Participant Documents"). We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies and the authenticity of such latter documents, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Owner Participant Documents, and we have made no independent investigation or inquiry with respect to such factual matters.

            With your consent, and for purposes of this opinion, we have assumed the accuracy of the following matters, but we have not made any independent investigation or inquiry with respect thereto and we render no opinion on such matters:

      (a) That the execution and delivery and performance of each of the Owner Participant Documents by each of the parties thereto will not violate the respective parties' constituent documents.

      (b) That each of the parties to the Owner Participant Documents has full power, authority and legal right to enter into and perform its respective obligations under the Owner Participant Documents to which it is a party.

      (c) The Owner Participant Documents, at the time of execution and delivery by the Owner Participant, will have been duly authorized and validly executed and delivered by all parties thereto (other than the Owner Participant) and will constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms.

      (d) The parties to the Owner Participant Documents (other than the Owner Participant, as to which we have not assumed the acquisition of all consents, permits and approvals under New York law) at the time of execution and delivery by the Owner Participant have obtained and there are in full force and effect at such time, any and all required consents, permits and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability of the Owner Participant Documents.

            We have been retained as special counsel to the Owner Participant in connection with the transactions contemplated by the Participation Agreement, and have not generally represented the Owner Participant in its business activities and are not familiar with the nature and extent of such other activities. Accordingly, we also have assumed without investigation that such other activities are not of such a nature as to cause the transactions contemplated by the Participation Agreement to be governed by laws or regulations of the State of New York or the United States of America applicable only because of such other activities (such as laws relating specifically to the banking, securities, insurance or utility industries) and not applicable to business corporations generally.

      Based upon the foregoing, we are of the opinion that:

 (1) The Owner Participant Documents constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors', mortgagees' and lessors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and
(c) with respect to the indemnification provisions set forth in the Owner Participant Documents, considerations of public policy. (2) Neither the execution and delivery of the Owner Participant Documents by the Owner Participant nor the consummation by the Owner Participant of any of the transactions therein contemplated, or the fulfillment of, or compliance with, the terms and provisions of any thereof, (A) requires for its validity that the Owner Participant obtain the consent or approval of, give notice to, register with, or take any other action with respect to, any governmental authority or agency of the State of New York or the Federal government of the United States, or (B) contravenes any law, governmental rule or regulation of the State of New York or the Federal government of the United States or any governmental authority or agency thereof.

            In rendering the foregoing opinions, we have relied, with your consent, on the opinion of even date herewith of Ted W. Verrill, Esq., Senior Vice President and General Counsel of the Owner Participant, as to the matters set forth therein (i) that are governed by the laws of the State of New York, and (ii) relating to the due authorization, execution and delivery of the Owner Participant Documents by the Owner Participant under the laws of the United States of America, and our opinions are subject to the same limitations and exceptions as set forth therein.

            The foregoing opinions are subject, however, to the qualification that we express no opinion as to matters relating to the title to or sufficiency of description of any property or collateral described in the Owner Participant Documents or the perfection or relative priority of any lien or security interest created with respect to such property or collateral thereunder. In addition, we express no opinion as to matters governed by (i) any tax laws, (ii) the Transportation Code, or by any other laws, statutes, rules or regulations of the United States particularly relating to the acquisition, ownership, registration, leasing, use or sale of the Aircraft, the Airframe or the Engines other than such laws relating to personal property generally, (iii) any securities laws and
(iv) laws pertaining to the Owner Participant solely because of the business activities of the Owner Participant and not applicable to business corporations generally.

            We are licensed to practice law in the State of New York and we express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the laws of the United States of America.

            This opinion is furnished by us at your request and at the Owner Participant's request for your sole benefit, and we agree that you and your successors and permitted assigns may rely on the opinions expressed herein. No other Person or entity shall be entitled to rely on the opinions expressed herein without our express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or
(ii) bank examiners or similar regulatory authorities. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.



                                                Very truly yours,


                                                Morgan, Lewis & Bockius

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                           EXHIBIT A(2)(b)



               [Letterhead of Chrysler Capital Corporation]


                                                 [Certificate Closing Date]


To Each of the Parties named on Schedule A Hereto

          Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            I have acted as counsel to Chrysler Capital Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by that certain (i) the Participation Agreement, dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee"), and The Chase Manhattan Bank (National Association), as Pass Through Trustee (the "Pass Through Trustee), (ii) the Trust Agreement, dated as of October 26, 1995 (the "Trust Agreement"), by and between the Owner Participant and the Owner Trustee and (iii) the Tax Indemnity Agreement, dated as of October 26, 1995 (the "Tax Indemnity Agreement"), by and between the Owner Participant and the Lessee. This opinion is delivered pursuant to Section 4.01(k)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

            For purposes of the opinions expressed below, I, or members of my staff, have examined executed counterparts or copies certified to my satisfaction of the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and the Ancillary Agreement I (collectively, the "Owner Participant Documents") and have examined originals or photostatic, certified or telecopied copies of such records of the Owner Participant, certificates of officers of the Owner Participant and public officials, and such other documents as I have deemed relevant and necessary as a basis for the opinions set forth below. In such examination I have assumed the genuineness of all signatures (other than those of the Owner Participant), the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. As to questions of fact material to my opinions, I have relied upon the representations and warranties contained in the Owner Participant Documents and upon certificates of officers of the Owner Participant, those of other persons having knowledge thereof delivered pursuant thereto and those of public officials. I have assumed, except with regard to the Owner Participant, that each of the Owner Participant Documents have been duly authorized, executed and delivered by the respective parties thereto and that they constitute the legal, valid and binding obligations of each party thereto enforceable against each such party in accordance with their respective terms.

            Based on the foregoing examination and subject to the assumptions and qualifications set forth herein, I am of the opinion that as of the date hereof:

      1. The Owner Participant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Owner Participant has all requisite corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and enter into and to carry out the transactions contemplated by each of the Owner Participant Documents.

      2. The performance by the Owner Participant of its obligations under each of the Owner Participant Documents does not (a) require any approval or consent of any shareholder, to the best of my knowledge, require any consent or approval of any trustee, or holder of any indebtedness or other obligation of the Owner Participant, (b) violate the organizational documents or by-laws of the Owner Participant, (c) violate any law, governmental rule or regulation of the State of New York or of the federal government of the United States or any governmental authority or agency thereof or (d) to the best of my knowledge, conflict with any judgment or order applicable to or binding upon the Owner Participant or its properties, or violate or (except as contemplated by the Owner Participant Documents) subject the Trust Estate to any lien under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or contract or any other agreement or instrument to which the Owner Participant is a party or by which the Owner Participant is bound.

      3. The execution and delivery by the Owner Participant of the Owner Participant Documents and the performance by the Owner Participant of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Owner Participant. Each of the Owner Participant Documents has been duly executed and delivered by the Owner Participant.

      4. Neither the execution and delivery by the Owner Participant of the Owner Participant Documents, nor the consummation by the Owner Participant of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking or any other action in respect of, any governmental authority or agency of the State of New York or of the federal government of the United States, except those contemplated by the Operative Agreements.

      5. There are no actions, suits, investigations or proceedings pending or, to the best of my knowledge, threatened against or affecting the Owner Participant or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Owner Participant Documents, and there are no pending or, to the best of my knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving the Owner Participant in connection with the transactions contemplated by any of the Owner Participant Documents.

            I am a member of the Bar of the State of New York and I do not purport to have any knowledge of, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, except that no opinion is given as to securities, banking or tax laws. Further, I have made no investigation and express no opinion, as to any aviation law or other laws, statutes, rules or regulations applicable due to the particular nature of the equipment subject to the Lease.

            This opinion is furnished by me as counsel to the Owner Participant for your sole benefit and for the benefit of your successors and assigns and no other person or entity shall rely on this opinion without my express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without my express written consent; provided that no such consent shall be necessary for the reproduction, circulation or distribution of this opinion to (i) the special counsel, auditors or public accountants of the persons named on Schedule A hereto or (ii) bank examiners or similar regulatory authorities. My opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.



                                                Very truly yours,


                                                Ted W. Verrill


                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                            EXHIBIT A(3)(a)



                     [Letterhead of Dewey Ballantine]


                                                 [Certificate Closing Date]


To the Persons Listed in Schedule A Attached Hereto


      Re:   Federal Express Corporation Trust No. N663FE


Ladies and Gentlemen:

            We have acted as special counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), in connection with the transactions contemplated by (i) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee and (ii) the Participation Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation ("Federal Express"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), the Indenture Trustee, the Owner Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee (the "Pass Through Trustee"). Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            This opinion is being delivered pursuant to Section
4.01(k)(iii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements to be delivered on the Certificate Closing Date (the "Certificate Closing Date Documents") and the forms of Operative Agreements to be delivered on the Delivery Date. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Certificate Closing Date Documents and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Indenture Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Participation Agreement and the other Certificate Closing Date Documents to which it is a party, and to authenticate the Certificates to be delivered on the date hereof.

      2. The Indenture Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Indenture, the Participation Agreement and each of the other Certificate Closing Date Documents to which it is a party. Each of the Operative Agreements to be executed by the Indenture Trustee on the Delivery Date has been authorized by the Indenture Trustee in its individual and trust capacities.

      3. Each of the Indenture, the Participation Agreement and the other Certificate Closing Date Documents to which it is a party constitutes a legal, valid and binding obligation of the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and
(c) public policy considerations (in the case of the indemnity provisions contained therein).

      4. The Certificates delivered on the date hereof have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

      5. The execution, delivery, and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Certificate Closing Date Documents to which it is a party are not in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee.

      6. Neither the execution and delivery by the Indenture Trustee, in its individual or trust capacity, as the case may be, of the Indenture, the Participation Agreement or any of the other Certificate Closing Date Documents to which it is a party, nor the consummation by the Indenture Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Indenture or the Participation Agreement requires consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any federal or state governmental authority or agency having jurisdiction over the Indenture Trustee.

      7. There are no fees, taxes or other governmental charges payable by the Certificate Holders, the Owner Trustee or the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee) to the State of New York or any political subdivision thereof in connection with the execution, delivery or performance of any of the Certificate Closing Date Documents or in connection with the issuance and acquisition of the Certificates issued to the Certificate Holders or the beneficial interests of the Certificate Holders in the Trust Indenture Estate. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate. There is no fee, tax or other governmental charge under the laws of the State of New York or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates issued to the Certificate Holders by reason of the creation of the trust under the Indenture pursuant to the laws of the State of New York or the Indenture Trustee's performance of its duties under the Indenture within the State of New York. We express no opinion, however, as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner Participant to the State of New York or any political subdivision thereof in connection with (x) the execution, delivery or performance by any of the Indenture, the Participation Agreement or any of the other Certificate Closing Date Documents or (y) the making by the Owner Participant of its investment in the Aircraft.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. In addition, we express no opinion herein as to (i) any federal or state securities laws, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired or to be acquired by the Owner Trustee, or (v) ERISA or any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Certificate Closing Date Documents.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Indenture, the Participation Agreement and the other Certificate Closing Date Documents has been duly authorized, executed and delivered by the respective parties thereto (other than the Indenture Trustee) and constitutes a legal, valid and binding obligation of each of such parties (other than the Indenture Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Indenture Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Indenture, the Participation Agreement and each of the other Certificate Closing Date Documents to which it is a party and (c) the transactions provided for in the Certificate Closing Date Documents are not within the prohibitions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.



                                                Very truly yours,


                                                Dewey Ballantine

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
--------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                            EXHIBIT A(3)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                 [Certificate Closing Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association (the "Indenture Trustee"), I advise you as follows with respect to the authorization, execution and delivery by the Indenture Trustee of (i) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Indenture") between NBD Bank (the "Owner Trustee") and the Indenture Trustee and (ii) the Participation Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation ("Federal Express"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), the Owner Trustee, the Indenture Trustee, and The Chase Manhattan Bank (National Association), as Pass Through Trustee. Further, we have advised the Indenture Trustee with respect to the authentication of one or more equipment trust certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement.

            I have reviewed executed counterparts of the Operative Agreements to be delivered on the Certificate Closing Date (the "Certificate Closing Date Documents") and the forms of Operative Agreements to be delivered on the Delivery Date. I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Indenture Trustee, a certificate of the secretary of the Indenture Trustee as to certain matters, including the incumbency of the officer of the Indenture Trustee who executed the Indenture and the Participation Agreement and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Indenture Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Indenture Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Certificate Closing Date Documents and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: the execution, delivery and performance by the Indenture Trustee of the Indenture, the Participation Agreement and each of the other Certificate Closing Date Documents to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Indenture Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests; (iv) the authority or power of the Indenture Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Certificate Closing Date Documents or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of New York; or (v) ERISA.



            This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.



                                                Very truly yours,


                                                Barbara Jo Lubitz

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                               EXHIBIT A(4)(a)


       [Letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman]

                                                    [Certificate Closing Date]

To Each of the Parties Listed on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            We have acted as special counsel to NBD Bank, a Michigan banking corporation ("NBD"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Trust Agreement"), between NBD and Chrysler Capital Corporation, a Delaware corporation (the "Trustor" or "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No.
N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, NBD, not in its individual capacity except as specifically set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, The Chase Manhattan Bank (National Association), as Indenture Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N663FE (the "Aircraft") is being financed. This opinion is being furnished pursuant to
Section 4.01(k)(iv) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

            We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a)  The Participation Agreement;

            (b)  The Trust Agreement;

            (c)  The Indenture;

            (d)  The Lease;

            (e)  The Purchase Agreement Assignment;

            (f)  The Engine Warranty Assignment;

            (g)  Ancillary Agreement I to be dated the Delivery Date;

            (h) The French Pledge Agreement (each of the documents identified in paragraphs (a) through (j) above being collectively referred to as the "Certificate Closing Date Documents"); and

            (i)  The Certificates being issued today (the "Certificates").

            We have also examined the forms of the Lease Supplement relating to the Aircraft to be dated the Delivery Date and the Indenture and Security Agreement Supplement relating to the Aircraft to be dated the Delivery Date.

            We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of public officials and of corporate officers and other representatives of NBD and such other instruments as we have deemed necessary and relevant as the basis for our opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Certificate Closing Date Documents.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary and relevant, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. NBD is a Michigan banking corporation duly organized and validly existing under the laws of the State of the Michigan, with banking and trust powers, is a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code, and each of NBD and the Owner Trustee, as the case may be, has full power, authority and legal right to execute, deliver and perform each of the Certificate Closing Date Documents to which it is a party and to issue, execute, deliver and perform the Certificates.

      2. Each of NBD and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Certificate Closing Date Document; each Certificate Closing Date Document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Certificate Closing Date Document, of NBD) enforceable against the Owner Trustee (and, to the extent set forth in the respective Certificate Closing Date Document, against NBD) in accordance with its terms; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

      3. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

      4. To our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against NBD not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

      5. All of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates.

      6. To the extent that the Uniform Commercial Code of the State of Michigan (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Michigan such security interest, except for the filing of a UCC financing statement in the office of the Secretary of State of the State of Michigan, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

      7. The Trust Agreement duly creates a legal and valid trust under Michigan law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement and the Indenture Supplement create for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

      8. Neither the authorization, execution and delivery by the Owner Trustee or NBD, as the case may be, of the Certificate Closing Date Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or NBD with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or NBD, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Michigan or the United States of America governing the banking or trust powers of NBD.

      9. The execution, delivery and performance by the Owner Trustee or NBD, as the case may be, of each of the Certificate Closing Date Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not in violation of the articles of incorporation or by-laws of NBD or of any law, governmental rule, or regulation of the State of Michigan or the United States of America governing the banking or trust powers of NBD or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Michigan or the United States of America relating to the banking or trust powers of NBD.

      10. There is no fee, tax or other governmental charge under the laws of the State of Michigan or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Michigan, which would not have been imposed if NBD did not have its principal place of business and did not perform its obligations under the Certificate Closing Date Documents in the State of Michigan.

      11. Neither a Michigan court nor a federal court applying federal law or Michigan law, if all relevant issues are properly presented to and considered by such court, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided in the Trust Agreement or with the consent of the Indenture Trustee, until the Lien of the Indenture on the Trust Estate has been released and until payment in full of the principal of, Make-Whole Premium, if any, and interest on, the Certificates.

      12. Under the laws of the State of Michigan, as long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and may not through the enforcement of such Creditor's rights, acquire any greater rights than the rights of the Owner Participant with respect to the Trust Agreement or the Trust Estate.

      13. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting NBD or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of NBD or the Owner Trustee, as the case may be, to perform its obligations under any of the Certificate Closing Date Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving NBD or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Certificate Closing Date Documents.

            The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Michigan and applicable federal laws. We express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of NBD), (iii) state securities or blue sky laws, or (iv) laws, rules and regulations applicable to the particular nature of the Aircraft to be acquired by the Owner Trustee on the Delivery Date. Insofar as any Certificate Closing Date Documents and the Certificates expressed to be governed by the laws of a jurisdiction other than the State of Michigan, we have assumed that all such documents are legal, valid, binding and enforceable in accordance with their terms under such laws (as to which we express no opinion).

            B. The foregoing opinions regarding enforceability, except for the opinions set forth in paragraphs 11 and 12 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability or provisions relating to indemnification.

            C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than NBD and the Owner Trustee, of the Certificate Closing Date Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver, and perform under the terms of, each such document.

            D. The opinion set forth in paragraph 1 above concerning the citizenship of NBD is based upon the Affidavit of Citizenship, and we have not independently verified the facts supporting such opinion.

            E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

            F. We have assumed that all signatures (other than those of the Owner Trustee or NBD) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee on the Delivery Date.

            H. Except as otherwise provided in paragraph 7, no opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interest, of any instrument or document creating a lien or security interest, or of the Indenture or as to the nature or validity of title to any part of the Trust Estate.

            I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of
Section 406 of the Employee Retirement Income Security Act of 1974.

            J. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it is intended to indicate that during the course of our representation in connection with the Certificate Closing Date Documents, the lawyers in our firm who have been principally involved in representing NBD and the Owner Trustee in connection with the Certificate Closing Date Documents have not obtained actual knowledge of the existence or absence of such facts, as the case may be, without the implication that we have made any investigation or inquiry to determine the existence or absence of such facts.

            K. The foregoing opinions are given as of the date hereof only, and do not contemplate, and no opinion is given or intended, with respect to subsequent changes in law or fact.

            This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.



                        Very truly yours,


                        Dickinson, Wright, Moon, Van Dusen & Freeman



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                             EXHIBIT A(4)(b)


       [Letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman]

                                                             [Delivery Date]

To Each of the Parties Listed on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            We have acted as special counsel to NBD Bank, a Michigan banking corporation ("NBD"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Trust Agreement"), between NBD and Chrysler Capital Corporation, a Delaware corporation (the "Trustor" or "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No.
N663FE), dated as of October 26, 1995 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, NBD, not in its individual capacity except as specifically set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, The Chase Manhattan Bank (National Association), as Indenture Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N663FE (the "Aircraft") is being financed. This opinion is being furnished pursuant to
Section 4.02(d)(vi) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

            We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a)  The Participation Agreement;

            (b)  The Trust Agreement;

            (c)  The Indenture;

            (d) The Indenture and Security Agreement Supplement relating to the Aircraft and dated the date hereof (the "Indenture Supplement");

            (e)  The Lease;

            (f) The Lease Supplement relating to the Aircraft and dated the date hereof (the "Lease Supplement");

            (g)  The Purchase Agreement Assignment;

            (h)  The Engine Warranty Assignment;

            (i)  Ancillary Agreement dated the date hereof;

            (j) The French Pledge Agreement (each of the documents identified in paragraphs (a) through (j) above being collectively referred to as the "Owner Trustee Documents"); and

            (k)  The Certificates issued on the Certificate Closing Date.

            We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of public officials and of corporate officers and other representatives of NBD and such other instruments as we have deemed necessary and relevant as the basis for our opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary and relevant, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. NBD is a Michigan banking corporation duly organized and validly existing under the laws of the State of the Michigan, with banking and trust powers, is a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code, and each of NBD and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

      2. Each of NBD and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document; each Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of NBD) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against NBD) in accordance with its terms; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

      3. On the Certificate Closing Date, the Certificates were duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constituted the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

      4. The Owner Trustee received from AVSA such title to the Aircraft as AVSA conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against NBD not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

      5. All of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates.

      6. To the extent that the Uniform Commercial Code of the State of Michigan (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Michigan such security interest, except for the filing of a UCC financing statement in the office of the Secretary of State of the State of Michigan, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

      7. On the Certificate Closing Date, the Trust Agreement duly created a legal and valid trust under Michigan law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement and the Indenture Supplement create for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

      8. Neither the authorization, execution and delivery by the Owner Trustee or NBD, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or NBD with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or NBD, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Michigan or the United States of America governing the banking or trust powers of NBD.

      9. The execution, delivery and performance by the Owner Trustee or NBD, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the articles of incorporation or by-laws of NBD or of any law, governmental rule, or regulation of the State of Michigan or the United States of America governing the banking or trust powers of NBD or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Michigan or the United States of America relating to the banking or trust powers of NBD.

      10. Assuming that (i) the Aircraft is not used in Michigan and is not physically located in Michigan at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Michigan to a buyer nor be shipped from a point within Michigan to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Michigan or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Michigan or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement.

      11. There is no fee, tax or other governmental charge under the laws of the State of Michigan or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Michigan or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Michigan, which would not have been imposed if NBD did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Michigan.

      12. Neither a Michigan court nor a federal court applying federal law or Michigan law, if all relevant issues are properly presented to and considered by such court, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided in the Trust Agreement or with the consent of the Indenture Trustee, until the Lien of the Indenture on the Trust Estate has been released and until payment in full of the principal of, Make-Whole Premium, if any, and interest on, the Certificates.

      13. Under the laws of the State of Michigan, as long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and may not through the enforcement of such Creditor's rights, acquire any greater rights than the rights of the Owner Participant with respect to the Trust Agreement or the Trust Estate.

      14. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting NBD or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of NBD or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving NBD or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

            The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Michigan and applicable federal laws. We express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of NBD), (iii) state securities or blue sky laws, or (iv) laws, rules and regulations applicable to the particular nature of the Aircraft acquired by the Owner Trustee on the date hereof. Insofar as any Owner Trustee Documents and the Certificates expressed to be governed by the laws of a jurisdiction other than the State of Michigan, we have assumed that all such documents are legal, valid, binding and enforceable in accordance with their terms under such laws (as to which we express no opinion).

            B. The foregoing opinions regarding enforceability, except for the opinions set forth in paragraphs 12 and 13 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability or provisions relating to indemnification.

            C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than NBD and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver, and perform under the terms of, each such document.

            D. The opinion set forth in paragraph 1 above concerning the citizenship of NBD is based upon the Affidavit of Citizenship, and we have not independently verified the facts supporting such opinion.

            E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

            F. We have assumed that all signatures (other than those of the Owner Trustee or NBD) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee on the date hereof.

            H. Except as otherwise provided in paragraph 7, no opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interest, of any instrument or document creating a lien or security interest, or of the Indenture or as to the nature or validity of title to any part of the Trust Estate.

            I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of
Section 406 of the Employee Retirement Income Security Act of 1974.

            J. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it is intended to indicate that during the course of our representation in connection with the Owner Trustee Documents, the lawyers in our firm who have been principally involved in representing NBD and the Owner Trustee in connection with the Owner Trustee Documents have not obtained actual knowledge of the existence or absence of such facts, as the case may be, without the implication that we have made any investigation or inquiry to determine the existence or absence of such facts.

            K. The foregoing opinions are given as of the date hereof only, and do not contemplate, and no opinion is given or intended, with respect to subsequent changes in law or fact.

            This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.



                        Very truly yours,


                        Dickinson, Wright, Moon, Van Dusen & Freeman



                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

                                                           EXHIBIT A(5)(a)


                     [Letterhead of Dewey Ballantine]


                                                [Certificate Closing Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N663FE


Ladies and Gentlemen:

      We have acted as special counsel to The Chase Manhattan Bank (National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"). We have advised the Pass Through Trustee with respect to the Pass Through Agreement, the Series Supplements and the Participation Agreement relating to the Pass Through Trust Agreement and each designated Series Supplement (the "Participation Agreement") among the parties listed therein. Additionally, we have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            This opinion is being delivered pursuant to Section 4.01(l)(ix) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or referred to in the Participation Agreement, the Pass Through Trust Agreement or the Series Supplements, as applicable.

            In connection with the opinions expressed herein, we have reviewed executed counterparts of the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement and the Series Supplements and upon the statements and certificates furnished to us.

            Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

      1. The Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and has the corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

      2. The Pass Through Trustee, in its individual and trust capacities, has duly authorized, executed and delivered the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party.

      3. Each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements to which it is a party constitutes the legal, valid and binding obligation of the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

      4. The Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the related Pass Through Trust Agreement and the related Series Supplements, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

      5. The execution, delivery, and performance by the Pass Through Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity), of the Participation Agreement, the Pass Through Trust Agreement and the Series Supplements and each of the other Operative Agreements to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof, and the issuance of the Certificates thereunder are not in violation of the Articles of Association or By-laws of the Pass Through Trustee or any law, governmental rule or regulation of the United States of America or the State of New York governing the banking or trust powers of the Pass Through Trustee or constitute a default under, or result in the creation or the imposition of any Lien upon any property or assets of the Pass Through Trustee, under any indenture, mortgage or other agreement or instrument known to us to which the Pass Through Trustee is a party or by which it or any of its property is bound, or any New York or Federal law, rule or regulation governing the Pass Through Trustee's banking or trust powers, or of any judgment, order or decree known to us to be applicable to the Pass Through Trustee, in its individual or trust capacity, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Pass Through Trustee, in its individual or trust capacity, or its properties.

      6. Neither the execution and delivery by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party, nor the consummation by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates or any of the other Operative Agreements to which it is a party requires consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any Federal or state governmental authority or agency having jurisdiction over the Pass Through Trustee.

      7. There are no taxes, fees or other governmental charges payable under the laws of the State of New York or any political subdivision thereof in connection with the execution, delivery and performance by the Pass Through Trustee, in its individual or trust capacity, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements and the other Operative Agreements to which it is a party or in connection with the execution, issuance and delivery of the Certificates by the Pass Through Trustee, pursuant to the Series Supplements.

      8. Neither the trusts created by the Pass Through Trust Agreement and the Series Supplements nor the Pass Through Trustee, in its individual or trust capacity, as the case may be, nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof (other than taxes imposed on the fees received by The Chase Manhattan Bank (National Association) for acting as Pass Through Trustee under the Series Supplements). Certificate holders who are not residents of or otherwise subject to tax in New York will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. There are no applicable taxes under the laws of the State of New York or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements, (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof, (e) any or all of the Operative Agreements, any or all of the Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Certificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed (either in its individual capacity or as Pass Through Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Certificates and the Operative Agreements in, the State of New York.

            With respect to the opinions set forth in paragraphs 7 and 8 above, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled "Certain New York Taxes" in the Prospectus Supplement to the Prospectus forming part of Registration Number No. 33-56569 (the "Registration Statement") for the registration of the Certificates with the Securities and Exchange Commission. In addition, we have assumed that each Pass Through Trust (as defined in the Registration Statement) will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be classified as a corporation or as a Partnership (as defined in Section 7701 of the Code), and each Pass Through Trust does not otherwise engage in business in New York. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America. In addition, we express no opinion herein as to (i) any Federal or state securities laws or blue sky laws and assume that the Certificates have been registered, issued and sold in compliance with all applicable Federal and state securities and blue sky laws and that the Pass Through Trust Agreement and the Series Supplements have been duly qualified under the provisions of the Trust Indenture Act of 1939, as amended, (ii) any tax laws, (iii) any aviation laws including, without limitation, the Transportation Code, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired or to be acquired by the Owner Trustee, or (v) ERISA or any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to the right, title or interest in or to the Trust Estate on the part of any Person. We also express no opinion as to the perfection or priority of any security interest created by any of the Operative Agreements.

            In rendering the opinions expressed herein, we have assumed that (a) each of the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and the other Operative Agreements has been duly authorized, executed and delivered by the respective parties thereto (other than the Pass Through Trustee) and constitutes a legal, valid and binding obligation of each of such parties (other than the Pass Through Trustee), enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Pass Through Trustee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Participation Agreement, the Pass Through Trust Agreement, the Series Supplements, the Certificates and each of the other Operative Agreements to which it is a party and (c) the transactions provided for in the Operative Agreements are not within the prohibitions of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

            This opinion is furnished by us for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.



                                                Very truly yours,


                                                Dewey Ballantine

                                SCHEDULE A

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                           EXHIBIT A(5)(b)


              [Letterhead of The Chase Manhattan Bank, N.A.]

                                                [Certificate Closing Date]

To the Persons Listed in Schedule A Attached Hereto

      Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

      As Vice President and Senior Associate Counsel to The Chase Manhattan Bank (National Association), a national banking association, acting as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1995-B1, 1995-B2 and 1995-B3, respectively (the "Series Supplements"), I advise you as follows with respect to the authorization, execution and delivery by the Pass Through Trustee of (i) the Series Supplements and (ii) the Participation Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (as amended and restated, the "Participation Agreement") among the parties listed therein. Additionally, I have advised the Pass Through Trustee with respect to the Pass Through Certificates (the "Certificates") issued on the date hereof.

            Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings attributed thereto in the Participation Agreement, the Pass Through Trust Agreement or the Series Supplements, as applicable.

            I have reviewed executed counterparts of the Pass Through Trust Agreement, the Series Supplements, the Certificates, the Participation Agreement and the other Operative Agreements to which the Pass Through Trustee is a party. I have also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary to appropriate to enable me to render the opinions expressed herein, including, without limitation, certified copies of the By-laws of the Pass Through Trustee, a certificate of the secretary of the Pass Through Trustee as to certain matters, including the incumbency of the officer of the Pass Through Trustee who executed the Pass Through Trust Agreement, the Series Supplements, the Participation Agreement and the other certificates executed and delivered in connection with the transactions contemplated by any of the foregoing and who authenticated the Certificates and a certificate of the Comptroller of the Currency, Washington, D.C., dated September 23, 1965, as to the Pass Through Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

            In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of the Pass Through Trustee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Operative Agreements, the Pass Through Trust Agreement, the Series Supplements and the Certificates and upon the statements and certificates furnished to me.

            A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that: the execution, delivery and performance by the Pass Through Trustee of the Series Supplements, the Certificates, the Participation Agreement and each of the other Operative Agreements to which it is a party are not, to my knowledge, in violation of any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound. Upon execution of the Series Supplements, the Pass Through Trustee will be deemed to have duly executed the Pass Through Trust Agreement and thereupon become the Pass Through Trustee under the Pass Through Trust Agreement and the Series Supplements for all purposes thereof.

            B. I am qualified to practice law in the State of New York and I express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America. Further, without limiting the generality of the foregoing, I express no opinion with respect to (i) the citizenship of the Pass Through Trustee, the Transportation Code and the regulations promulgated thereunder, the impact of the Transportation Code upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal or the priority or perfection of any liens or security interests;
(iv) the authority or power of the Pass Through Trustee under the laws of any jurisdiction other than New York or federal laws of the United States of America to exercise any rights or remedies set forth in the Pass Through Trust Agreement, the Series Supplements or the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of New York; or (v) ERISA.

            This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without my express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.



                                                Very truly yours,


                                                Barbara Jo Lubitz

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
-----------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


                                                              EXHIBIT A(6)


                   [Letter of General Electric Company]

                                                           [Delivery Date]

To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No. N663FE

            Reference is made to (i) that certain Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement") by and among Federal Express Corporation, as Lessee ("Fed Ex"), Chrysler Capital Corporation, as Owner Participant, NBD Bank ("NBD") (not in its individual capacity, except as otherwise expressly set forth therein, but solely as Owner Trustee), The Chase Manhattan Bank (National Association), as Indenture Trustee ("Chase") and The Chase Manhattan Bank (National Association), as Pass Through Trustee; (ii) that certain Purchase Agreement Assignment (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Purchase Agreement Assignment") between Fed Ex, as Lessee and NBD, as Lessor; (iii) that certain Lease Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Lease") between NBD (not in its individual capacity, but solely as Owner Trustee), as Lessor and Fed Ex, as Lessee; and (iv) that certain Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Trust Indenture") between NBD (not in its individual capacity), as Owner Trustee and Chase, as Indenture Trustee.

            I am an attorney employed by General Electric Company, a New York corporation (the "Engine Manufacturer") and as such have acted as counsel for the Engine Manufacturer in connection with the execution and delivery by the Engine Manufacturer of the Consent (the "Consent"), and the Engine Warranty Assignment (Federal Express Corporation Trust No. N663FE) (the "Engine Warranty Assignment"), each attached to the Participation Agreement as Exhibit F and dated as of October 26, 1995. The Consent and the Engine Warranty Assignment covers two GE CF6-80C2-A5F series engines bearing Engine Manufacturer's serial numbers 705-233 and 705-234, respectively. In this connection, I have, or an attorney under my supervision has, reviewed such documents as I have deemed necessary for the purpose of this opinion, including, but without limiting the generality of the foregoing, the General Terms Agreement No. 6-9034, dated as of July 3, 1991 between the Engine Manufacturer and Fed Ex (the "General Terms Agreement"), the Engine Product Support Plan forming a part thereof (the "Engine Product Support Plan"), the Participation Agreement, the Purchase Agreement Assignment, the Lease and the Trust Indenture.

            In making such examinations, I have relied upon the accuracy of original, certified, conformed, photocopied or telecopied copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to various questions of fact material to such opinions, I have relied, when such relevant facts were not independently established by me, solely upon the accuracy of the statements, representations and warranties made in the Participation Agreement, the Purchase Agreement Assignment, the Lease and the Trust Indenture.

            With your consent, and for the purposes of this opinion, I have assumed (other than with respect to the Engine Manufacturer), the accuracy of the following matters, but I have not made any independent investigation or inquiry with respect thereto and I render no opinion on such matters:

      (a) each of the Participation Agreement, the Purchase Agreement Assignment, the Lease and the Trust Indenture have been duly and validly authorized, executed and delivered by all parties thereto and constitutes the legal, valid and binding obligations of each of such parties in accordance with the respective terms thereof; and

      (b) the respective parties to the Participation Agreement, the Purchase Agreement Assignment, the Lease and the Trust Indenture have obtained, and there are in full force and effect, any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity and binding effect or enforceability of the Consent and the Engine Warranty Assignment.

       Based upon the foregoing, and subject to the specific assumptions, qualifications and reliances herein set forth, and on the basis of my consideration of such facts and law as I have deemed necessary for purposes of this letter, it is my opinion that:

      (1) The Engine Manufacturer has the full corporate power, authority and the legal right to enter into and perform its obligations under the General Terms Agreement, the Consent and the Engine Warranty Assignment. The execution, delivery and performance by the Engine Manufacturer of each of the General Terms Agreement, the Consent and the Engine Warranty Assignment was duly authorized by all necessary corporate action on the part of the Engine Manufacturer.

      (2) Each of the General Terms Agreement, the Consent and Engine Warranty Assignment has been duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

      (3) The Engine Product Support Plan insofar as it relates to the Engine Warranties (as such term is defined in the Engine Warranty Assignment), constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

            The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, but no opinion is expressed as to matters governed by the Transportation Code, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of aircraft. Further, no opinion is expressed as to title to any engines or other property.

            This opinion is furnished by me at your request for your sole benefit and no other person or entity shall be entitled to rely on this opinion without our express written consent. My opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                                Very truly yours,


                                                David L. Lloyd, Jr.

                                SCHEDULE A


Lessee
-------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
---------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
------------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

                                                               EXHIBIT A(7)


                      [Letterhead of Clifford Chance]

                                                            [Delivery Date]

To The Opinion Addressees referred to in Schedule I hereof

      Re:   Federal Express Corporation Trust No. N663FE

Ladies and Gentlemen:

            We are special French counsel for Airbus Industrie G.I.E. ("Airbus") and AVSA S.A.R.L. ("AVSA") and you have asked for our opinion in connection with certain transactions contemplated in the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation, as Lessee ("Federal Express"), Chrysler Capital Corporation, as Owner Participant ("Owner Participant"), NBD Bank, a Michigan banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement ("Owner Trustee"), The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture ("Indenture Trustee") and The Chase Manhattan Bank (National Association), a national banking association, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee, and relating to the Aircraft to be operated by Federal Express.

            This opinion is being delivered pursuant to Section 4.02(m)(x) of the Participation Agreement.

            Capitalized terms used in this opinion and not otherwise defined shall have the meaning assigned thereto in the Participation Agreement.

We have examined:

      (i) a copy of an Airbus A300-600R Freighter Purchase Agreement dated as of July 3, 1991 and made between AVSA and Federal Express with an executed Consent and Guaranty of Airbus of same date attached thereto, sent to us by facsimile by AINA Holdings Inc. ("AINA") on April 27, 1994;

      (ii) a copy sent to us by facsimile by Davis Polk & Wardwell on _________________ of an executed Purchase Agreement Assignment dated as of October 26, 1995 (the "Purchase Agreement Assignment") made between Federal Express and the Owner Trustee;

      (iii) a copy sent to us by facsimile by AINA on _________________ of an executed Airbus Industrie Consent and Agreement to the Purchase Agreement Assignment dated as of October 26, 1995;

      (iv) a copy sent to us by facsimile by AINA on _________________ of an executed but undated AVSA Consent and Agreement to the Purchase Agreement Assignment dated as of October 26, 1995;

       (v) a copy sent to us by AVSA on _________________ of an executed but undated Warranty Bill of Sale, relating to the Aircraft and transferring title therein from AVSA to the Owner Trustee (the "AVSA Warranty Bill of Sale");

      (vi) a copy sent to us by AVSA on _________________ of an executed but undated Airbus Industrie G.I.E. Warranty, in favour of the Participants (the "Airbus Warranty") warranting AVSA's Warranty Bill of Sale;

      (vii) a copy sent to us by facsimile by AVSA on _________________ of a copy of an undated FAA Bill of Sale executed by AVSA in favour of the Owner Trustee;

      (viii) a copy sent to us by facsimile by AVSA on May 3, 1995 of an executed power of attorney dated September 1, 1994 appointing Messrs. John Leahy and Michel Dechelotte, acting singly, as attorneys-in-fact of Mr. Jean Pierson, Managing Director ("Adminstrateur Gerant") of Airbus;

      (ix) a copy sent to us by facsimile by AVSA on May 3, 1995 of an executed power of attorney dated August 16, 1995 appointing Mr. X. De Rouville as attorney in fact of Mr. Jean Pierson, Managing Director ("Adminstrateur Gerant") of Airbus; and

      (x) a copy sent to us by facsimile by AVSA on September 15, 1995 of an executed power of attorney dated 16 August, 1995 appointing J.C. Mauries as attorney-in-fact of Mr. Jean Pierson, Managing Director
("Administrateur Gerant") of Airbus;

      (xi) a copy sent to us by courier by AVSA on September 15, 1995 of an executed power of attorney dated August 1, 1995 appointing Ms. Michele Lascaux and Mr. Etienne O. de Coninck, acting singly, as attorneys-in-fact of Mr. Christophe Mourey, Chief Executive Office ("Gerant") of AVSA; and

      (xii) a copy sent to us by courier by AVSA on September 15, 1995 of an executed power of attorney dated August 1, 1995 appointing Ms. Marie-Pierre Merle-Beral and Michele Lascaux, Messrs. Jacques Debeaulieu, Sylvain Lebeuf, Philippe Martin, Rainer von Borstel and Alain Rochet, acting singly, as attorneys-in-fact of Mr. Christophe Mourey, Chief Executive Office ("Gerant") of AVSA.

(the documents referred to in paragraphs (i) to (x) being referred to herein as the "Documents").

            Based on the foregoing, and such other documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, and assuming the Documents to have been duly executed by the parties thereto (other than Airbus and AVSA), the genuineness of all signatures and the completeness and conformity to the originals of all documents supplied to us as copies or as facsimiles, we are of the opinion that, subject to the qualifications set out below:

      1. Airbus is a groupement d'interet economique duly organized and existing under the laws of the French Republic, and has the power and authority to carry on its business as now conducted. The present members of Airbus are (i) Aerospatiale, Societe Nationale Industrielle, (ii) Daimler-Benz Aerospace Airbus GmbH, (iii) British Aerospace (Operations) Ltd. and (iv) Construcciones Aeronauticas S.A., and each of such corporations is, without the need to proceed against any collateral security for the indebtedness of Airbus or to take any other legal action or process (except for service on Airbus by huissier of notice to perform and subsequent failure by Airbus to do so), jointly and severally liable with the other members for the debts of Airbus arising out of obligations contracted by Airbus while such corporation is a member of Airbus.

      2. AVSA is a societe a responsabilite limitee duly established and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted.

      3. Each of Airbus and AVSA has full power and authority to enter into and to execute, deliver and perform its obligations under those of the Documents to which it is a party; such obligations are legal, valid and binding upon them respectively, are enforceable in accordance with their respective terms and rank pari passu with the other unsecured obligations of Airbus or AVSA, as the case may be.

      4. All actions, authorizations, approvals, consents, conditions and things required at law to be taken, fulfilled and done to authorize the execution, delivery and performance by Airbus and AVSA of those of the Documents to which they respectively are party have been taken, obtained, fulfilled and done; and no consents under any exchange control or regulations of the French Republic are necessary in connection therewith.

      5. Neither the execution and delivery and performance of the Documents to which Airbus and AVSA respectively are a party, nor the consummation of the transactions contemplated thereby, contravenes or violates any law, governmental rule or regulation applicable to or binding on Airbus or AVSA.

      6. The choice of the laws of the State of New York to govern the Documents (which are expressed to be so governed) is valid under the laws of the French Republic, and a French court would uphold such choice of law in any suit on the Documents brought in a French court.

      7. Under the laws of the French Republic, Airbus and AVSA are subject to private commercial law and to suit, and neither Airbus nor AVSA, nor their respective properties have any immunity from the jurisdiction of any court or any legal process (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), except that:

      (a) to the extent that Airbus or AVSA occupies or possesses any property by virtue of any license or grant from the French State, such property and the title of Airbus or AVSA thereto may be immune from suit or execution on the grounds of sovereignty, and

      (b) suit and execution against Airbus and AVSA or their respective property may be affected by action taken by the French public authorities in the interests of national defence or on the occurrence of exceptional circumstances of paramount importance to the national interest of France, as such concept is understood under the Constitution, laws and regulations of France.

      8. No French value added tax is due upon the transfer of title of the Aircraft from AVSA to NBD Bank as Owner Trustee.

      9. In connection with the obligations of Airbus and AVSA under the Documents, this opinion must be read subject to the following qualifications and observations as to French law:

      (a) the remedy of specific performance may not be available in a French court;

      (b) the enforcement against Airbus of any of the Documents to which it is a party may be limited by applicable bankruptcy, insolvency, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, as such laws are applied to Airbus. The enforcement against AVSA of any of the Documents to which it is a party may be limited by such laws, as such laws are applied to AVSA. The enforcement against any member of Airbus of any obligation of Airbus contained in the Documents may be limited by such laws, as such laws are applied to such member;

      (c) in respect of payment obligations, a French court has power under
Article 1244-1 of the French Civil Code to grant time to a debtor (not in excess of two years), taking into account the position of the debtor and the needs of the creditor;

      (d) in order to ensure the validity as against third parties of the assignment made in the Purchase Agreement Assignment, it is necessary that notice of such assignment be served on Airbus and AVSA by "huissier" in accordance with the provisions of Article 1690 of the French Civil Code;

      (e) in the event of any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than French Francs, a French court would probably give judgment expressed as an order to pay, not such currency, but its French Franc equivalent at the time of payment or enforcement of judgment. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganization, reconstruction or similar proceedings, French law may require that all claims or debts be converted into French Francs at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

      (f) a determination or certificate as to any matter provided for in the Documents might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

      (g) claims may become barred by effluxion of time or may be or become subject to defence of set-off or counterclaim;

      (h) provisions in any Document providing that it or any other Documents may be amended or varied or any provision thereof waived only by an instrument in writing may not be effective;

      (i) a French court may stay proceedings if concurrent proceedings are being brought elsewhere;

      (j) we express no opinion as to whether any provision in the Documents conferring a right of set-off or similar right would be effective against a liquidator or a creditor; and

      (k) our opinion as to the enforceability of the Documents relates only to their enforceability in France in circumstances where the competent French court has and accepts jurisdiction. The term "enforceability" refers to the legal character of the obligations assumed by the parties under the documents, i.e., that they are of a character which French law enforces or recognizes. It does not mean that the Documents will be enforced in all circumstances or in foreign jurisdictions or by or against third parties or that any particular remedy will be available.

      (l) Article 899 of the French Tax Code provides that agreements evidencing an undertaking to pay a sum of money are subject to stamp tax ("droit de timbre") of a nominal amount if made in the French Republic, if made in a foreign country, such agreements are subject to a stamp tax of a nominal amount before certain use thereof can be made in the French Republic (Article 897 of the French Tax Code). However non-payment of such stamp tax does not affect the legality, validity or enforceability of the agreements.

            In rendering the foregoing opinions, we have assumed that the Documents (expressed to be governed by New York law) constitute the legal, valid and binding obligations of the parties under New York law.

            We are qualified as French Avocats.

            No opinion is expressed herein as to laws other than the laws of the French Republic as of the date hereof. This opinion is for your use and that of no one else, and is limited to (i) the matters specifically mentioned herein, and (ii) the purpose set out above.



                                                Very truly yours,


                                                Clifford Chance

                                SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
-------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
-----------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
--------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
------------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

                                                               EXHIBIT A(8)


               [Letterhead of Daugherty, Fowler & Peregrin]

                                                            [Delivery Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 4.02(d)(iii) of the Participation Agreement (Federal Express Corporation Trust No. N663FE), dated as of October 26, 1995 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"), Chrysler Capital Corporation, as Owner Participant (the "Owner Participant"), NBD Bank, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), The Chase Manhattan Bank (National Association), as Indenture Trustee and The Chase Manhattan Bank (National Association), as Pass Through Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

            The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

            We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

  (a) AC Form 8050-2 Aircraft Bill of Sale dated November __, 1995 (the "FAA Bill of Sale") from AVSA, S.A.R.L., as seller, conveying title to the Airframe to the Owner Trustee, which FAA Bill of Sale was filed at ____ _.m., C.S.T.;

  (b) AC Form 8050-1 Aircraft Registration Application dated November __, 1995 (the "Aircraft Registration Application") by the Owner Trustee, as applicant, covering the Airframe, which Aircraft Registration Application was filed at ____ _.m., C.S.T.;

  (c) Affidavit of the Owner Trustee dated November __, 1995 (the "Owner Trustee Affidavit") pursuant to Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations together with Affidavit of the Owner Participant dated November __, 1995 (the "Owner Participant Affidavit") attached thereto, which Owner Trustee Affidavit with the Owner Participant Affidavit attached was filed at ____ _.m., C.S.T.;

  (d) executed counterpart of Trust Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement was filed at ____ _.m., C.S.T.;

  (e) executed counterpart of Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Trust Indenture") between the Owner Trustee and the Indenture Trustee, with executed counterpart of Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N663FE) dated November __, 1995 (the "Trust Indenture Supplement") between the Owner Trustee and the Indenture Trustee, covering the Aircraft, attached thereto, which Trust Indenture with the Trust Indenture Supplement attached was filed at ____ _.m., C.S.T.; and,

  (f) executed counterpart of Lease Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, with executed counterparts of the following attached thereto: (i) Lease Supplement No. 1 (Federal Express Corporation Trust No. N663FE) dated November __, 1995 (the "Lease Supplement") between the Owner Trustee, as lessor, and the Lessee, covering the Aircraft; (ii) the Trust Indenture; and (iii) the Trust Indenture Supplement, which Lease with the foregoing attachments (collectively, the "Lease Attachments") attached was filed at ____ _.m., C.S.T.

            The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Trust Indenture as containing confidential financial information.

            Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

      1. the FAA Bill of Sale, the Trust Indenture with the Trust Indenture Supplement attached and the Lease with the Lease Attachments attached are all in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C.
Section 44107;

      2. the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a) and
Section 47.7(c) of the Federal Aviation Regulations;

      3. the Airframe is eligible for registration under 49 U.S.C. Section 44102 in the name of the Owner Trustee and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee and to issue to the Owner Trustee an AC Form 8050-3 Certificate of Aircraft Registration for the Airframe pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

      4. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Trust Indenture, as supplemented by the Trust Indenture Supplement, and (ii) the rights of the parties under the Lease, as supplemented by the Lease Supplement;

      5. the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

      6. the Trust Indenture, as supplemented by the Trust Indenture Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease and the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

      7. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement, the Trust Indenture, as supplemented by the Trust Indenture Supplement, or the Trust Agreement except for such filings as are referred to above; and,

      8. neither the execution and delivery by the Loan Participants of the Participation Agreement or by the Owner Participant of the Participation Agreement or the Trust Agreement, nor other consummation of the transactions contemplated thereby by the Loan Participants or the Owner Participant, requires the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA, except (x) the registration of the Airframe, including the submission of the Aircraft Registration Application, the Owner Trustee Affidavit, the Owner Participant Affidavit and the Trust Agreement to the FAA and (y) the filings for recordation specified elsewhere in this opinion.

            No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

            No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties had actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

            In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated __________, 1995, a copy of which is attached hereto.



                                                Very truly yours,


                                                Robert M. Peregrin
                                                For the Firm

                                                                   Annex I

                            Certain Definitions

                      Airframe, Engines and Aircraft

            One (1) Airbus Industrie A300F4-605R aircraft bearing manufacturer's serial number 766 and U.S. Registration No. N663FE (the "Airframe") and two (2) General Electric CF6-80C2-A5F aircraft engines bearing manufacturer's serial numbers 705-233 and 705-234 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").

                          Confidential Omissions

            The Lease was filed with the FAA, with (i) the Owner Participant Amount, Interim Rent and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) set forth in Schedule IV to the Participation Agreement, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.


                                                                 SCHEDULE A


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, TN  38132

Owner Trustee
--------------

NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Indenture Trustee
------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Pass Through Trustee
---------------------

The Chase Manhattan Bank (National Association)
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York  11245

Owner Participant
------------------

Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut  06905

Underwriters
-------------

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020


              [Letterhead of Federal Aviation Administration]



__________, 1995

Robert M. Peregrin, Esq.
Daugherty, Fowler & Peregrin
204 North Robinson
900 City Place
Oklahoma City, OK 73102


Dear Mr. Peregrin:

                           Civil Aircraft N663FE
                         (Your File No. _________)

Pursuant to your letter of _____, 1995, this office has reviewed drafts of the following described instruments:

   (a) Trust Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Trust Agreement") between Chrysler Capital Corporation, as trustor (the "Trustor") and NBD Bank, as owner trustee (the "Owner Trustee");

   (b) form of Affidavit by the Owner Trustee (the "Owner Trustee Affidavit") pursuant to section 47.7(c)(2)(ii) of the Federal Aviation Regulations;

   (c) form of Affidavit of the Trustor (the "Trustor Affidavit");

   (d)  Schedule II Definitions;

   (e) Lease Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Lease") between the Owner Trustee, as lessor, and Federal Express Corporation, as lessee (the "Lessee"); and,

   (f) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N663FE) dated as of October 26, 1995 (the "Trust Indenture") between the Owner Trustee and The Chase Manhattan Bank (National Association), as indenture trustee.

As you suggest in your letter, the Lease contains various opinions to purchase in favor of the Lessee. Particularly, at Section 4.02 of the Lease, there appear to be "fair market value" options. You indicate that the options contained in Section 4.02(D) and 4.02(E) will be referenced in
Schedule V, however, they will be an amount not less than the greater of the amount specified in Schedule V and fair market value. You represent that the parties desire to have the event triggering these purchase options to remain confidential. You further state that the option contained in
Section 4.02(F) will be contained in Ancillary Agreement I which will not be attached to the Lease or recorded as separate instrument, however, it [the option] will be an amount not less than the fair market value at the time of the exercise of the purchase option.

In your letter, you request our opinion as to the following matters:

   1. The eligibility of the captioned aircraft for registration under 49 U.S.C.Section 44102 in the name of the Owner Trustee upon the filing with the FAA of the above described instruments together with appropriate title documentation and an AC Form 8050-1 Aircraft Registration Application by the Owner Trustee, covering the captioned aircraft;

   2. The form of the Trust Agreement satisfies the requirements of section 47.7(c)(2)(i) of the Federal Aviation Regulations;

   3. The form of the Owner Trustee Affidavit, as supported by the form of the Trustor Affidavit, satisfies the requirements of Section 47.7(c)(2)(ii) of the Federal Aviation Regulations;

   4. The Lease is a "true lease" requiring registration under 49 U.S.C.Section 44102 in the name of the Owner Trustee;

   5. The Lease, with (i) the Owner Participant Amount, Interim Rent and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III),
   (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) (this will be the purchase option contained in Sections 4.02(D) and 4.02(E) intentionally omitted from the FAA filing counterpart thereof, and (v) the EBO Price under Section 4.02(F) contained in Ancillary Agreement I, which Ancillary Agreement I will be neither attached to the Lease nor otherwise filed with the FAA Registry, all as containing confidential financial information, is eligible for recordation under 49 U.S.C. Section 44107(a)(1) and (2); and,

   (6)  The Trust Indenture is eligible for recordation under 49 U.S.C.
   Section 44107(a)(1) and (2).

   Based upon our review of the above referenced instruments, our opinion is as follows:

   (1)  The captioned aircraft is eligible for registration under 49 U.S.C.
   Section 44102 in the name of the Owner Trustee upon the filing with the FAA of the above described instruments together with appropriate title documentation and an AC Form 8050-1 Aircraft Registration Application by the Owner Trustee, covering the captioned aircraft;

   (2) The form of the Trust Agreement satisfies the requirements of Section 47.7(c)(2)(i) of the Federal Aviation Regulations;

   (3) The form of the Owner Trustee Affidavit, as supported by the form of the Trustor Affidavit, satisfies the requirements of Section 47.7(c)(2)(ii) of the Federal Aviation Regulations.

   (4)  The Lease is a "true lease" requiring registration under 49 U.S.C.
   Section 44102 in the name of the Owner Trustee;

   (5) The Lease, with (i) the Owner Participant Amount, Interim Rent and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III),
   (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) (this will be the purchase option contained in Section 4.02(D) and 4.02(E)) intentionally omitted from the FAA filing counterpart thereof, and (v) the EBO Price under Section 4.02(F) contained in Ancillary Agreement I, which Ancillary Agreement I will be neither attached to the Lease nor otherwise filed with the FAA Registry, all as containing confidential financial information, is eligible for recordation under 49 U.S.C. Section 44107(a)(1) and (2); and,

   (6)  The Trust Indenture is eligible for recordation under 49 U.S.C.
   Section 44107(1) and (2).


Sincerely,

Joseph R. Standell
Assistant Chief Counsel
Aeronautical Center

By:
   ----------------------
      General Attorney


                                 EXHIBIT B


                         [FORM OF LEASE AGREEMENT]

                             [See Exhibit 4.g]


                                 EXHIBIT C


                            [FORM OF INDENTURE]

                            [See Exhibit 4.c.1]


                                 EXHIBIT D


                         [FORM OF TRUST AGREEMENT]

                             [See Exhibit 4.f]


                                 EXHIBIT E

      [FORM OF PURCHASE AGREEMENT ASSIGNMENT, CONSENT AND AGREEMENT,
                        AVSA CONSENT AND AGREEMENT]

                             [See Exhibit 4.g]

                                 EXHIBIT F


          [FORM OF ENGINE WARRANTY ASSIGNMENT AND ENGINE CONSENT]

                             [See Exhibit 4.g]